Exhibit 99.1

Item 6.	Selected Financial Data

All references in this Current Report on Form 8-K to “Kindred,” “Company,” “we,” “us,” or “our” mean Kindred Healthcare, Inc. and, unless the context otherwise requires, our consolidated subsidiaries.

On June 1, 2011, we completed the acquisition of RehabCare Group, Inc. and its subsidiaries (“RehabCare”) (the “RehabCare Merger”). The operating results of RehabCare have been included in our selected financial data and accompanying consolidated financial statements since June 1, 2011. For more information about the RehabCare Merger, see note 4 of the notes to consolidated financial statements.

In 2013 and in recent years, we have completed several strategic divestitures to improve our future operating results. For accounting purposes, the operating results of these businesses and the losses associated with these transactions have been classified as discontinued operations in the accompanying consolidated statement of operations for all periods presented. See notes 2 and 3 of the notes to consolidated financial statements.

During the first quarter of 2014, we allowed the lease to expire on a transitional care (“TC”) hospital resulting in a loss on divestiture primarily related to a write-off of an indefinite-lived intangible asset of $3.4 million ($2.1 million net of income taxes) for the three months ended March 31, 2014. We reflected the operating results of this TC hospital as discontinued operations in the unaudited condensed consolidated statement of operations for all historical periods presented in our Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on May 9, 2014.

During the second quarter of 2014, we reclassified as discontinued for all periods presented the operations of three TC hospitals and two nursing centers that were either closed or divested through a planned sale of such facility or the expiration of a lease. We recorded a loss on divestiture of $2.9 million ($1.7 million net of income taxes) for the three months ended June 30, 2014 related to these divestitures in our Form 10-Q filed with the SEC on August 11, 2014.

The results of operations for the historical periods included in the following table are not necessarily indicative of the results to be expected for future periods. In addition, see “Part I – Item 1A – Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 for a discussion of risk factors that could impact our future results of operations, including the RehabCare Merger.

	Year ended December 31,
(In thousands, except per share amounts)	2013	2012		2011		2010		2009
Statement of Operations Data:
Revenues	$4,835,585		$4,856,142		$4,160,108		$3,105,013		$3,027,216
Salaries, wages and benefits	2,954,663		2,974,342		2,548,832		1,844,981		1,808,639
Supplies	322,941		335,905		309,103		259,140		251,937
Rent	311,526		303,564		276,540		240,493		232,210
Other operating expenses	965,760		893,974		838,647		648,308		609,421
Other income	(1,442)		(12,660)		(13,180)		(12,225)		(13,112)
Impairment charges	77,193		108,953		73,554		–		–
Depreciation and amortization	154,206		160,066		126,905		90,594		93,534
Interest expense	108,009		107,825		80,841		6,987		7,777
Investment income	(4,046)		(986)		(987)		(1,211)		(4,379)
	4,888,810		4,870,983		4,240,255		3,077,067		2,986,027
Income (loss) from continuing operations before income taxes	(53,225)		(14,841)		(80,147)		27,946		41,189
Provision (benefit) for income taxes	(11,319)		30,642		(13,604)		9,873		15,808
Income (loss) from continuing operations	(41,906)		(45,483)		(66,543)		18,073		25,381
Discontinued operations, net of income taxes:
Income (loss) from operations	(39,042)		10,904		12,824		38,871		38,162
Loss on divestiture of operations	(83,887)		(4,745)		–		(453)		(23,432)
Income (loss) from discontinued operations	(122,929)		6,159		12,824		38,418		14,730
Net income (loss)	(164,835)		(39,324)		(53,719)		56,491		40,111
(Earnings) loss attributable to noncontrolling interests:
Continuing operations	(3,890)		(1,382)		81		−		−
Discontinued operations	233		339		157		−		−
	(3,657)		(1,043)		238		–		–
Income (loss) attributable to Kindred	$(168,492)		$(40,367)		$(53,481)		$56,491		$40,111
Amounts attributable to Kindred stockholders:
Income (loss) from continuing operations	$(45,796)		$(46,865)		$(66,462)		$18,073		$25,381
Income (loss) from discontinued operations	(122,696)		6,498		12,981		38,418		14,730
Net income (loss)	$(168,492)		$(40,367)		$(53,481)		$56,491		$40,111
Earnings (loss) per common share:
Basic:
Income (loss) from continuing operations	$(0.88)		$(0.91)		$(1.44)		$0.46		$0.65
Discontinued operations:
Income (loss) from operations	(0.74)		0.22		0.28		0.98		0.98
Loss on divestiture of operations	(1.61)		(0.09)		–		(0.01)		(0.60)
Income (loss) from discontinued operations	(2.35)		0.13		0.28		0.97		0.38
Net income (loss)	$(3.23)		$(0.78)		$(1.16)		$1.43		$1.03
Diluted:
Income (loss) from continuing operations	$(0.88)		$(0.91)		$(1.44)		$0.46		$0.65
Discontinued operations:
Income (loss) from operations	(0.74)		0.22		0.28		0.98		0.97
Loss on divestiture of operations	(1.61)		(0.09)		–		(0.01)		(0.60)
Income (loss) from discontinued operations	(2.35)		0.13		0.28		0.97		0.37
Net income (loss)	$(3.23)		$(0.78)		$(1.16)		$1.43		$1.02
Shares used in computing earnings (loss) per common share:
Basic	52,249		51,659		46,280		38,738		38,339
Diluted	52,249		51,659		46,280		38,954		38,502
Cash dividends declared and paid per common share	$0.24	$	−	$	−	$	−	$	−
Financial Position:
Working capital	$404,307		$438,435		$384,359		$214,654		$241,032
Total assets	3,945,869		4,237,946		4,138,493		2,337,415		2,022,224
Long-term debt	1,579,391		1,648,706		1,531,882		365,556		147,647
Equity	1,121,216		1,292,844		1,320,541		1,031,759		966,594

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion together with the selected financial data in Item 6 and our consolidated financial statements and the notes thereto included in this Current Report on Form 8-K. All financial and operating data presented in Items 6 and 7 reflect the continuing operations of our business for all periods presented unless otherwise indicated.

Overview

We are a healthcare services company that through our subsidiaries operates TC hospitals, inpatient rehabilitation hospitals (“IRFs”), nursing centers, assisted living facilities, a contract rehabilitation services business and a home health and hospice business across the United States. At December 31, 2013, our hospital division operated 97 TC hospitals (7,105 licensed beds) and five IRFs (215 licensed beds) in 22 states. Our nursing center division operated 98 nursing centers (12,406 licensed beds) and six assisted living facilities (341 licensed beds) in 21 states. Our rehabilitation division provided rehabilitation services primarily in hospitals and long-term care settings. Our care management division primarily provided home health, hospice and private duty services from 159 locations in 13 states.

We have completed several strategic divestitures to improve our future operating results. For accounting purposes, the operating results of these businesses and the losses or impairments associated with these transactions have been classified as discontinued operations in the accompanying consolidated statement of operations for all periods presented. Assets not sold at December 31, 2013 have been measured at the lower of carrying value or estimated fair value less costs of disposal and have been classified as held for sale in the accompanying consolidated balance sheet. See notes 2 and 3 of the notes to consolidated financial statements.

The operating results of acquired businesses have been included in our accompanying consolidated financial statements from the respective acquisition dates.

RehabCare Merger

On June 1, 2011, we completed the RehabCare Merger. Upon consummation of the RehabCare Merger, each issued and outstanding share of RehabCare common stock was converted into the right to receive 0.471 of a share of our common stock and $26 per share in cash, without interest (the “Merger Consideration”). We issued approximately 12 million shares of our common stock in connection with the RehabCare Merger. The purchase price totaled $963 million and was comprised of $662 million in cash and $301 million of our common stock at fair value. We also assumed $356 million of long-term debt in the RehabCare Merger, of which $345 million was refinanced on June 1, 2011. The operating results of RehabCare have been included in our accompanying consolidated financial statements since June 1, 2011.

At the RehabCare Merger date, we acquired 32 TC hospitals, five IRFs, approximately 1,200 rehabilitation therapy sites of service and 102 hospital-based inpatient rehabilitation units. The RehabCare Merger expanded our service offerings, positioned us for future growth and provided opportunities for significant operating synergies.

In connection with the RehabCare Merger, we entered into a new $650 million senior secured asset-based revolving credit facility (the “ABL Facility”) and a new $700 million senior secured term loan facility (the “Term Loan Facility”) (collectively, the “Credit Facilities”). We also completed the private placement of $550 million of senior notes due 2019 (the “Notes”). In 2011, we used proceeds from the Credit Facilities and the Notes to pay the Merger Consideration, repay all amounts outstanding under our and RehabCare’s previous credit facilities and to pay transaction costs. The amounts outstanding under our and RehabCare’s former credit facilities that were repaid at the RehabCare Merger closing were $390 million and $345 million, respectively. The Credit Facilities also included an option to increase the credit capacity in an aggregate amount between the two facilities by $200 million. We exercised this option to increase the aggregate credit capacity by $200 million in October 2012. See note 12 of the notes to consolidated financial statements. In connection with the Credit Facilities and the Notes, we paid $46 million of lender fees related to debt issuance that were capitalized as deferred financing costs during 2011 and paid $13 million of other financing costs that were charged to interest expense during 2011. See “– Liquidity” for additional information on the Credit Facilities and the Notes.

Senior Home Care Acquisition

On December 1, 2013, we acquired Senior Home Care, Inc., a home health provider that operated 47 locations in Florida and Louisiana for $95 million in cash (the “Senior Home Care Acquisition”). The Senior Home Care Acquisition was financed through operating cash flows and proceeds from our ABL Facility.

HCP Acquisition

On November 5, 2013, we signed a definitive agreement with HCP, Inc. and its affiliates (“HCP”) to acquire the real estate associated with nine nursing centers that we leased from HCP for approximately $83 million. The annual lease payments for these nursing centers were approximately $9 million. We completed the acquisition of seven of these nursing centers during 2013 for a total consideration of approximately $61 million. The two remaining facilities were acquired in February 2014.

IntegraCare Acquisition

On August 31, 2012, we acquired IntegraCare Holdings, Inc., a provider of home health, hospice and community services that operated 47 locations across Texas for $71 million in cash plus a potential $4 million cash earn out based on 2013 earnings growth (the “IntegraCare Acquisition”). The IntegraCare Acquisition was financed through operating cash flows and proceeds from our ABL Facility.

Professional Acquisition

On September 1, 2011, we acquired Professional HealthCare, LLC, a home health and hospice company that operated 27 locations in northern California, Arizona, Nevada and Utah for $51 million in cash (the “Professional Acquisition”). The Professional Acquisition was financed through operating cash flows and proceeds from our ABL Facility.

Divestitures

Vibra Sale     In September 2013, we completed the sale of 15 non-strategic hospitals and one nursing center (the “Vibra Facilities”) for approximately $187 million to an affiliate of Vibra Healthcare, LLC (“Vibra”). The net proceeds of approximately $180 million from this transaction were used to reduce borrowings under our ABL Facility.

The Vibra Facilities consist of 14 TC hospitals containing 1,002 licensed beds, one IRF containing 44 licensed beds and one nursing center containing 135 licensed beds. Six of the TC hospitals and the one nursing center were owned facilities. The remaining Vibra Facilities were leased. The Vibra Facilities generated revenues of approximately $272 million and segment operating income of approximately $40 million (excluding the allocation of approximately $8 million of overhead costs) for the year ended December 31, 2012. The Vibra Facilities had aggregate rent expense of approximately $12 million for the year ended December 31, 2012.

We recorded a loss on divestiture of $94 million ($74 million net of income taxes) for the year ended December 31, 2013 related to the Vibra Facilities. The loss on divestiture included a $69 million write-off of goodwill, which was allocated based upon the relative fair value of the Vibra Facilities, and a $21 million write-off of intangible assets.

Signature Sale     In July 2013, we completed the sale of seven non-strategic nursing centers (the “Signature Facilities”) for approximately $47 million to affiliates of Signature Healthcare, LLC (“Signature”). The proceeds from this transaction were used to reduce the borrowings under our ABL Facility.

The Signature Facilities contain 900 licensed beds. Five of the Signature Facilities were owned facilities and the remaining Signature Facilities were leased. The Signature Facilities generated revenues of approximately $63 million and segment operating income of approximately $11 million (excluding the allocation of approximately $2 million of overhead costs) for the year ended December 31, 2012. The Signature Facilities had aggregate rent expense of approximately $2 million for the year ended December 31, 2012.

We recorded a loss on divestiture of $2 million ($1 million net of income taxes) for the year ended December 31, 2013 related to the Signature Facilities.

The results of operations and losses on divestiture of operations, net of income taxes, for the Signature Facilities and the Vibra Facilities were reclassified to discontinued operations during 2013.

Ventas Divestitures     On September 30, 2013, we entered into agreements to renew early our leases with Ventas, Inc. (“Ventas”) for 22 TC hospitals and 26 nursing centers (collectively, the “2013 Renewal Facilities”) and to exit 60 nursing centers (collectively, the “2013 Expiring Facilities”). The current lease term for the 2013 Expiring Facilities was scheduled to expire in April 2015. Under the terms of the agreements, the lease term for the 2013 Expiring Facilities will now expire on September 30, 2014. For accounting purposes, the 2013 Expiring Facilities qualified as assets held for sale and we reflected the operating results as discontinued operations in the accompanying consolidated statement of operations for all historical periods. Under the terms of the agreements, we paid $20 million to Ventas in exchange for the early termination of certain leases. The early termination payment was recorded as rent expense in discontinued operations in 2013. The disposal group was measured at its fair value less cost to sell and we recorded an asset impairment charge of $8 million related to leasehold improvements in the 2013 Expiring Facilities. These charges were recorded in discontinued operations in the third quarter of 2013 in the accompanying consolidated statement of operations.

In April 2012, we announced that we would not renew 54 nursing centers (the “2012 Expiring Facilities”) under operating leases with Ventas that expired on April 30, 2013. We transferred the operations of all of the 2012 Expiring Facilities to new operators during 2013 and we reclassified the results of operations and losses associated with the 2012 Expiring Facilities to discontinued operations, net of income taxes, for all periods presented. We received cash proceeds of $13 million for the year ended December 31, 2013 for the sale of property and equipment and inventory related to the 2012 Expiring Facilities.

Other Divestitures     During the fourth quarter of 2013, we also entered into an agreement for the planned disposition of a TC hospital. In connection with the planned disposition, we recorded a loss on divestiture of $9 million ($6 million net of income taxes) consisting of a real estate write-down of $8 million and a write-off of $1 million of goodwill, both based upon the relative fair value of the hospital. For accounting purposes, we reflected the operating results of this facility as discontinued operations in the accompanying consolidated statement of operations for all historical periods.

During 2012, we sold one TC hospital and closed two additional TC hospitals, each reported as discontinued operations, resulting in a loss on divestiture aggregating $8 million ($5 million net of income taxes).

During 2013, in connection with the closing of a TC hospital reported as continuing operations, we recorded costs of $6 million ($4 million net of income taxes) primarily consisting of a write-off of an indefinite-lived asset of $3 million, a write-off of $1 million of goodwill based upon the relative fair value of the hospital and a $2 million fair value adjustment of real estate.

During 2013, we also recorded a write-off of an indefinite-lived intangible asset of $1 million associated with closing a home health location reported as continuing operations.

Critical Accounting Policies

Our discussion and analysis of financial condition and results of operations are based upon our consolidated financial statements which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires the use of estimates and judgments that affect the reported amounts and related disclosures of commitments and contingencies. We rely on historical experience and on various other assumptions that we believe to be reasonable under the circumstances to make judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ materially from these estimates.

We believe the following critical accounting policies, among others, affect the more significant judgments and estimates used in the preparation of our consolidated financial statements.

Revenue recognition

We have agreements with third party payors that provide for payments to each of our operating divisions. These payment arrangements may be based upon prospective rates, reimbursable costs, established charges, discounted charges or per diem payments. Net patient service revenue is recorded at the estimated net realizable amounts from Medicare, Medicaid, Medicare Advantage, other third party payors and individual patients for services rendered. Retroactive adjustments that are likely to result from future examinations by third party payors are accrued on an estimated basis in the period the related services are rendered and adjusted as necessary in future periods based upon new information or final settlements.

A summary of revenues by payor type follows (in thousands):

	Year ended December 31,
	2013	2012	2011
Medicare	$2,007,690	$2,041,016	$1,803,342
Medicaid	572,461	557,442	556,996
Medicare Advantage	367,643	352,436	306,383
Other	2,097,141	2,108,702	1,674,128
	5,044,935	5,059,596	4,340,849
Eliminations	(209,350)	(203,454)	(180,741)
	$4,835,585	$4,856,142	$4,160,108

Collectibility of accounts receivable

Accounts receivable consist primarily of amounts due from the Medicare and Medicaid programs, other government programs, managed care health plans, commercial insurance companies, skilled nursing and hospital customers, and individual patients and other customers. Estimated provisions for doubtful accounts are recorded to the extent it is probable that a portion or all of a particular account will not be collected.

In evaluating the collectibility of accounts receivable, we consider a number of factors, including the age of the accounts, changes in collection patterns, the composition of patient accounts by payor type, the status of ongoing disputes with third party payors and general industry conditions. Actual collections of accounts receivable in subsequent periods may require changes in the estimated provision for loss. Changes in these estimates are charged or credited to the results of operations in the period of the change. Based upon improved cash collections in our rehabilitation division, we recognized a change in estimate that reduced the provision for doubtful accounts by $8 million in 2012.

The provision for doubtful accounts totaled $27 million for 2013, $10 million for 2012 and $19 million for 2011.

Allowances for insurance risks

We insure a substantial portion of our professional liability risks and workers compensation risks through our wholly owned limited purpose insurance subsidiary. Provisions for loss for these risks are based upon management’s best available information including actuarially determined estimates.

The allowance for professional liability risks includes an estimate of the expected cost to settle reported claims and an amount, based upon past experiences, for losses incurred but not reported. These liabilities are necessarily based upon estimates and, while management believes that the provision for loss is adequate, the ultimate liability may be in excess of, or less than, the amounts recorded. To the extent that expected ultimate claims costs vary from historical provisions for loss, future earnings will be charged or credited.

Provisions for loss for professional liability risks retained by our limited purpose insurance subsidiary have been discounted based upon actuarial estimates of claim payment patterns using a discount rate of 1% to 5% depending upon the policy year. The discount rate was 1% for the 2011 through 2013 policy years and 1% to 5% for all prior policy years. The discount rates are based upon the risk free interest rate for the respective year. Amounts equal to the discounted loss provision are funded annually. We do not fund the portion of professional liability risks related to estimated claims that have been incurred but not reported. Accordingly, these liabilities are not discounted. The allowance for professional liability risks aggregated $307 million at December 31, 2013 and $291 million at December 31, 2012. If we did not discount any of the allowances for professional liability risks, these balances would have approximated $310 million at December 31, 2013 and $293 million at December 31, 2012.

As a result of deterioration in professional liability and workers compensation underwriting results of our limited purpose insurance subsidiary in 2012 and 2011, we made capital contributions of $14 million and $9 million in 2013 and 2012, respectively, to our limited purpose insurance subsidiary. Conversely, as a result of improved professional liability underwriting results of our limited purpose insurance subsidiary in 2010, we received a distribution of $3 million in 2011 from our limited purpose insurance subsidiary. These transactions were completed in accordance with applicable regulations. Neither the capital contributions nor the distribution had any impact on earnings.

Changes in the number of professional liability claims and the cost to settle these claims significantly impact the allowance for professional liability risks. A relatively small variance between our estimated and actual number of claims or average cost per claim could have a material impact, either favorable or unfavorable, on the adequacy of the allowance for professional liability risks. For example, a 1% variance in the allowance for professional liability risks at December 31, 2013 would impact our operating income by approximately $3 million.

The provision for professional liability risks (continuing operations), including the cost of coverage maintained with unaffiliated commercial reinsurance carriers, aggregated $56 million for 2013, $51 million for 2012 and $42 million for 2011. The increase in 2013 and 2012 was primarily attributable to an increase in frequency and severity of claims. Changes in estimates for prior year professional liability costs reduced professional liability costs by approximately $7 million, $6 million and $13 million in 2013, 2012 and 2011, respectively.

With respect to our discontinued operations, we recorded an unfavorable pretax adjustment of $9 million in 2013 and favorable pretax adjustments of $2 million in 2012 and $3 million in 2011 resulting from changes in estimates for professional liability reserves related to prior years.

Provisions for loss for workers compensation risks retained by our limited purpose insurance subsidiary are not discounted and amounts equal to the loss provision are funded annually. The allowance for workers compensation risks aggregated $188 million at December 31, 2013 and $193 million at December 31, 2012. The provision for workers compensation risks (continuing operations), including the cost of coverage maintained with unaffiliated commercial insurance carriers, aggregated $38 million for 2013,

$41 million for 2012 and $39 million for 2011. The decrease in workers compensation costs in 2013 was primarily attributable to prior year commercial insurance adjustments while the increase in 2012 was primarily attributable to an increase in claims resulting from the growth in the number of employees, primarily from the RehabCare Merger.

See notes 3 and 9 of the notes to consolidated financial statements.

Accounting for income taxes

The provision (benefit) for income taxes is based upon our annual reported income or loss for each respective accounting period. We recognize an asset or liability for the deferred tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts in the financial statements. These temporary differences will result in taxable or deductible amounts in future years when the reported amounts of the assets are recovered or liabilities are settled. We also recognize as deferred tax assets the future tax benefits from net operating losses (“NOLs”) and capital loss carryforwards. A valuation allowance is provided for these deferred tax assets if it is more likely than not that some portion or all of the net deferred tax assets will not be realized.

Our effective income tax rate was 21.3% in 2013, 206.5% in 2012 and 17.0% in 2011. The effective income tax rate for 2013 and 2012 was negatively impacted by $32 million and $92 million, respectively, representing the portion of pretax asset impairment charges recorded in each period that are not deductible for income tax purposes. The effective income tax rate in 2011 was negatively impacted by certain impairment charges and transaction costs that were non-deductible for income tax purposes. We recorded favorable income tax adjustments related to the resolution of state income tax contingencies from prior years that reduced the provision for income taxes by approximately $0.6 million in 2013, $0.2 million in 2012 and $3 million in 2011.

There are significant uncertainties with respect to capital loss carryforwards that could affect materially the realization of certain deferred tax assets. Accordingly, we have recognized deferred tax assets to the extent it is more likely than not they will be realized and a valuation allowance is provided for deferred tax assets to the extent that it is uncertain that the deferred tax asset will be realized. We recognized net deferred tax assets totaling $55 million at December 31, 2013 and $3 million at December 31, 2012.

We identified deferred income tax assets for state income tax NOLs of $57 million and $53 million at December 31, 2013 and 2012, respectively, and a corresponding deferred income tax valuation allowance of $50 million and $48 million at December 31, 2013 and 2012, respectively, for that portion of the net deferred income tax assets that we will likely not realize in the future. We had deferred tax assets for federal income tax NOLs of $26 million and $8 million at December 31, 2013 and 2012, respectively, with a corresponding deferred income tax valuation allowance of $0.2 million at December 31, 2013 and no deferred income tax valuation allowance at December 31, 2012. The federal income tax NOLs expire in various amounts through 2034.

We are subject to various federal and state income tax audits in the ordinary course of business. Such audits could result in increased tax payments, interest and penalties. While we believe our tax positions are appropriate, we cannot assure you that the various authorities engaged in the examination of our income tax returns will not challenge our positions.

We record accrued interest and penalties associated with uncertain tax positions as income tax expense in the consolidated statement of operations. Accrued interest related to uncertain tax provisions totaled $0.1 million as of December 31, 2013 and December 31, 2012.

To the extent the unrecognized income tax benefits become realized or the related accrued interest is no longer necessary, our provision for income taxes would be favorably impacted by $0.3 million.

The federal statute of limitations remains open for tax years 2010 through 2012. During 2013, we resolved federal income tax audits for the 2010 through 2011 tax years. We are currently under examination by the Internal Revenue Service (the “IRS”) for the 2012 and 2013 tax years. We have been accepted into the IRS’s Compliance Assurance Process (“CAP”) for the 2012 through 2014 tax years. CAP is an enhanced, real-time review of a company’s tax positions and compliance. We expect participation in CAP to improve the timeliness of our federal tax examinations.

State jurisdictions generally have statutes of limitations for tax returns ranging from three to five years. The state impact of federal income tax changes remains subject to examination by various states for a period of up to one year after formal notification to the states. We currently have various state income tax returns under examination.

In connection with the RehabCare Merger, an accounting method change for the 2011 tax year resulted in a non-recurring reduction in income tax payments of approximately $8 million during 2012. Our earnings were not impacted by this transaction.

Valuation of long-lived assets, goodwill and intangible assets

We review the carrying value of certain long-lived assets and finite lived intangible assets with respect to any events or circumstances that indicate an impairment or an adjustment to the amortization period is necessary. If circumstances suggest that the recorded amounts cannot be recovered based upon estimated future undiscounted cash flows, the carrying values of such assets are reduced to fair value.

In assessing the carrying values of long-lived assets, we estimate future cash flows at the lowest level for which there are independent, identifiable cash flows. For this purpose, these cash flows are aggregated based upon the contractual agreements underlying the operation of the facility or group of facilities. Generally, an individual facility is considered the lowest level for which there are independent, identifiable cash flows. However, to the extent that groups of facilities are leased under a master lease agreement in which the operations of a facility and compliance with the lease terms are interdependent upon other facilities in the agreement (including our ability to renew the lease or divest a particular property), we define the group of facilities under a master lease agreement as the lowest level for which there are independent, identifiable cash flows. Accordingly, the estimated cash flows of all facilities within a master lease agreement are aggregated for purposes of evaluating the carrying values of long-lived assets.

Our intangible assets with finite lives are amortized in accordance with the authoritative guidance for goodwill and other intangible assets using the straight-line method over their estimated useful lives ranging from one to 20 years. As a result of the RehabCare Merger, we acquired finite lived intangible assets consisting of customer relationships ($189 million), a trade name ($17 million) and non-compete agreements ($3 million) with estimated useful lives ranging from two to 15 years.

In connection with the preparation of our operating results for the fourth quarter of 2013, we determined that the impact of regulatory changes announced on November 22, 2013 related to our home health reporting unit was an impairment triggering event. The regulatory changes resulted from action by the Centers for Medicare and Medicaid Services (“CMS”) to, among other changes, rebase home health payment rates by reducing the national standardized 60 day episode payment rate by 2.8% in each of the next four years beginning January 1, 2014. We tested the recoverability of the home health reporting unit goodwill, other intangible assets and long-lived assets. We recorded a pretax impairment charge aggregating $76 million ($58 million net of income taxes) in the fourth quarter of 2013 to reflect the amount by which the carrying value of our home health reporting unit goodwill exceeded the estimated fair value. We determined that other intangible assets and long-lived assets in the home health reporting unit were not impaired.

In connection with the preparation of our operating results for the fourth quarter of 2012, we determined that the impact of regulatory changes related to our skilled nursing rehabilitation services reporting unit was a triggering event in the fourth quarter of 2012, simultaneously with our annual impairment test. The regulatory changes included a new pre-payment manual medical review process for certain Medicare Part B services exceeding $3,700 which became effective October 1, 2012 and new rules which became effective April 1, 2013 under the Taxpayer Relief Act of 2012 (the “Taxpayer Relief Act”) that reduced Medicare Part B payments by an additional 25% for subsequent procedures when multiple therapy services are provided on the same day. We tested the recoverability of our skilled nursing rehabilitation services reporting unit goodwill, other intangible assets and long-lived assets. We recorded a pretax impairment charge aggregating $108 million ($102 million net of income taxes) (which represented the entire skilled nursing rehabilitation services reporting unit goodwill) in the fourth quarter of 2012 to reflect the amount by which the carrying value of goodwill exceeded the estimated fair value. We determined that other intangible assets and long-lived assets in the skilled nursing rehabilitation services reporting unit were not impaired.

On July 29, 2011, CMS issued final rules which, among other things, significantly reduced Medicare payments to nursing centers and changed the reimbursement for the provision of group rehabilitation therapy services to Medicare beneficiaries beginning on October 1, 2011 (the “2011 CMS Rules”). In connection with the 2011 CMS Rules, we determined that the impact of the 2011 CMS Rules was a triggering event in the third quarter of 2011 and accordingly tested the recoverability of our nursing centers reporting unit goodwill, intangible assets and property and equipment asset groups impacted by the reduced Medicare payments. We recorded pretax impairment charges aggregating $11 million ($7 million net of income taxes) in 2011. The charges included $6 million of goodwill (which represented the entire nursing centers reporting unit goodwill) and $5 million of property and equipment. In addition, we recorded pretax impairment charges aggregating $1 million ($1 million net of income taxes) for both of the years ended December 31, 2013 and 2012 of property and equipment expenditures in the same nursing center asset groups.

During 2011, the estimated negative impact from changes in the reimbursement of group rehabilitation therapy services to Medicare beneficiaries implemented by the 2011 CMS Rules on October 1, 2011 was greater than expected, and as a result, we lowered our cash flow expectations for our skilled nursing rehabilitation services reporting unit, causing the carrying value of goodwill of this reporting unit to exceed its estimated fair value in testing the recoverability of goodwill. As a result, we recorded a pretax impairment charge of $46 million ($43 million net of income taxes) in 2011. We also reviewed the other intangible assets and long-lived assets related to the skilled nursing rehabilitation services reporting unit and determined there were no impairments of these assets.

All of the previously discussed charges reflect the amount by which the carrying value of certain assets exceeded their estimated fair value.

None of the previously discussed impairment charges impacted our cash flows or liquidity.

In accordance with the authoritative guidance for goodwill and other intangible assets, we are required to perform an impairment test for goodwill and indefinite-lived intangible assets at least annually or more frequently if adverse events or changes in circumstances indicate that the asset may be impaired. We perform our annual goodwill impairment test at the end of each fiscal year for each of our reporting units. A reporting unit is either an operating segment or one level below the operating segment, referred to as a component. When the components within our operating segments have similar economic characteristics, we aggregate the components of our operating segments into one reporting unit. Accordingly, we have determined that our reporting units are hospitals, nursing centers, skilled nursing rehabilitation services, hospital rehabilitation services, home health and hospice. The home health and hospice reporting units are included in the care management division. The carrying value of goodwill for each of our reporting units at December 31, 2013 and December 31, 2012 follows (in thousands):

	December 31, 2013	December 31, 2012
Hospitals	$679,480	$747,065
Nursing centers	–	–
Rehabilitation division:
Skilled nursing rehabilitation services	–	–
Hospital rehabilitation services	173,334	168,019
Home health	112,378	99,317
Hospice	26,910	26,865
	$992,102	$1,041,266

As a result of the RehabCare Merger, goodwill was assigned to our hospital reporting unit ($534 million), skilled nursing rehabilitation services reporting unit ($151 million) and hospital rehabilitation services reporting unit ($168 million).

The goodwill impairment test involves a two-step process. The first step is a comparison of each reporting unit’s fair value to its carrying value. If the carrying value of the reporting unit is greater than its fair value, there is an indication that impairment may exist and the second step must be performed to measure the amount of impairment loss, if any. Based upon the results of the step one impairment test for goodwill for hospitals, hospital rehabilitation services and hospice reporting units for the year ended December 31, 2013, no goodwill impairment charges were recorded in connection with our annual impairment test. Based upon the results of the step one impairment test for goodwill for our hospitals, hospital rehabilitation services, home health and hospice reporting units for the years ended December 31, 2012 and December 31, 2011, no impairment charges were recorded.

Since quoted market prices for our reporting units are not available, we apply judgment in determining the fair value of these reporting units for purposes of performing the goodwill impairment test. We rely on widely accepted valuation techniques, including discounted cash flow and market multiple analyses approaches, which capture both the future income potential of the reporting unit and the market behaviors and actions of market participants in the industry that includes the reporting unit. These types of analyses require us to make assumptions and estimates regarding future cash flows, industry-specific economic factors and the profitability of future business strategies. The discounted cash flow approach uses a projection of estimated operating results and cash flows that are discounted using a weighted average cost of capital. Under the discounted cash flow approach, the projection uses management’s best estimates of economic and market conditions over the projected period for each reporting unit including growth rates in the number of admissions, patient days, reimbursement rates, operating costs, rent expense and capital expenditures. Other significant estimates and assumptions include terminal value growth rates, changes in working capital requirements and weighted average cost of capital. The market multiple analysis estimates fair value by applying cash flow multiples to the reporting unit’s operating results. The multiples are derived from comparable publicly traded companies with similar operating and investment characteristics to the reporting units.

Other than the impairment of goodwill for our home health reporting unit, we have determined that there was no other goodwill or other intangible asset impairments as of December 31, 2013. However, adverse changes in the operating environment and related key assumptions used to determine the fair value of our reporting units and indefinite-lived intangible assets or declines in the value of our common stock may result in future impairment charges for a portion or all of these assets. Specifically, if the rate of growth of government and commercial revenues earned by our reporting units were to be less than projected or if healthcare reforms were to negatively impact our business, an impairment charge of a portion or all of these assets may be required. An impairment charge could have a material adverse effect on our business, financial position and results of operations, but would not be expected to have an impact on our cash flows or liquidity.

Indefinite-lived intangible assets

Our indefinite-lived intangible assets consist of trade names, Medicare certifications and certificates of need. The fair values of our indefinite-lived intangible assets are derived from current market data and projections at a facility level which include management’s best estimates of economic and market conditions over the projected period including growth rates in the number of admissions, patient days, reimbursement rates, operating costs, rent expense and capital expenditures. Other significant estimates and assumptions include terminal value growth rates, changes in working capital requirements and weighted average cost of capital. Certificates of need intangible assets are estimated primarily using both a replacement cost methodology and an excess earnings method, a form of discounted cash flows, which is based upon the concept that net after-tax cash flows provide a return supporting all of the assets of a business enterprise.

At December 31, 2011, the carrying value of our certificates of need intangible assets exceeded its fair value as a result of declining earnings and cash flows related to five hospitals and two co-located nursing centers in Massachusetts, all of which were acquired in 2006. The declining earnings and cash flows were attributable to a difficult long-term acute care (“LTAC”) hospital operating environment in Massachusetts in which we were unable to achieve consistent operating results, as well as automatic future Medicare reimbursement reductions triggered in December 2011 by the Budget Control Act of 2011. In addition, we decided in the fourth quarter of 2011 to close one of the five hospitals. The pretax impairment charge related to the certificates of need totaled $54 million ($33 million net of income taxes), of which $38 million ($23 million net of income taxes) was reclassified to discontinued operations. We reviewed the other long-lived assets related to these five hospitals and two co-located nursing centers and determined there was no impairment. Based upon the results of the annual impairment test for indefinite-lived intangible assets other than certificates of need intangible assets discussed above for the years ended December 31, 2013, 2012 and 2011, no impairment charges were recorded.

As a result of the RehabCare Merger, we acquired indefinite-lived intangible assets consisting of trade names ($115 million), Medicare certifications ($76 million) and certificates of need ($8 million).

The annual impairment tests for certain of our indefinite-lived intangible assets are performed as of May 1, July 1, September 1 and October 1 while all others are performed as of December 31. No impairment charges were recorded in connection with the annual impairment tests as of October 1, 2013, September 1, 2013, July 1, 2013 or May 1, 2013.

Recently Issued Accounting Requirements

In July 2013, the Financial Accounting Standards Board (the “FASB”) issued authoritative guidance related to financial statement presentation of an unrecognized tax benefit. The main provisions of the guidance state that an entity must present an unrecognized tax benefit, or a portion of an unrecognized tax benefit, in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward. The guidance is effective for all interim and annual reporting periods beginning after December 15, 2013. Early adoption is permitted for all entities. The adoption of the guidance is not expected to have a material impact on our business, financial position, results of operations or liquidity.

In February 2013, the FASB amended its authoritative guidance issued in December 2011 related to the deferral of the requirement to present reclassification adjustments out of accumulated other comprehensive income in both the statement in which net income is presented and the statement in which other comprehensive income is presented. The amended provisions require an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component. In addition, an entity is required to present, either on the face of the statement where net income is presented or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required under United States generally accepted accounting principles to be reclassified to net income in its entirety in the same reporting period. For all other amounts, an entity is required to cross-reference to other disclosures that provide additional details about these amounts. All other requirements of the original June 2011 update were not impacted by the amendment which became effective for all interim and annual reporting periods beginning after December 15, 2012. The adoption of the guidance did not have a material impact on our business, financial position, results of operations or liquidity.

Impact of Medicare and Medicaid Reimbursement

We depend on reimbursement from third party payors, including the Medicare and Medicaid programs, for a substantial portion of our revenues. For the year ended December 31, 2013, we derived approximately 51% of our total revenues (before eliminations) from the Medicare and Medicaid programs and the balance from other third party payors, such as commercial insurance companies, health maintenance organizations, preferred provider organizations and contracted providers.

The Medicare and Medicaid programs are highly regulated and subject to frequent and substantial changes. See “Part I – Item 1 – Business – Governmental Regulation” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 for an overview of the reimbursement systems impacting our businesses and “Part I – Item 1A – Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Results of Operations – Continuing Operations

For the years ended December 31, 2013, 2012 and 2011

A summary of our operating data follows (dollars in thousands):

	Year ended December 31,
	2013	2012	2011
Revenues:
Hospital division	$2,465,560	$2,543,829	$2,227,048
Nursing center division	1,070,828	1,071,512	1,085,268
Rehabilitation division:
Skilled nursing rehabilitation services	997,007	1,007,335	766,973
Hospital rehabilitation services	286,613	293,580	200,824
	1,283,620	1,300,915	967,797
Care management division	224,927	143,340	60,736
	5,044,935	5,059,596	4,340,849
Eliminations:
Skilled nursing rehabilitation services	(113,625)	(106,020)	(104,984)
Hospital rehabilitation services	(91,475)	(94,056)	(74,091)
Nursing centers	(4,250)	(3,378)	(1,666)
	(209,350)	(203,454)	(180,741)
	$4,835,585	$4,856,142	$4,160,108
Loss from continuing operations:
Operating income (loss):
Hospital division	$516,130	$555,333	$452,978
Nursing center division	132,253	136,923	150,028
Rehabilitation division:
Skilled nursing rehabilitation services	41,913	72,293	54,678
Hospital rehabilitation services	73,925	69,745	43,731
	115,838	142,038	98,409
Care management division	9,963	13,708	3,103
Corporate:
Overhead	(176,495)	(179,063)	(174,800)
Insurance subsidiary	(1,914)	(2,127)	(2,306)
	(178,409)	(181,190)	(177,106)
Impairment charges	(77,193)	(108,953)	(73,554)
Transaction costs	(2,112)	(2,231)	(50,706)
Operating income	516,470	555,628	403,152
Rent	(311,526)	(303,564)	(276,540)
Depreciation and amortization	(154,206)	(160,066)	(126,905)
Interest, net	(103,963)	(106,839)	(79,854)
Loss before income taxes	(53,225)	(14,841)	(80,147)
Provision (benefit) for income taxes	(11,319)	30,642	(13,604)
	$(41,906)	$(45,483)	$(66,543)

A summary of our consolidating statement of operations follows (in thousands):

	Year ended December 31, 2013
			Rehabilitation division
	Hospital division (a,b)	Nursing center division (a)	Skilled nursing services (a,c,d)	Hospital services (a,c)	Total	Care management division (a,c,e)	Corporate (a,c,f)	Transaction- related costs	Eliminations	Consolidated
Revenues	$2,465,560	$1,070,828	$997,007	$286,613	$1,283,620	$224,927	$–	$–	$(209,350)	$4,835,585
Salaries, wages and benefits	1,075,548	510,178	894,470	196,301	1,090,771	175,581	103,124	−	(539)	2,954,663
Supplies	259,826	49,491	3,079	126	3,205	9,631	788	–	–	322,941
Rent	202,187	97,122	4,726	106	4,832	5,101	2,284	–	–	311,526
Other operating expenses	613,889	380,286	57,324	16,196	73,520	29,747	75,017	2,112	(208,811)	965,760
Other (income) expense	167	(1,380)	221	65	286	5	(520)	–	–	(1,442)
Impairment charges	1,002	109	−	–	−	76,082	–	–	–	77,193
Depreciation and amortization	70,566	27,494	11,010	9,429	20,439	6,608	29,099	–	–	154,206
Interest expense	763	13	292	–	292	15	106,926		–	108,009
Investment income	(12)	(48)	(183)	–	(183)	(1)	(3,802)	–	–	(4,046)
	2,223,936	1,063,265	970,939	222,223	1,193,162	302,769	312,916	2,112	(209,350)	4,888,810
Income (loss) from continuing operations before income taxes	$241,624	$7,563	$26,068	$64,390	$90,458	$(77,842)	$(312,916)	$(2,112)	$–	(53,225)
Income tax benefit										(11,319)
Loss from continuing operations										$(41,906)
Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$28,571	$23,023	$2,608	$273	$2,881	$1,523	$44,910	$–	$–	$100,908
Development	11,817	7	–	–	–	–	–	–	–	11,824
	$40,388	$23,030	$2,608	$273	$2,881	$1,523	$44,910	$–	$–	$112,732

(a)

Includes one-time bonus costs of $19.8 million (hospital division – $7.8 million, nursing center division – $4.6 million, rehabilitation division – $6.3 million (skilled nursing rehabilitation services – $5.0 million and hospital rehabilitation services – $1.3 million), care management division – $0.8 million and corporate – $0.3 million).

(b)	Includes costs of $6.0 million in connection with the closing of a TC hospital and litigation charges of $7.7 million.
(c)

Includes severance and retirement costs of $5.6 million (rehabilitation division – $1.5 million (skilled nursing rehabilitation services – $0.1 million and hospital rehabilitation services – $1.4 million), care management division – $0.7 million and corporate – $3.4 million).

(d)	Includes $23.1 million of litigation charges.
(e)	Includes $0.5 million of costs associated with closing a home health location.
(f)	Includes $2.0 million of fees and charges associated with the modification of certain of our senior debt.

Consolidating statement of operations follows (in thousands) (Continued):

	Year ended December 31, 2012
			Rehabilitation division
	Hospital division (a,b)	Nursing center division (a,c)	Skilled nursing services (a)	Hospital services (a)	Total	Care management division (a)	Corporate (a)	Transaction- related costs	Eliminations	Consolidated
Revenues	$2,543,829	$1,071,512	$1,007,335	$293,580	$1,300,915	$143,340	$–	$–	$(203,454)	$4,856,142
Salaries, wages and benefits	1,111,234	526,591	903,271	206,614	1,109,885	105,303	121,848	(450)	(69)	2,974,342
Supplies	269,225	56,634	3,127	163	3,290	5,953	803	–	–	335,905
Rent	200,380	92,033	5,442	140	5,582	3,140	2,429	–	–	303,564
Other operating expenses	608,361	352,979	28,642	17,010	45,652	18,376	69,310	2,681	(203,385)	893,974
Other (income) expense	(324)	(1,615)	2	48	50	–	(10,771)	–	–	(12,660)
Impairment charges	753	301	107,899	–	107,899	–	–	–	–	108,953
Depreciation and amortization	76,849	27,366	11,168	9,309	20,477	4,442	30,932	–	–	160,066
Interest expense	1,016	17	156	–	156	–	106,636		–	107,825
Investment income	(55)	(54)	(2)	–	(2)	–	(875)	–	–	(986)
	2,267,439	1,054,252	1,059,705	233,284	1,292,989	137,214	320,312	2,231	(203,454)	4,870,983
Income (loss) from continuing operations before income taxes	$276,390	$17,260	$(52,370)	$60,296	$7,926	$6,126	$(320,312)	$(2,231)	$–	(14,841)
Provision for income taxes										30,642
Loss from continuing operations										$(45,483)
Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$38,272	$20,764	$2,274	$348	$2,622	$1,616	$51,901	$–	$–	$115,175
Development	42,265	8,057	–	–	–	–	–	–	–	50,322
	$80,537	$28,821	$2,274	$348	$2,622	$1,616	$51,901	$–	$–	$165,497

(a)

Includes employee severance costs of $3.4 million (hospital division – $0.7 million, nursing center division – $1.9 million, rehabilitation division – $0.4 million (skilled nursing rehabilitation services – $0.3 million and hospital rehabilitation services – $0.1 million), care management division – $0.2 million and corporate – $0.2 million) and contract cancellation costs of $0.9 million (corporate) incurred in connection with restructuring activities.

(b)

Includes severance costs ($2.5 million), restructuring costs ($1.1 million) and lease cancellation charges ($1.6 million) incurred in connection with the closing a regional office and two TC hospitals, and $5.0 million for employment-related lawsuits.

(c)	Includes $0.9 million incurred in connection with the cancellation of a sub-acute unit project.

Consolidating statement of operations follows (in thousands) (Continued):

	Year ended December 31, 2011
			Rehabilitation division
	Hospital division (a)	Nursing center division	Skilled nursing services	Hospital services	Total	Care management division	Corporate	Transaction- related costs	Eliminations	Consolidated
Revenues	$2,227,048	$1,085,268	$766,973	$200,824	$967,797	$60,736	$–	$–	$(180,741)	$4,160,108
Salaries, wages and benefits	1,001,632	539,328	681,196	144,147	825,343	45,378	120,478	16,769	(96)	2,548,832
Supplies	245,030	57,751	2,857	189	3,046	2,438	838	–	–	309,103
Rent	175,754	89,308	6,384	228	6,612	1,366	1,681	1,819	–	276,540
Other operating expenses	527,593	340,171	28,110	12,757	40,867	9,817	66,907	33,937	(180,645)	838,647
Other (income) expense	(185)	(2,010)	132	–	132	–	(11,117)	–	–	(13,180)
Impairment charges	20,216	7,339	45,999	–	45,999	–	–	–	–	73,554
Depreciation and amortization	61,714	24,480	7,258	5,637	12,895	1,449	26,367	–	–	126,905
Interest expense	500	24	–	–	–	1	66,514	13,802	–	80,841
Investment income	(7)	(42)	(3)	(1)	(4)	(1)	(933)	–	–	(987)
	2,032,247	1,056,349	771,933	162,957	934,890	60,448	270,735	66,327	(180,741)	4,240,255
Income (loss) from continuing operations before income taxes	$194,801	$28,919	$(4,960)	$37,867	$32,907	$288	$(270,735)	$(66,327)	$–	(80,147)
Income tax benefit										(13,604)
Loss from continuing operations										$(66,543)
Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$46,393	$34,304	$1,700	$238	$1,938	$164	$50,104	$–	$–	$132,903
Development	67,321	19,167	–	–	–	1,167	–	–	–	87,655
	$113,714	$53,471	$1,700	$238	$1,938	$1,331	$50,104	$–	$–	$220,558

(a)	Includes loss on divestiture of a hospital of $1.5 million in other operating expenses.

Operating data:

	Year ended December 31,
	2013	2012	2011
Hospital division data:
End of period data:
Number of hospitals:
Transitional care	97	97	99
Inpatient rehabilitation	5	5	4
	102	102	103
Number of licensed beds:
Transitional care	7,105	7,033	7,099
Inpatient rehabilitation	215	215	139
	7,320	7,248	7,238
Revenue mix %:
Medicare	60	62	61
Medicaid	6	6	7
Medicare Advantage	11	10	10
Commercial insurance and other	23	22	22
Admissions:
Medicare	37,971	39,088	34,043
Medicaid	2,929	3,594	4,166
Medicare Advantage	5,865	5,919	4,845
Commercial insurance and other	8,406	9,300	8,021
	55,171	57,901	51,075
Admissions mix %:
Medicare	69	68	67
Medicaid	5	6	8
Medicare Advantage	11	10	9
Commercial insurance and other	15	16	16
Patient days:
Medicare	936,986	971,810	863,021
Medicaid	120,558	128,644	136,730
Medicare Advantage	171,682	169,560	145,626
Commercial insurance and other	270,879	285,950	253,829
	1,500,105	1,555,964	1,399,206
Average length of stay:
Medicare	24.7	24.9	25.4
Medicaid	41.2	35.8	32.8
Medicare Advantage	29.3	28.6	30.1
Commercial insurance and other	32.2	30.7	31.6
Weighted average	27.2	26.9	27.4
Revenues per admission:
Medicare	$39,252	$40,171	$39,816
Medicaid	51,048	42,562	39,846
Medicare Advantage	46,352	44,680	46,058
Commercial insurance and other	65,876	59,806	60,146
Weighted average	44,689	43,934	43,604
Revenues per patient day:
Medicare	$1,591	$1,616	$1,571
Medicaid	1,240	1,189	1,214
Medicare Advantage	1,583	1,560	1,532
Commercial insurance and other	2,044	1,945	1,901
Weighted average	1,644	1,635	1,592
Medicare case mix index (discharged patients only)	1.17	1.17	1.18
Average daily census	4,110	4,251	3,833
Occupancy %	63.5	66.3	66.2
Annualized employee turnover %	21.3	19.7	18.2

Operating data (Continued):

	Year ended December 31,
	2013	2012	2011
Nursing center division data:
End of period data:
Number of facilities:
Nursing centers:
Owned or leased	94	94	95
Managed	4	4	4
Assisted living facilities	6	6	6
	104	104	105
Number of licensed beds:
Nursing centers:
Owned or leased	11,921	11,921	11,927
Managed	485	485	485
Assisted living facilities	341	341	413
	12,747	12,747	12,825
Revenue mix %:
Medicare	33	35	37
Medicaid	38	36	36
Medicare Advantage	8	8	7
Private and other	21	21	20
Patient days (a):
Medicare	628,912	671,026	687,841
Medicaid	2,049,847	2,085,757	2,120,485
Medicare Advantage	196,907	195,458	189,760
Private and other	860,704	887,736	898,960
	3,736,370	3,839,977	3,897,046
Patient day mix % (a):
Medicare	17	18	18
Medicaid	55	54	54
Medicare Advantage	5	5	5
Private and other	23	23	23
Revenues per patient day (a):
Medicare Part A	$531	$517	$552
Total Medicare (including Part B)	572	559	590
Medicaid	197	188	182
Medicaid (net of provider taxes) (b)	174	166	162
Medicare Advantage	430	425	421
Private and other	260	250	238
Weighted average	286	279	278
Average daily census (a)	10,237	10,492	10,677
Admissions (a)	40,538	40,993	40,126
Occupancy % (a)	81.4	83.3	84.7
Medicare average length of stay (a)	31.1	31.1	31.9
Annualized employee turnover %	42.8	38.8	37.5

(a)	Excludes managed facilities.
(b)	Provider taxes are recorded in other operating expenses for all periods presented.

Operating data (Continued):

	Year ended December 31,
	2013	2012	2011
Rehabilitation division data:
SRS:
Revenue mix %:
Company-operated	11	11	14
Non-affiliated	89	89	86
Sites of service (at end of period)	1,806	1,726	1,774
Revenue per site	$568,858	$582,864	$538,129
Therapist productivity %	80.2	80.4	80.4
HRS:
Revenue mix %:
Company-operated	32	32	37
Non-affiliated	68	68	63
Sites of service (at end of period):
Inpatient rehabilitation units	104	105	102
LTAC hospitals	121	123	115
Sub-acute units	10	21	25
Outpatient units	144	119	115
Other	−	5	8
	379	373	365
Revenue per site	$831,914	$799,585	$783,412
Annualized employee turnover % (SRS and HRS combined)	13.7	16.9	16.5
Care management division data:
Locations (at end of period)	159	101	51
Annualized employee turnover %	38.0	29.5	32.4

The Year in Review

In 2013, we outlined our five key business strategies that would define our future in a rapidly changing healthcare services marketplace. We remain committed to these strategies and have made significant progress in this regard during 2013. The key elements of our business strategies are:

1.  Providing quality, clinical-based care while efficiently managing our costs;

2.  Repositioning our assets and management time to higher margin, growth businesses;

3.  Expanding our presence in the home health and hospice business;

4.  Developing care management capabilities; and

5.  Accelerating the development of our Integrated Care Market strategy.

Following the substantial government reimbursement reductions in 2011 and 2012, it became apparent that a significant change in our business mix was necessary to reposition the Company for future growth and the successful execution of our strategic plan. As a result, we executed on several transactions that have transformed our operating profile as well as our financial structure and leverage.

First, we declined to renew the leases for 54 non-strategic Ventas nursing centers during the fourth quarter of 2012. These facilities were generally older, less strategic and mostly outside of our key Integrated Care Markets. In addition, they often required higher levels of annual routine capital spending. The exit from these nursing centers was completed in June 2013.

We also completed transactions to sell 15 hospitals and eight nursing centers which generated $227 million in net proceeds. While these transactions had the effect of diluting our short-term earnings, they furthered our long term financial and operational objectives. In particular, the valuations at which these assets were sold exceeded most market comparative multiples and the sales were highly tax efficient. Most importantly, these assets were not critical to our Integrated Care Market strategy and, in our view, would not be as valuable to our enterprise over time.

To further reposition our business mix, we entered into agreements with Ventas in late 2013 to facilitate the early exit of an additional 60 non-strategic leased nursing centers by September 2014. Many of these facilities were similar in nature to those exited in 2013. The operations of these nursing centers along with the other 54 nursing centers have been reclassified to discontinued operations.

In 2013, we continued to acquire home health and hospice businesses primarily in key Integrated Care Markets. Our most recent acquisition of Senior Home Care provided a strategic entry into the Florida market. Our growth in this business has been rapid over the past several years with annualized revenues now over $350 million. We are currently addressing the challenge of successfully integrating all of the varied acquisitions to achieve the operational and financial success that will provide growth in earnings and create processes and standards that are scalable to support future acquisitions and organic growth. Over the long term, we remain convinced that this business is a key component to our Integrated Care Market strategy.

Our progress in 2013 also gives investors a clearer view of the repositioned Company and its redefined continuing operations which include a significantly smaller nursing center division with better opportunities for growth as well as an improved financial position highlighted by increased borrowing capacity, significantly lower rent obligations and declining annual routine capital spending requirements. More importantly, the cash flow generation capabilities of the redefined enterprise are robust and remain a key source funding our strategic growth and investment plans in the future. Our strong cash flows also allowed us to initiate a $0.12 quarterly cash dividend in 2013.

The repositioning transactions also have materially improved the profile of our Company.  For example, annual revenues in our rehabilitation division now exceed those of our nursing center division, increasing our opportunities to grow future net income given the current dynamics of these two businesses. In addition, although smaller in size, our hospital division is more concentrated in key Integrated Care Markets and continues to lead the LTAC hospital industry in terms of annual revenues. Having reduced our annual revenues by over $1 billion through the repositioning, we will continue to adjust our infrastructure costs in 2014 to our new size and scale.

Finally, fiscal 2013 was a challenging operational year on multiple fronts. Like our competitors, each of our businesses experienced reimbursement rate and volume pressures, furthering the need to reduce costs while maintaining the quality of our services and the stability of our employees. In addition, the pace of change in our businesses is accelerating, requiring us to enhance our operational and financial flexibility. Despite the many challenges we face, we believe that the successful execution of our strategic plan in 2013 has better positioned Kindred to compete in a more dynamic healthcare industry that, over time, will reward efficient providers of integrated care delivery.

Hospital division

Revenues declined 3% in 2013 to $2.46 billion and increased 14% in 2012 to $2.54 billion. The decline in revenue growth in 2013 was primarily a result of Medicare reimbursement reductions which began on April 1, 2013 under the Budget Control Act of 2011 and a decline in admissions. Revenue growth in 2012 was primarily a result of the RehabCare Merger and, to a lesser extent, favorable reimbursement rates and an increase in same-facility admissions. Revenues associated with the RehabCare Merger were $521 million in 2012 and $281 million in 2011.

On a same-facility basis, aggregate admissions declined 5% in 2013 and were relatively unchanged in 2012. Medicare same-facility admissions declined 3% in 2013 and were relatively unchanged in 2012, while non-government same-facility admissions declined 6% in 2013 and increased 7% in 2012. The decline in admissions in 2013 was primarily attributable to generally lower healthcare utilization experienced by us and some of our referral sources.

Operating income for 2013 included $8 million related to one-time bonus costs, $6 million of costs incurred in connection with the closing of a TC hospital and litigation charges of $8 million. Operating income for 2012 included $4 million of severance and other costs incurred in connection with the closing of a regional office, closing two TC hospitals and restructuring activities, and $5 million for employment-related lawsuits. Operating income for 2011 included $1 million related to loss on divestiture of a TC hospital. Excluding these charges, hospital operating margins were 21.8% in 2013 compared to 22.2% in 2012 and 20.4% in 2011. The decline in operating margins in 2013 resulted from the previously discussed reimbursement reductions and admissions declines. The increase in operating margins in 2012 was primarily attributable to higher reimbursement rates, cost efficiencies associated with volume growth and cost synergies associated with the RehabCare Merger. Operating income associated with the RehabCare Merger was $120 million in 2012 and $65 million in 2011.

Average hourly wage rates declined 2% in 2013 and were flat in 2012 compared to 2011. Employee benefit costs decreased 5% in 2013 compared to 2012, primarily as a result of a reduction in workers compensation, health, retirement plan and compensated absences expense. Employee benefit costs increased 12% in 2012 compared to 2011, primarily attributable to the RehabCare Merger.

Professional liability costs were $28 million, $34 million and $29 million for 2013, 2012 and 2011, respectively. The decrease in 2013 was attributable to improvement in frequency and severity of claims. The increase in 2012 was primarily attributable to an increase in frequency and severity of claims.

Nursing center division

Revenues were flat in 2013 and declined 1% in 2012. Revenues in 2013 were impacted negatively by a decline in average daily census and to a lesser extent, Medicare reimbursement reductions which began on April 1, 2013 under the Budget Control Act of 2011. The decline in revenues in 2012 was primarily a result of the 2011 CMS Rules. Same-facility admissions declined 1% in 2013 and increased 1% in 2012 compared to prior periods, while same-facility patient days declined 2% in both 2013 and 2012 compared to prior periods as a result of declines in admissions in 2013 and declines in Medicare average length of stay in 2012.

Operating income for 2013 included $5 million related to one-time bonus costs. Operating income for 2012 included $2 million of severance costs incurred in connection with restructuring activities and $1 million of costs incurred in connection with the cancellation of a sub-acute unit project. Excluding these charges, nursing center operating margins were 12.8% in 2013 compared to 13.0% in 2012 and 13.8% in 2011. The decline in operating margins in 2013 was primarily a result of a decline in average daily census and related cost inefficiencies, and the previously discussed reimbursement reductions. The decline in operating margins in 2012 was primarily attributable to the 2011 CMS Rules.

Average hourly wage rates increased 1% in both 2013 and 2012 compared to the previous year. Employee benefit costs decreased 9% in 2013 compared to 2012, primarily as a result of a reduction in workers compensation, health and compensated absences expense and decreased 2% in 2012 compared to 2011, primarily as a result of a reduction in workers compensation expense.

Professional liability costs were $24 million, $14 million and $11 million for 2013, 2012 and 2011, respectively. The increase in 2013 and 2012 was primarily attributable to continued deterioration in the frequency and severity of claims.

Rehabilitation division

Skilled nursing rehabilitation services

Revenues declined 1% in 2013 to $997 million and increased 31% in 2012 to $1.0 billion. Revenue decline in 2013 was primarily attributable to contract pricing concessions with customers related to Medicare reimbursement reductions under the Taxpayer Relief Act that became effective April 1, 2013 and the Middle Class Tax Relief Act of 2012 that became effective October 1, 2012. Revenue growth in 2012 was primarily attributable to the RehabCare Merger, and to a lesser extent, growth in the volume of services provided to existing customers. Revenues associated with the RehabCare Merger were $557 million in 2012 and $315 million in 2011. Revenues derived from non-affiliated customers aggregated $883 million in 2013, $901 million in 2012 and $662 million in 2011.

Operating income for 2013 included $5 million related to one-time bonus costs and $23 million related to a litigation charge. Excluding these charges, skilled nursing rehabilitation services operating margins were 7.0% in 2013 compared to 7.2% in 2012 and 7.1% in 2011. Operating margins declined in 2013 primarily as a result of contract pricing concessions related to the Medicare reimbursement reductions discussed in the preceding paragraph. Based upon improved cash collections, we recognized a change in estimate that reduced the provision for doubtful accounts by $8 million in 2012, which benefitted the 2012 operating margin. Operating income associated with the RehabCare Merger was $34 million in 2012 and $29 million in 2011.

Employee benefit costs decreased 3% in 2013 compared to 2012, primarily as a result of a reduction in health, retirement plan and compensated absences expense. Employee benefit costs increased 36% in 2012 compared to 2011, primarily attributable to the RehabCare Merger.

Hospital rehabilitation services

Revenues declined 2% in 2013 to $287 million and increased 46% in 2012 to $294 million. Revenue decline in 2013 was primarily attributable to contracts terminated during the year. Revenue growth in 2012 was primarily attributable to the RehabCare Merger, and to a lesser extent, growth in new customers and the volume of services provided to existing customers. Revenues associated with the RehabCare Merger were $177 million in 2012 and $109 million in 2011. Revenues derived from non-affiliated customers aggregated $193 million in 2013, $197 million in 2012 and $126 million in 2011.

Operating income for 2013 included $1 million related to one-time bonus costs and $1 million related to severance and retirement costs. Excluding these charges, hospital rehabilitation services operating margins were 26.7% in 2013 compared to 23.8% in 2012 and 21.8% in 2011. The increase in both the 2013 and 2012 operating margins was primarily attributable to improved operating efficiencies. Operating income associated with the RehabCare Merger was $36 million in 2012 and $26 million in 2011.

Employee benefit costs decreased 7% in 2013 compared to 2012, primarily as a result of a reduction in health, retirement plan and compensated absences expense. Employee benefit costs increased 52% in 2012 compared to 2011, primarily attributable to the RehabCare Merger.

Care management division

Revenues increased 57% to $225 million in 2013 and 136% in 2012 to $143 million. Revenue growth in both periods was primarily attributable to acquisitions completed over the last three years.

Operating income for 2013 included $1 million related to one-time bonus costs and $1 million related to severance and retirement costs. Excluding these charges, care management operating margins were 5.3% in 2013, 9.7% in 2012 and 5.1% in 2011. Operating margins in 2013 were negatively impacted by integration costs and the migration to standard operating systems in connection with the development of this business segment. Operating margins in 2012 increased as a result of operating efficiencies associated with increased scale from acquisitions.

Corporate overhead

Operating income for our operating divisions excludes allocations of corporate overhead. These costs aggregated $176 million in 2013, $179 million in 2012 and $175 million in 2011. The decline in 2013 was primarily attributable to lower incentive compensation costs. The increase in 2012 was primarily attributable to the RehabCare Merger. As a percentage of consolidated revenues, corporate overhead totaled 3.6% in 2013, 3.7% in 2012 and 4.2% in 2011.

We recorded approximately $11 million in each of 2012 and 2011 in other income related to an information systems service agreement with PharMerica Corporation (“PharMerica”), which was established on July 31, 2007 upon the completion of the spin-off of our former institutional pharmacy business and the immediate combination with the former institutional pharmacy business of AmerisourceBergen Corporation. PharMerica terminated the information systems service agreement in early 2013.

Transaction costs

Operating results for 2013, 2012 and 2011 included transaction costs associated with acquisition activities totaling $2 million, $2 million and $51 million, respectively. The transaction costs for 2011 were primarily related to the RehabCare Merger.

Other expenses and investment income

Rent expense increased 3% to $311 million in 2013 and 10% to $304 million in 2012. The increase in rent expense in both periods resulted primarily from contractual inflation and contingent rent increases and, in 2012, the RehabCare Merger. Rent expense for 2012 included lease cancellation charges of $2 million incurred in connection with the closing of a regional office and two TC hospitals.

Depreciation and amortization expense was $154 million in 2013, $160 million in 2012 and $127 million in 2011. The decrease in 2013 resulted from lower capital expenditures and an increase in assets becoming fully depreciated as compared to the prior year. The increase in 2012 was primarily the result of the RehabCare Merger, our ongoing capital expenditure program and our hospital development projects.

Interest expense aggregated $108 million in each of 2013 and 2012 compared to $81 million in 2011. The increase in 2012 was attributable to increased borrowings in 2011 necessary to finance the RehabCare Merger and higher interest rates compared to the prior year. Interest expense for 2013 included $1 million of fees and charges associated with the modification of certain of our senior debt and for 2011 included $14 million of financing costs related to the RehabCare Merger.

Investment income related primarily to our insurance subsidiary investments totaled $4 million in 2013 and $1 million in each of 2012 and 2011. Investment income in 2013 increased as a result of $3 million in investment gains realized on equity sales in our insurance subsidiary investment portfolio. Investment income in 2013 and 2011 was negatively impacted by pretax other-than-temporary impairments of investments of approximately $0.1 million and $0.2 million, respectively, held in our insurance subsidiary investment portfolio.

Income taxes

The provision (benefit) for income taxes is based upon our annual reported income or loss for each respective accounting period and includes the effect of certain non-taxable and non-deductible items. Our effective income tax rate was 21.3% in 2013, 206.5% in 2012 and 17.0% in 2011. The effective income tax rate for 2013 and 2012 was negatively impacted by $32 million and $92 million, respectively, representing the portion of pretax asset impairment charges recorded in each period that are not deductible for income tax purposes. The effective income tax rate for 2011 was negatively impacted by certain impairment charges and transaction costs that are non-deductible for income tax purposes. We recorded favorable income tax adjustments related to the resolution of state income tax contingencies from prior years that reduced the provision for income taxes by approximately $0.6 million in 2013, $0.2 million in 2012 and $3 million in 2011.

Consolidated results

Loss from continuing operations before income taxes was $53 million in 2013 compared to $15 million in 2012 and $80 million in 2011. Loss from continuing operations attributable to us was $46 million in 2013 compared to $47 million in 2012 and $66 million in 2011. Operating results in 2013 included one-time bonus costs, litigation charges, costs associated with the closing of a TC hospital and a home health location, severance and retirement costs, senior debt modification charges, asset impairment charges and transaction-related costs totaling $143 million ($99 million net of income taxes). Operating results in 2012 included severance costs, lease cancellation charges and restructuring costs related to the closing of a regional office and the closing of two TC hospitals, the cancellation of a sub-acute unit project, employment-related lawsuits, employee severance costs and contract cancellation costs incurred in connection with restructuring activities, asset impairment charges and transaction-related costs totaling $126 million ($113 million net of income taxes). Operating results in 2011 included asset impairment charges, transaction-related costs and a loss on a hospital divestiture totaling $141 million ($107 million net of income taxes). See notes 1, 2, 4 and 5 of the notes to consolidated financial statements.

Results of Operations – Discontinued Operations

Loss from discontinued operations was $38 million in 2013 compared to income from discontinued operations of $12 million in 2012 and $13 million in 2011. Discontinued operations included an unfavorable pretax adjustment of $9 million ($6 million net of income taxes) in 2013 and favorable pretax adjustments of $2 million ($1 million net of income taxes) in 2012 and $3 million ($2 million net of income taxes) in 2011 resulting from changes in estimates for professional liability reserves related to prior years.

We recorded a pretax loss on divestiture of operations of $111 million ($84 million net of income taxes) during 2013 and $8 million ($5 million net of income taxes) during 2012.

See notes 3 and 9 of the notes to consolidated financial statements.

Liquidity

Operating cash flows

Cash flows provided by operations (including discontinued operations) aggregated $199 million for 2013, $263 million for 2012 and $154 million for 2011. During each year, we maintained sufficient liquidity to finance our routine capital expenditures, ongoing development programs and acquisitions (excluding the RehabCare Merger).

Fluctuations in operating cash flows during the past three years were primarily attributable to changes in accounts receivable collections, the timing of income tax payments and the payment of one-time bonuses, lease cancellation, transaction, severance and financing payments. Operating cash flows for 2013 were negatively impacted by $68 million ($44 million net of income taxes) of one-time employee bonus, lease termination, severance and retention, senior debt modification and transaction payments. Operating cash flows for 2012 were negatively impacted by $12 million ($9 million net of income taxes) of lease cancellation, severance, financing and transaction payments. Operating cash flows for 2011 were negatively impacted by $104 million ($84 million net of income taxes) of transaction, severance and financing payments, primarily related to the RehabCare Merger. During 2011, lower accounts receivable collections were primarily a result of temporary billing delays caused by information systems conversions related to the RehabCare Merger and fiscal intermediary processing delays related to the 2011 CMS Rules. Income tax payments were favorably impacted by favorable income tax legislation related to the depreciation of property and equipment in 2011. Excluding one-time bonuses, lease cancellation, transaction, severance, retention and financing payments, our operating cash flows in each of the last three years exceeded our routine and development capital spending.

We utilize our ABL Facility to meet working capital needs and finance our acquisition and development activities. As a result, we typically carry minimal amounts of cash on our consolidated balance sheet. Based upon our expected operating cash flows and the availability of borrowings under our ABL Facility ($396 million at December 31, 2013), management believes that we have the necessary financial resources to satisfy our expected short-term and long-term liquidity needs.

Dividend payments

In August 2013, our Board of Directors approved the initiation of a quarterly cash dividend to our shareholders of $0.12 per common share that was paid on September 9, 2013 to shareholders of record as of the close of business on August 19, 2013. A subsequent quarterly cash dividend of $0.12 per common share was paid on December 9, 2013 to shareholders of record as of the close of business on November 18, 2013. In February 2014, our Board of Directors approved the quarterly cash dividend to our shareholders of $0.12 per common share to be paid on March 27, 2014 to shareholders of record as of the close of business on March 6, 2014. Future declarations of quarterly dividends will be subject to the approval of our Board of Directors. The current cash dividend funding will require the use of approximately $26 million on an annual basis.

Credit facilities and notes

In connection with the RehabCare Merger, we entered into the Credit Facilities and issued the Notes. In 2011, we used proceeds from the Credit Facilities and the Notes to pay the Merger Consideration, repay all amounts outstanding under our and RehabCare’s previous credit facilities and to pay transaction costs. The amounts outstanding under our and RehabCare’s former credit facilities that were repaid at the RehabCare Merger closing were $390 million and $345 million, respectively.

The agreements governing the Credit Facilities and the indenture governing the Notes include a number of restrictive covenants that, among other things and subject to certain exceptions and baskets, impose operating and financial restrictions on us and certain of our subsidiaries. Our ability to pay dividends is limited to certain restricted payment baskets, which may expand based upon accumulated earnings. In addition, we are required to comply with a minimum fixed charge coverage ratio and a maximum total leverage ratio under the Credit Facilities. The financing agreements governing the Credit Facilities and the indenture governing the Notes also contain customary affirmative covenants and events of default. We were in compliance with the terms of the Credit Facilities and the indenture governing the Notes at December 31, 2013.

All obligations under the Credit Facilities are fully and unconditionally guaranteed, subject to certain customary release provisions, by substantially all of our existing and future direct and indirect domestic 100% owned subsidiaries, as well as certain non-100% owned domestic subsidiaries as we may determine from time to time in our sole discretion. The Notes are fully and unconditionally guaranteed, subject to certain customary release provisions, by substantially all of our domestic 100% owned subsidiaries. In addition, the Credit Facilities are collateralized by substantially all of our assets, including certain owned real property.

In August 2013, we completed amendments and restatements to the Credit Facilities to increase our borrowing capacity and to modify certain covenants to improve our financial flexibility. The amendments include, among other things, the following changes: (a) refreshing the option to increase the credit capacity in the aggregate between the Credit Facilities by $250 million; (b) establishing the option to further increase the credit capacity between the Credit Facilities upon satisfaction of a secured leverage ratio; (c) extending the maturity of the ABL Facility by two years to June 2018; (d) eliminating the annual and cumulative limitations on acquisitions; (e) raising to $150 million our basket for paying cash dividends, buying back stock and making other restricted payments; and (f) easing the restrictions on our ability to make investments and enter into joint venture arrangements. The interest rate pricing levels were not changed in connection with these amendments.

In May 2013, we completed an amendment and restatement of our Term Loan Facility to reduce our annual interest cost by 100 basis points. The applicable interest rate on the Term Loan Facility was reduced by 50 basis points to the London Interbank Offered Rate (“LIBOR”) plus 325 basis points (previously LIBOR plus 375 basis points). In addition, the LIBOR floor was reduced to 1.00% from 1.50%.

We recorded fees associated with these amendments of $0.5 million during 2013, which are included in other operating expenses in the accompanying consolidated statement of operations. We also recorded charges associated with these amendments and restatements of $1.5 million during 2013, which are included in interest expense in the accompanying consolidated statement of operations.

The Credit Facilities also included an option to increase the credit capacity in an aggregate amount between the two facilities by $200 million. In October 2012, we exercised this option to increase the credit capacity by completing modifications to increase by $100 million our Term Loan Facility and expand by $100 million the borrowing capacity under our ABL Facility. The additional Term Loan Facility borrowings were issued at 97.5% and the net proceeds were used to pay down a portion of the outstanding balance under the ABL Facility. In connection with the $100 million expansion of the borrowing capacity under our ABL Facility, we also modified the accounts receivable borrowing base which will allow us to more easily access the full amount of the available credit. The other terms of the Term Loan Facility and the ABL Facility were unchanged.

ABL Facility

The ABL Facility has a maturity date of June 2018 and is secured by a first priority lien on eligible accounts receivable, cash, deposit accounts, and certain other assets and property and proceeds from the foregoing (the “First Priority ABL Collateral”). The ABL Facility has a second priority lien on substantially all of our other assets and properties. As of December 31, 2013, we had $256 million outstanding under the ABL Facility. In addition, $8 million of letters of credit were issued under the ABL Facility as of December 31, 2013.

Borrowings under the ABL Facility bear interest at a rate per annum equal to the applicable margin plus, at our option, either: (1) LIBOR determined by reference to the costs of funds for Eurodollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs, or (2) a base rate determined by reference to the highest of (a) the prime rate of JPMorgan Chase Bank, N.A., (b) the federal funds effective rate plus one-half of 1.00% and (c) LIBOR as described in subclause (1) plus 1.00%. At December 31, 2013, the applicable margin for borrowings under the ABL Facility was 2.50% with respect to LIBOR borrowings and 1.50% with respect to base rate borrowings. The applicable margin is subject to adjustment each fiscal quarter, based upon average historical excess availability during the preceding quarter.

Term Loan Facility

The Term Loan Facility has a maturity date of June 2018 and is secured by a first priority lien on substantially all of our assets and properties other than the First Priority ABL Collateral and a second priority lien on the First Priority ABL Collateral. The Term Loan Facility net proceeds at the RehabCare Merger totaled $693 million, net of a $7 million original issue discount that will be amortized over the tenor of the Term Loan Facility.

Borrowings under the Term Loan Facility bear interest at a rate per annum equal to an applicable margin plus, at our option, either: (1) LIBOR determined by reference to the costs of funds for Eurodollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs, or (2) a base rate determined by reference to the highest of (a) the prime rate of JPMorgan Chase Bank, N.A., (b) the federal funds effective rate plus one-half of 1.00% and (c) LIBOR described in subclause (1) plus 1.00%. LIBOR is subject to an interest rate floor of 1.00%. The applicable margin for borrowings under the Term Loan Facility was 3.25% with respect to LIBOR borrowings and 2.25% with respect to base rate borrowings.

Notes

In connection with the RehabCare Merger, we completed a private placement of the Notes. The Notes bear interest at an annual rate equal to 8.25% and are senior unsecured obligations of us and the subsidiary guarantors, ranking pari passu with all of their respective existing and future senior unsubordinated indebtedness. The indenture contains certain restrictive covenants that will, among other things, limit our and certain of our subsidiaries’ ability to incur, assume or guarantee additional indebtedness; pay dividends; make distributions or redeem or repurchase stock; restrict dividends, loans or asset transfers from our subsidiaries; sell or otherwise dispose of assets; and enter into transactions with affiliates. These covenants are subject to a number of limitations and exceptions. The indenture also contains customary events of default.

Pursuant to a registration rights agreement, we filed with the SEC a registration statement related to an offer to exchange the Notes for an issue of SEC-registered notes with substantially identical terms. The exchange offer commenced on October 13, 2011 and was completed on November 10, 2011.

Interest rate swaps

In December 2011, we entered into two interest rate swap agreements to hedge our floating interest rate on an aggregate of $225 million of outstanding debt under our Term Loan Facility. The interest rate swaps have an effective date of January 9, 2012, and expire on January 11, 2016. We are required to make payments based upon a fixed interest rate of 1.8925% calculated on the notional amount of $225 million. In exchange, we will receive interest on $225 million at a variable interest rate that is based upon the three-month LIBOR rate, subject to a minimum rate of 1.5%. We determined the interest rate swaps continue to qualify for cash flow hedge accounting treatment at December 31, 2013. However, the Term Loan Facility amendment completed in May 2013 reduced the LIBOR floor from 1.5% to 1.0%, therefore some partial ineffectiveness will result through the expiration of the interest rate swap agreement. For 2013, there was $0.4 million of ineffectiveness recognized related to the interest rate swaps recorded in interest expense. The fair value of the interest rate swaps recorded in other accrued liabilities was $1 million and $3 million at December 31, 2013 and December 31, 2012, respectively.

Other financing activities

As a result of deterioration in professional liability and workers compensation underwriting results of our limited purpose insurance subsidiary in 2012 and 2011, we made capital contributions of $14 million and $9 million in 2013 and 2012, respectively, to our limited purpose insurance subsidiary. Conversely, as a result of improved professional liability underwriting results of our limited purpose insurance subsidiary in 2010, we received a distribution of $3 million in 2011 from our limited purpose insurance subsidiary. These transactions were completed in accordance with applicable regulations. Neither the capital contributions nor the distribution had any impact on earnings.

Future payments of principal and interest due under long-term debt agreements and lease obligations as of December 31, 2013 follow (in thousands):

	Payments due by period
	Term Loan Facility (a)	Notes	ABL Facility(b)	Capital lease obligations	Other long-term debt	Non-cancelable operating leases			Total
Year						Ventas (c)	Other	Subtotal
2014	$42,309	$45,375	$7,192	$5	$523	$206,864	$100,063	$306,927	$402,331
2015	41,970	45,375	7,192	−	4,001	174,415	88,643	263,058	361,596
2016	40,864	45,375	7,192	–	128	176,315	81,604	257,919	351,478
2017	40,408	45,375	7,192	–	10	178,262	65,290	243,552	336,537
2018	765,508	45,375	259,115	–	−	143,957	54,322	198,279	1,268,277
Thereafter	−	569,158	–	–	–	607,446	263,550	870,996	1,440,154
	$931,059	$796,033	$287,883	$5	$4,662	$1,487,259	$653,472	$2,140,731	$4,160,373

(a)

The amount of the Term Loan Facility in the accompanying consolidated balance sheet at December 31, 2013 is net of an unamortized original issue discount of approximately $6 million. The fixed interest rate related to the interest rate swap agreements was applied on $225 million of the Term Loan Facility. The Term Loan Facility interest is based upon the weighted average interest rate of 4.3% for the portion of debt not subject to the interest rate swap agreements and 4.6% for the $225 million of debt subject to the interest rate swap agreements, both as of December 31, 2013.

(b)	The ABL Facility interest is based upon the weighted average interest rate of 2.8% as of December 31, 2013.
(c)	See “Part I – Item 1 – Business – Master Lease Agreements – Rental Amounts and Escalators” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

As of December 31, 2013, we had approximately $307 million of allowances for professional liability risks and approximately $188 million of allowances for workers compensation risks that are excluded from the table above.

Capital Resources

Capital expenditures and acquisitions

Excluding the RehabCare Merger and acquisitions, routine capital expenditures (expenditures necessary to maintain existing facilities that generally do not increase capacity or add services) totaled $101 million in 2013, $115 million in 2012 and $133 million in 2011. Hospital development capital expenditures (primarily new and replacement facility construction) totaled $12 million in 2013, $43 million in 2012 and $68 million in 2011. Nursing center development capital expenditures (primarily the addition of transitional care services for higher acuity patients and new facility construction) was immaterial in 2013, totaled $8 million in 2012 and $19 million in 2011. These capital expenditures were financed primarily through internally generated funds. At December 31, 2013, the estimated cost to complete and equip construction in progress approximated $7 million. We believe that our capital expenditure program is adequate to improve and equip our existing facilities. The reduction in the number of our nursing centers in 2013, primarily related to exiting from the 2012 Expiring Facilities and the 2013 Expiring Facilities, will result in reduced levels of aggregate routine capital spending in 2014 and beyond.

Expenditures for acquisitions totaled $224 million in 2013, $178 million in 2012 and $715 million in 2011. To the extent that the expenditures for acquisitions other than the RehabCare Merger were not financed through the use of operating cash flows, we utilized our ABL Facility to finance these transactions. For the RehabCare Merger, we issued common stock and utilized the ABL Facility, the Term Loan Facility and the Notes to finance the transaction.

The more significant acquisitions in the past three years included the Senior Home Care Acquisition in December 2013 ($95 million), the IntegraCare Acquisition in August 2012 ($71 million), the Professional Acquisition in September 2011 ($51 million), the RehabCare Merger in June 2011 ($662 million in cash and $301 million in our common stock) and the acquisition of previously leased real estate in the last three years ($208 million). In February 2014, we acquired the real estate of two previously leased facilities for $22 million.

Other Information

Effects of inflation and changing prices

We derive a substantial portion of our revenues from the Medicare and Medicaid programs. We have been, and could be in the future, materially adversely affected by the continuing efforts of governmental and private third party payors to contain healthcare costs.

We cannot assure you that reimbursement payments under governmental and private third party payor programs, including Medicare supplemental insurance policies, will remain at levels comparable to present levels or will be sufficient to cover the costs allocable to patients eligible for reimbursement pursuant to these programs. Medicare reimbursement in LTAC hospitals, IRFs and nursing centers, home health and hospice is subject to fixed payments under the Medicare prospective payment systems. In accordance with Medicare laws, CMS makes annual adjustments to Medicare payment rates in many prospective payment systems under what is commonly known as a “market basket update.” Each year, MedPAC makes payment policy recommendations to Congress for a variety of Medicare payment systems. Congress is not obligated to adopt MedPAC recommendations, and, based upon outcomes in previous years, there can be no assurance that Congress will adopt MedPAC’s recommendations in a given year. Medicaid reimbursement rates in many states in which we operate nursing centers also are based upon fixed payment systems. Generally, these rates are adjusted for inflation. However, these adjustments may not reflect the actual increase in the costs of providing healthcare services. In addition, Medicaid reimbursement can be impacted negatively by state budgetary pressures, which may lead to reduced reimbursement or delays in receiving payments. Moreover, we cannot assure you that the facilities operated by us, or the provision of goods and services offered by us, will meet the requirements for participation in such programs.

The reforms contained in the Patient Protection and Affordable Care Act and the Healthcare Education and Reconciliation Act (collectively, the “ACA”) have impacted each of our businesses in some manner and are directed in large part at increased quality and cost reductions. Several of the reforms are very significant and could ultimately change the nature of our services, the methods of payment for our services and the underlying regulatory environment. These reforms include the possible modifications to the conditions of qualification for payment, bundling of payments to cover both acute and post-acute care and the imposition of enrollment limitations on new providers.

The ACA also provides for: (1) reductions to the annual market basket payment updates for LTAC hospitals, IRFs, home health agencies and hospice providers which could result in lower reimbursement than in the preceding year; (2) additional annual “productivity adjustment” reductions to the annual market basket payment update as determined by CMS for LTAC hospitals, IRFs, and nursing centers (beginning in federal fiscal year 2012), home health agencies (beginning in federal fiscal year 2015) and hospice providers (beginning in federal fiscal year 2013); (3) new transparency, reporting and certification requirements for skilled nursing facilities, including disclosures regarding organizational structure, officers, directors, trustees, managing employees and financial, clinical and other related data; (4) a quality reporting system for hospitals (including LTAC hospitals and IRFs) beginning in federal fiscal year 2014; and (5) reductions in Medicare payments to hospitals (including LTAC hospitals and IRFs) beginning in federal fiscal year 2014 for failure to meet certain quality reporting standards or to comply with standards in new value based purchasing demonstration project programs.

The Budget Control Act of 2011 (as amended by the Taxpayer Relief Act) instituted an automatic 2% reduction on each claim submitted to Medicare beginning April 1, 2013. Reductions to Medicare reimbursement resulting from the Budget Control Act of 2011 could have a material adverse effect on our business, financial position, results of operations and liquidity.

The Taxpayer Relief Act also reduces Medicare payments by an additional 25% for subsequent procedures when multiple therapy services are provided on the same day. We believe that the new rules related to multiple therapy services will reduce our Medicare revenues by $25 million to $30 million on an annual basis.

On August 1, 2012, CMS issued final rules (the “2012 CMS Rules”) which, among other things, reduced Medicare reimbursement to our TC hospitals in 2013 and beyond by imposing a budget neutrality adjustment and modifying the short-stay outlier rules. Effective December 29, 2012, the 2012 CMS Rules: (1) began a three-year phase-in of a 3.75% budget neutrality adjustment; and (2) restored a payment reduction that will limit payments for very short-stay outliers that will reduce our TC hospital payments by approximately 0.5%.

As previously discussed, the 2011 CMS Rules have significantly reduced Medicare revenues in our nursing center and rehabilitation therapy businesses. We believe that the 2011 CMS Rules reduced our revenues on an annual basis by approximately $100 million in our nursing center business and have negatively impacted our rehabilitation therapy business by approximately $50 million.

On November 22, 2013, CMS issued final regulations regarding Medicare payment rates for home health agencies effective January 1, 2014. These final regulations which, among other things, implemented a 2.73% rebasing adjustment mandated under the ACA. Rebasing the rates includes adjustments to the 60-day episode and per visit payment rates, the non-national medical supply conversion factor and low utilization payment factors. The rebasing is expected to reduce payment rates by 2.8% in each of the next four years, beginning January 1, 2014.

Congress, MedPAC, and CMS will continue to address reimbursement rates for a variety of healthcare settings. We cannot predict the adjustments to Medicare payment rates that Congress or CMS may make in the future. Any downward adjustment to rates for the types of services we provide could have a material adverse effect on our business, financial position, results of operations and liquidity.

The LTAC Legislation creates new Medicare criteria and payment rules for LTAC hospitals. Under the new criteria, LTAC hospitals treating patients with at least a three-day prior stay in an acute care hospital intensive care unit and patients on prolonged mechanical ventilation admitted from an acute care hospital will continue to receive payment under the Long-Term Acute Care Prospective Payment System (“LTAC PPS”). Other patients will continue to have access to LTAC care, whether they are admitted to LTAC hospitals from acute care hospitals or directly from other settings or the community. LTAC hospitals will be paid at a “site-neutral” rate for these patients, based on the lesser of per diem Medicare rates paid for patients with the same diagnoses under the prospective payment system for general short-term acute care hospitals (“IPPS”) or LTAC costs.

The effective date of the new patient criteria is October 1, 2015, followed by a two-year phase-in period tied to each LTAC hospital’s cost reporting period. During the phase-in period, payment for patients receiving the site neutral rate will be based 50% on the current LTAC PPS and 50% on the new site neutral rate. Approximately 70% of our LTAC hospitals have a cost reporting period starting on or after July 1 of each year. Accordingly, the phase-in will not begin for most of our hospitals until after July 1, 2016 and full implementation of the new criteria will not begin until after July 1, 2018.

We continue to analyze Medicare and internal data to estimate the number of our cases that will continue to be paid under the LTAC PPS rate. At this time, we estimate that approximately 40% of our current LTAC patients will be paid at the site neutral rate under the new criteria once it is fully phased-in. The site-neutral payment rates will be based on the lesser of per diem Medicare rates paid for patients with the same diagnoses under IPPS or LTAC costs. There can be no assurance that these site neutral payments will not be materially less than the payments currently provided under LTAC PPS.

The additional patient criteria imposed by LTAC Legislation will reduce the population of patients eligible for LTAC PPS and change the basis upon which we are paid for other patients. These changes could have a material adverse effect on our business, financial position, results of operations and liquidity.

Congress continues to discuss additional deficit reduction measures, leading to a high degree of uncertainty regarding potential reforms to governmental healthcare programs, including Medicare and Medicaid. These discussions, along with other continuing efforts to reform governmental healthcare programs, could result in major changes in healthcare delivery and reimbursement systems on a national and state level, including changes directly impacting the government and private reimbursement systems for each of our businesses. Healthcare reform, future healthcare legislation or other changes in the administration or interpretation of governmental healthcare programs, whether resulting from deficit reduction measures or otherwise, could have a material adverse effect on our business, financial position, results of operations and liquidity.

We believe that our operating margins also will continue to be under pressure as the growth in operating expenses, particularly professional liability, labor and employee benefits costs, exceeds payment increases from third party payors. In addition, as a result of competitive pressures, our ability to maintain operating margins through price increases to private patients is limited.

See “Part I – Item 1 – Business – Governmental Regulation” for a detailed discussion of Medicare and Medicaid reimbursement regulations. Also see “Part I – Item 1A – Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Item 8.	Financial Statements and Supplementary Data

The information required by this Item 8 is included in appendix pages F-2 through F-59 of this Current Report on Form 8-K and incorporated herein by reference.

KINDRED HEALTHCARE, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

AND FINANCIAL STATEMENT SCHEDULES

(a)	All other schedules have been omitted because the required information is not present or not present in material amounts.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

of Kindred Healthcare, Inc.:

In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Kindred Healthcare, Inc. and its subsidiaries at December 31, 2013 and 2012, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2013 in conformity with accounting principles generally accepted in the United States of America.  In addition, in our opinion, the financial statement schedule listed in the accompanying index presents fairly, in all material respects, the information set forth therein when read in conjunction with the related financial statements.  Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2013, based on criteria established in Internal Control - Integrated Framework (1992) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).  The Company’s management is responsible for these financial statements and financial statement schedule, for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in Management’s Annual Report on Internal Control over Financial Reporting (not separately included herein) under Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.  Our responsibility is to express opinions on these financial statements, on the financial statement schedule, and on the Company’s internal control over financial reporting based on our integrated audits.  We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects.  Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk.  Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/   PRICEWATERHOUSECOOPERS LLP

Louisville, Kentucky

February 28, 2014 except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the discontinued operations presentation of certain hospitals and nursing centers discussed in Note 3, as to which the date is November 14, 2014.

KINDRED HEALTHCARE, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share amounts)

	Year ended December 31,
	2013	2012		2011
Revenues	$4,835,585		$4,856,142		$4,160,108
Salaries, wages and benefits	2,954,663		2,974,342		2,548,832
Supplies	322,941		335,905		309,103
Rent	311,526		303,564		276,540
Other operating expenses	965,760		893,974		838,647
Other income	(1,442)		(12,660)		(13,180)
Impairment charges	77,193		108,953		73,554
Depreciation and amortization	154,206		160,066		126,905
Interest expense	108,009		107,825		80,841
Investment income	(4,046)		(986)		(987)
	4,888,810		4,870,983		4,240,255
Loss from continuing operations before income taxes	(53,225)		(14,841)		(80,147)
Provision (benefit) for income taxes	(11,319)		30,642		(13,604)
Loss from continuing operations	(41,906)		(45,483)		(66,543)
Discontinued operations, net of income taxes:
Income (loss) from operations	(39,042)		10,904		12,824
Loss on divestiture of operations	(83,887)		(4,745)		–
Income (loss) from discontinued operations	(122,929)		6,159		12,824
Net loss	(164,835)		(39,324)		(53,719)
(Earnings) loss attributable to noncontrolling interests:
Continuing operations	(3,890)		(1,382)		81
Discontinued operations	233		339		157
	(3,657)		(1,043)		238
Loss attributable to Kindred	$(168,492)		$(40,367)		$(53,481)
Amounts attributable to Kindred stockholders:
Loss from continuing operations	$(45,796)		$(46,865)		$(66,462)
Income (loss) from discontinued operations	(122,696)		6,498		12,981
Net loss	$(168,492)		$(40,367)		$(53,481)
Loss per common share:
Basic:
Loss from continuing operations	$(0.88)		$(0.91)		$(1.44)
Discontinued operations:
Income (loss) from operations	(0.74)		0.22		0.28
Loss on divestiture of operations	(1.61)		(0.09)		–
Income (loss) from discontinued operations	(2.35)		0.13		0.28
Net loss	$(3.23)		$(0.78)		$(1.16)
Diluted:
Loss from continuing operations	$(0.88)		$(0.91)		$(1.44)
Discontinued operations:
Income (loss) from operations	(0.74)		0.22		0.28
Loss on divestiture of operations	(1.61)		(0.09)		–
Income (loss) from discontinued operations	(2.35)		0.13		0.28
Net loss	$(3.23)		$(0.78)		$(1.16)
Shares used in computing loss per common share:
Basic	52,249		51,659		46,280
Diluted	52,249		51,659		46,280
Cash dividends declared and paid per common share	$0.24	$	−	$	−

See accompanying notes.

KINDRED HEALTHCARE, INC.

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

(In thousands)

	Year ended December 31,
	2013	2012	2011
Net loss	$(164,835)	$(39,324)	$(53,719)
Other comprehensive income (loss):
Available-for-sale securities (See Note 10):
Change in unrealized investment gains (losses)	2,877	1,383	(518)
Reclassification of (gains) losses realized in net loss	(3,237)	(95)	40
Net change	(360)	1,288	(478)
Interest rate swaps (See Notes 1 and 12):
Change in unrealized gains (losses)	1,212	(1,834)	(815)
Reclassification of ineffectiveness realized in net loss	(373)	−	−
Reclassification of losses realized in net loss, net of payments	−	206	–
Net change	839	(1,628)	(815)
Defined benefit post-retirement plan:
Unrealized gain (loss) due to fair value adjustments	2,466	(590)	(1,301)
Income tax expense (benefit) related to items of other comprehensive income (loss)	(1,315)	517	990
Other comprehensive income (loss)	1,630	(413)	(1,604)
Comprehensive loss	(163,205)	(39,737)	(55,323)
(Earnings) loss attributable to noncontrolling interests	(3,657)	(1,043)	238
Comprehensive loss attributable to Kindred	$(166,862)	$(40,780)	$(55,085)

See accompanying notes.

KINDRED HEALTHCARE, INC.

CONSOLIDATED BALANCE SHEET

(In thousands, except per share amounts)

	December 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$35,972	$50,007
Cash–restricted	3,713	5,197
Insurance subsidiary investments	96,295	86,168
Accounts receivable less allowance for loss of $41,025 – 2013 and $23,959 – 2012	916,529	1,038,605
Inventories	25,780	32,021
Deferred tax assets	37,920	12,663
Income taxes	36,846	13,573
Other	43,673	35,532
	1,196,728	1,273,766
Property and equipment, at cost:
Land	82,444	93,178
Buildings	984,134	1,209,919
Equipment	815,670	900,136
Construction in progress	24,118	23,670
	1,906,366	2,226,903
Accumulated depreciation	(979,791)	(1,083,777)
	926,575	1,143,126
Goodwill	992,102	1,041,266
Intangible assets less accumulated amortization of $52,211 – 2013 and $34,854 – 2012	423,303	439,767
Assets held for sale	20,978	4,131
Insurance subsidiary investments	149,094	116,424
Deferred tax assets	17,043	–
Other	220,046	219,466
Total assets	$3,945,869	$4,237,946
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$181,772	$210,668
Salaries, wages and other compensation	361,192	389,009
Due to third party payors	33,747	35,420
Professional liability risks	60,993	54,088
Other accrued liabilities	146,495	137,204
Long-term debt due within one year	8,222	8,942
	792,421	835,331
Long-term debt	1,579,391	1,648,706
Professional liability risks	246,230	236,630
Deferred tax liabilities	−	9,764
Deferred credits and other liabilities	206,611	214,671
Commitments and contingencies (Note 13)
Equity:
Stockholders’ equity:
Preferred stock, $0.25 par value; authorized 1,000 shares; none issued and outstanding	–	–
Common stock, $0.25 par value; authorized 175,000 shares; issued 54,165 shares – 2013 and 53,280 shares – 2012	13,541	13,320
Capital in excess of par value	1,146,193	1,145,922
Accumulated other comprehensive loss	(252)	(1,882)
Retained earnings (deficit)	(76,825)	98,799
	1,082,657	1,256,159
Noncontrolling interests	38,559	36,685
Total equity	1,121,216	1,292,844
Total liabilities and equity	$3,945,869	$4,237,946

See accompanying notes.

KINDRED HEALTHCARE, INC.

CONSOLIDATED STATEMENT OF EQUITY

(In thousands)

		Attributable to Kindred stockholders
	Redeemable noncontrolling interests	Shares of common stock	Par value common stock	Capital in excess of par value	Accumulated other comprehensive income/(loss)	Retained earnings (deficit)	Nonredeemable noncontrolling interests	Total
Balances, December 31, 2010	$–	39,495	$9,874	$828,593	$135	$193,157	$–	$1,031,759
Acquired noncontrolling interests	23,869						23,990	23,990
Comprehensive income (loss):
Net income (loss)	424					(53,481)	(662)	(54,143)
Net unrealized investment losses, net of income taxes					(311)			(311)
Other					(1,293)			(1,293)
Comprehensive income (loss)	424							(55,747)
Grant of non-vested restricted stock		374	93	(93)				–
Issuance of common stock in connection with employee benefit plans		415	104	3,030		(115)		3,019
Shares tendered by employees for statutory tax withholdings upon issuance of common stock		(156)	(39)	(2,983)		(389)		(3,411)
Stock-based compensation amortization				12,819				12,819
Income tax benefit in connection with the issuance of common stock under employee benefit plans				389				389
Shares issued in connection with the RehabCare Merger		11,988	2,997	297,429				300,426
Purchase of noncontrolling interests				(995)			(6,297)	(7,292)
Reclassification of noncontrolling interests	(14,589)						14,589	14,589
Balances, December 31, 2011	9,704	52,116	13,029	1,138,189	(1,469)	139,172	31,620	1,320,541
Comprehensive income (loss):
Net income (loss)	140					(40,367)	903	(39,464)
Net unrealized investment gains, net of income taxes					837			837
Other					(1,250)			(1,250)
Comprehensive income (loss)	140							(39,877)
Grant of non-vested restricted stock		1,079	270	(270)				–
Issuance of common stock in connection with employee benefit plans		248	62	85				147
Shares tendered by employees for statutory tax withholdings upon issuance of common stock		(163)	(41)	(1,863)		(6)		(1,910)
Stock-based compensation amortization				10,852				10,852
Income tax provision in connection with the issuance of common stock under employee benefit plans				(2,405)				(2,405)
Contributions made by noncontrolling interests							200	200
Distributions to noncontrolling interests	(571)						(3,258)	(3,258)
Purchase of noncontrolling interests	(2,031)			1,334			(22)	1,312
Reclassification of noncontrolling interests	(7,242)						7,242	7,242
Balances, December 31, 2012	–	53,280	13,320	1,145,922	(1,882)	98,799	36,685	1,292,844
Comprehensive loss:
Net income (loss)						(168,492)	3,657	(164,835)
Net unrealized investment losses, net of income taxes					(234)			(234)
Other					1,864			1,864
Comprehensive loss								(163,205)
Grant of non-vested restricted stock		756	189	(189)				–
Issuance of common stock in connection with employee benefit plans		411	103	496		(138)		461
Shares tendered by employees for statutory tax withholdings upon issuance of common stock		(282)	(71)	(2,787)		(495)		(3,353)
Stock-based compensation amortization				11,183				11,183
Income tax provision in connection with the issuance of common stock under employee benefit plans				(1,930)				(1,930)
Contribution made by noncontrolling interests							268	268
Distributions to noncontrolling interests							(2,051)	(2,051)
Dividends paid				(6,502)		(6,499)		(13,001)
Balances, December 31, 2013	$–	54,165	$13,541	$1,146,193	$(252)	$(76,825)	$38,559	$1,121,216
See accompanying notes.

KINDRED HEALTHCARE, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

	Year ended December 31,
	2013	2012	2011
Cash flows from operating activities:
Net loss	$(164,835)	$(39,324)	$(53,719)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	182,389	201,484	165,594
Amortization of stock-based compensation costs	11,183	10,852	12,819
Amortization of deferred financing costs	11,905	9,683	7,581
Payment of lender fees related to senior debt modifications and debt issuance	(6,189)	(2,940)	(46,232)
Provision for doubtful accounts	44,640	23,692	35,133
Deferred income taxes	(36,650)	(11,524)	195
Impairment charges	87,825	110,856	129,281
Loss on divestiture of discontinued operations	83,887	4,745	–
Other	4,301	1,772	(2,063)
Change in operating assets and liabilities:
Accounts receivable	52,271	(58,705)	(144,830)
Inventories and other assets	4,262	(29,382)	(802)
Accounts payable	(22,095)	(6,515)	685
Income taxes	(17,032)	29,991	(4,745)
Due to third party payors	(1,671)	(2,723)	568
Other accrued liabilities	(34,779)	20,600	54,241
Net cash provided by operating activities	199,412	262,562	153,706
Cash flows from investing activities:
Routine capital expenditures	(100,908)	(115,175)	(132,903)
Development capital expenditures	(11,824)	(50,322)	(87,655)
Acquisitions, net of cash acquired	(224,319)	(178,212)	(715,458)
Sale of assets	250,606	1,260	1,714
Purchase of insurance subsidiary investments	(46,127)	(38,041)	(35,623)
Sale of insurance subsidiary investments	49,954	38,363	46,307
Net change in insurance subsidiary cash and cash equivalents	(44,077)	(21,285)	(14,213)
Change in other investments	122	1,465	1,003
Other	376	(539)	(512)
Net cash used in investing activities	(126,197)	(362,486)	(937,340)
Cash flows from financing activities:
Proceeds from borrowings under revolving credit	1,675,800	1,784,300	2,126,800
Repayment of borrowings under revolving credit	(1,740,400)	(1,757,100)	(2,198,300)
Proceeds from issuance of senior unsecured notes	–	–	550,000
Proceeds from issuance of term loan, net of discount	–	97,500	693,000
Repayment of other long-term debt	(6,876)	(10,664)	(350,878)
Payment of deferred financing costs	(1,666)	(1,465)	(9,098)
Contribution made by noncontrolling interests	–	200	–
Distribution made to noncontrolling interests	(2,051)	(3,829)	–
Purchase of noncontrolling interests	–	(719)	(7,292)
Issuance of common stock	461	147	3,019
Dividends paid	(13,001)	−	−
Other	483	–	776
Net cash provided by (used in) financing activities	(87,250)	108,370	808,027
Change in cash and cash equivalents	(14,035)	8,446	24,393
Cash and cash equivalents at beginning of period	50,007	41,561	17,168
Cash and cash equivalents at end of period	$35,972	$50,007	$41,561
Supplemental information:
Interest payments	$97,227	$95,638	$47,552
Income tax payments	17,386	20,705	1,611
Rental payments to Ventas, Inc.	248,466	260,332	253,332
Issuance of common stock in RehabCare Merger (see Note 4)	–	–	300,426
Financing costs paid in connection with RehabCare Merger (see Note 4)	–	–	13,074

See accompanying notes.

KINDRED HEALTHCARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ACCOUNTING POLICIES

Reporting entity

Kindred Healthcare, Inc. is a healthcare services company that through its subsidiaries operates transitional care (“TC”) hospitals, inpatient rehabilitation hospitals (“IRFs”), nursing centers, assisted living facilities, a contract rehabilitation services business and a home health and hospice business across the United States (collectively, the “Company” or “Kindred”).

Basis of presentation

The consolidated financial statements include all subsidiaries. All intercompany transactions have been eliminated. Investments in affiliates in which the Company has a 50% or less interest are accounted for by the equity method.

The Company has completed several transactions related to the divestiture of unprofitable hospitals and nursing centers to improve its future operating results. For accounting purposes, the operating results of these businesses and the losses or impairments associated with these transactions have been classified as discontinued operations in the accompanying consolidated statement of operations for all periods presented. Assets not sold at December 31, 2013 have been measured at the lower of carrying value or estimated fair value less costs of disposal and have been classified as held for sale in the accompanying consolidated balance sheet. See Notes 2 and 3.

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles and include amounts based upon the estimates and judgments of management. Actual amounts may differ from those estimates.

Recently issued accounting requirements

In July 2013, the Financial Accounting Standards Board (the “FASB”) issued authoritative guidance related to financial statement presentation of an unrecognized tax benefit. The main provisions of the guidance state that an entity must present an unrecognized tax benefit, or a portion of an unrecognized tax benefit, in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward. The guidance is effective for all interim and annual reporting periods beginning after December 15, 2013. Early adoption is permitted for all entities. The adoption of the guidance is not expected to have a material impact on the Company’s business, financial position, results of operations or liquidity.

In February 2013, the FASB amended its authoritative guidance issued in December 2011 related to the deferral of the requirement to present reclassification adjustments out of accumulated other comprehensive income in both the statement in which net income is presented and the statement in which other comprehensive income is presented. The amended provisions require an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component. In addition, an entity is required to present, either on the face of the statement where net income is presented or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required under United States generally accepted accounting principles to be reclassified to net income in its entirety in the same reporting period. For all other amounts, an entity is required to cross-reference to other disclosures that provide additional details about these amounts. All other requirements of the original June 2011 update were not impacted by the amendment which became effective for all interim and annual reporting periods beginning after December 15, 2012. The adoption of the guidance did not have a material impact on the Company’s business, financial position, results of operations or liquidity.

Reclassifications

Certain prior year amounts have been reclassified to conform with the current year presentation.

Revenues

Revenues are recorded based upon estimated amounts due from patients and third party payors for healthcare services provided, including anticipated settlements under reimbursement agreements with Medicare, Medicaid, Medicare Advantage and other third party payors. Revenues under third party agreements are subject to examination and retroactive adjustment. Provisions for estimated third party adjustments are provided in the period the related services are rendered. Differences between the amounts accrued and subsequent settlements are recorded in the periods the interim or final settlements are determined.

KINDRED HEALTHCARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 1 – ACCOUNTING POLICIES (Continued)

Revenues (Continued)

A summary of revenues by payor type follows (in thousands):

	Year ended December 31,
	2013	2012	2011
Medicare	$2,007,690	$2,041,016	$1,803,342
Medicaid	572,461	557,442	556,996
Medicare Advantage	367,643	352,436	306,383
Other	2,097,141	2,108,702	1,674,128
	5,044,935	5,059,596	4,340,849
Eliminations	(209,350)	(203,454)	(180,741)
	$4,835,585	$4,856,142	$4,160,108

Cash and cash equivalents

Cash and cash equivalents include highly liquid investments with an original maturity of three months or less when purchased. The Company reclassifies outstanding checks in excess of funds on deposit. As of December 31, 2013, $41.7 million was reclassified to accounts payable and $4.0 million was reclassified to salaries, wages and other compensation. As of December 31, 2012, $46.9 million was reclassified to accounts payable and $6.7 million was reclassified to salaries, wages and other compensation.

Insurance subsidiary investments

The Company maintains investments for the payment of claims and expenses related to professional liability and workers compensation risks. These investments have been categorized as available-for-sale and are reported at fair value. The fair value of publicly traded debt and equity securities and money market funds are based upon quoted market prices or observable inputs such as interest rates using either a market or income valuation approach. Since the Company’s insurance subsidiary investments are restricted for a limited purpose, they are classified in the accompanying consolidated balance sheet based upon the expected current and long-term cash requirements of the limited purpose insurance subsidiary.

The Company follows the authoritative guidance related to the meaning of other-than-temporary impairment and its application to certain investments to assess whether the Company’s investments with unrealized loss positions are other-than-temporarily impaired. Unrealized gains and losses, net of deferred income taxes, are reported as a component of accumulated other comprehensive income (loss). Realized gains and losses and declines in value judged to be other-than-temporary are determined using the specific identification method and are reported in the Company’s statement of operations. See Note 10.

Accounts receivable

Accounts receivable consist primarily of amounts due from the Medicare and Medicaid programs, other government programs, managed care health plans, commercial insurance companies, skilled nursing and hospital customers, and individual patients and customers. Estimated provisions for doubtful accounts are recorded to the extent it is probable that a portion or all of a particular account will not be collected.

In evaluating the collectibility of accounts receivable, the Company considers a number of factors, including the age of the accounts, changes in collection patterns, the composition of patient accounts by payor type, the status of ongoing disputes with third party payors and general industry conditions. Actual collections of accounts receivable in subsequent periods may require changes in the estimated provision for loss. Changes in these estimates are charged or credited to the results of operations in the period of change. Based upon improved cash collections in the Company’s rehabilitation division, the Company recognized a change in estimate that reduced the provision for doubtful accounts by $8.4 million in 2012.

The provision for doubtful accounts totaled $27.0 million for 2013, $10.3 million for 2012 and $19.4 million for 2011.

Due to third party payors

The Company’s hospitals and nursing centers are required to submit cost reports at least annually to various state and federal agencies administering the respective reimbursement programs. In many instances, interim cash payments to the Company are only an estimate of the amount due for services provided. Any overpayment to the Company arising from the completion of a cost report is recorded as a liability.

KINDRED HEALTHCARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 1 – ACCOUNTING POLICIES (Continued)

Inventories

Inventories consist primarily of pharmaceutical and medical supplies and are stated at the lower of cost (first-in, first-out) or market.

Property and equipment

Property and equipment is carried at cost less accumulated depreciation. Depreciation expense, computed by the straight-line method, was $132.1 million for 2013, $138.1 million for 2012 and $113.5 million for 2011. These amounts include amortization of assets recorded under capital leases. Depreciation rates for buildings range generally from 20 to 45 years. Leasehold improvements are depreciated over their estimated useful lives or the remaining lease term, whichever is shorter. Estimated useful lives of equipment vary from five to 15 years. Depreciation expense is not recorded for property and equipment classified as held for sale.

Interest costs incurred during the construction of the Company’s development projects are capitalized. Capitalized interest for the years ended December 31, 2013, 2012 and 2011 was $0.1 million, $2.4 million and $1.5 million, respectively. Repairs and maintenance are expensed as incurred.

The Company separates capital expenditures into two categories, routine and development, in the accompanying consolidated statement of cash flows. Purchases of routine property and equipment include expenditures at existing facilities that generally do not result in increased capacity or the expansion of services. Development capital expenditures include expenditures for the development of new facilities or the expansion of services or capacity at existing facilities.

Long-lived assets

The Company reviews the carrying value of certain long-lived assets and finite lived intangible assets with respect to any events or circumstances that indicate an impairment or an adjustment to the amortization period is necessary. If circumstances suggest that the recorded amounts cannot be recovered based upon estimated future undiscounted cash flows, the carrying values of such assets are reduced to fair value.

In assessing the carrying values of long-lived assets, the Company estimates future cash flows at the lowest level for which there are independent, identifiable cash flows. For this purpose, these cash flows are aggregated based upon the contractual agreements underlying the operation of the facility or group of facilities. Generally, an individual facility is considered the lowest level for which there are independent, identifiable cash flows. However, to the extent that groups of facilities are leased under a master lease agreement in which the operations of a facility and compliance with the lease terms are interdependent upon other facilities in the agreement (including the Company’s ability to renew the lease or divest a particular property), the Company defines the group of facilities under a master lease agreement as the lowest level for which there are independent, identifiable cash flows. Accordingly, the estimated cash flows of all facilities within a master lease agreement are aggregated for purposes of evaluating the carrying values of long-lived assets.

Losses associated with the disposition or planned disposition of long-lived assets for the year ended December 31, 2013 are discussed in Note 2.

On July 29, 2011, the Centers for Medicare and Medicaid Services (“CMS”) issued final rules which, among other things, significantly reduced Medicare payments to nursing centers and changed the reimbursement for the provision of group rehabilitation therapy services to Medicare beneficiaries beginning October 1, 2011 (the “2011 CMS Rules”). In connection with the 2011 CMS Rules, the Company determined that the impact of the 2011 CMS Rules was a triggering event in the third quarter of 2011 and accordingly tested the recoverability of nursing center property and equipment asset groups impacted by the reduced Medicare payments. The Company recorded pretax impairment charges aggregating $4.9 million ($3.0 million net of income taxes) in 2011 to reflect the amount by which the carrying value of certain assets exceeded their estimated fair value. In addition, the Company recorded pretax impairment charges aggregating $1.1 million ($0.7 million net of income taxes) for the year ended December 31, 2013 and $1.0 million ($0.6 million net of income taxes) for the year ended December 31, 2012 of property and equipment expended in the same nursing center asset groups. The impairment charges did not impact the Company’s cash flows or liquidity.

KINDRED HEALTHCARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 1 – ACCOUNTING POLICIES (Continued)

Goodwill and intangible assets

Goodwill and indefinite-lived intangible assets primarily originated from business combinations accounted for as purchase transactions. Indefinite-lived intangible assets consist of trade names, Medicare certifications and certificates of need.

A summary of goodwill by reporting unit follows (in thousands):

	Hospitals		Nursing centers		Skilled nursing rehabilitation services		Hospital rehabilitation services		Home health		Hospice		Total
Balances, December 31, 2011		$745,411	$	−		$107,026		$167,753		$49,254		$15,211	$1,084,655
Acquisitions		−		−		−		−		49,757		11,577	61,334
Impairment charges		−		−		(107,899)		−		−		−	(107,899)
Other		1,654		−		873		266		306		77	3,176
Balances, December 31, 2012		747,065		−		−		168,019		99,317		26,865	1,041,266
Acquisitions		2,546		−		−		5,315		89,605		105	97,571
Dispositions (See Note 2)		(70,131)		−		−		−		−		−	(70,131)
Impairment charges		−		−		−		−		(76,082)		−	(76,082)
Other		−		−		−		−		(462)		(60)	(522)
Balances, December 31, 2013		$679,480	$	−	$	−		$173,334		$112,378		$26,910	$992,102
Accumulated impairment charges:
December 31, 2012	$	−		$(6,080)		$(153,898)	$	−	$	−	$	−	$(159,978)
December 31, 2013	$	−		$(6,080)		$(153,898)	$	−		$(76,082)	$	−	$(236,060)

In accordance with the authoritative guidance for goodwill and other intangible assets, the Company is required to perform an impairment test for goodwill and indefinite-lived intangible assets at least annually or more frequently if adverse events or changes in circumstances indicate that the asset may be impaired.

The Company performs its annual goodwill impairment test at the end of each fiscal year for each of its reporting units. A reporting unit is either an operating segment or one level below the operating segment, referred to as a component. When the components within the Company’s operating segments have similar economic characteristics, the Company aggregates the components of its operating segments into one reporting unit. Accordingly, the Company has determined that its reporting units are hospitals, nursing centers, skilled nursing rehabilitation services, hospital rehabilitation services, home health and hospice. The home health and hospice reporting units are included in the care management division.

In connection with the preparation of the Company’s operating results for the fourth quarter of 2013, the Company determined that the impact of regulatory changes announced on November 22, 2013 related to the Company’s home health reporting unit was an impairment triggering event. The regulatory changes resulted from action by CMS to, among other changes, rebase home health payment rates by reducing the national standardized 60 day episode payment rate by 2.8% in each of the next four years beginning January 1, 2014. The Company tested the recoverability of the home health reporting unit goodwill, other intangible assets and long-lived assets. The Company recorded a pretax impairment charge aggregating $76.1 million ($58.3 million net of income taxes) in the fourth quarter of 2013 to reflect the amount by which the carrying value of its home health reporting unit goodwill exceeded the estimated fair value. The Company determined that other intangible assets and long-lived assets in the home health reporting unit were not impaired.

In connection with the preparation of the Company’s operating results for the fourth quarter of 2012, the Company determined that the impact of regulatory changes related to the Company’s skilled nursing rehabilitation services reporting unit was a triggering event in the fourth quarter of 2012, simultaneously with the Company’s annual impairment test. The regulatory changes included a new pre-payment manual medical review process for certain Medicare Part B services exceeding $3,700 which became effective October 1, 2012 and new rules which became effective April 1, 2013 under the American Taxpayer Relief Act of 2012 (the “Taxpayer Relief Act”) that reduced Medicare Part B payments by an additional 25% for subsequent procedures when multiple therapy services are provided on the same day. The Company tested the recoverability of its skilled nursing rehabilitation services reporting unit goodwill, other intangible assets and long-lived assets. The Company recorded a pretax impairment charge aggregating $107.9 million ($101.6 million net of income taxes) (which represented the entire skilled nursing rehabilitation services reporting unit goodwill) in the fourth quarter of 2012 to reflect the amount by which the carrying value of goodwill exceeded the estimated fair value. The Company determined that other intangible assets and long-lived assets in the skilled nursing rehabilitation services reporting unit were not impaired.

KINDRED HEALTHCARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 1 – ACCOUNTING POLICIES (Continued)

Goodwill and intangible assets (Continued)

In connection with the 2011 CMS Rules, the Company determined that the impact of the 2011 CMS Rules was a triggering event in the third quarter of 2011 and accordingly tested the recoverability of its nursing centers reporting unit goodwill and indefinite-lived intangible assets impacted by the reduced Medicare payments. The Company recorded a pretax impairment charge aggregating $6.1 million ($3.7 million net of income taxes) (which represented the entire nursing centers reporting unit goodwill) in the third quarter of 2011 to reflect the amount by which the carrying value of certain assets exceeded their estimated fair value.

During 2011, the estimated negative impact from changes in the reimbursement of group rehabilitation therapy services to Medicare beneficiaries implemented by the 2011 CMS Rules on October 1, 2011 was greater than expected, and as a result, the Company lowered its cash flow expectations for its skilled nursing rehabilitation services reporting unit, causing the carrying value of goodwill of this reporting unit to exceed its estimated fair value in testing the recoverability of goodwill. As a result, the Company recorded a pretax impairment charge of $46.0 million ($42.6 million net of income taxes) in 2011. The Company also reviewed the other intangible assets and long-lived assets related to the skilled nursing rehabilitation services reporting unit and determined there were no impairments of these assets.

None of the previously discussed impairment charges impacted the Company’s cash flows or liquidity.

The goodwill impairment test involves a two-step process. The first step is a comparison of each reporting unit’s fair value to its carrying value. If the carrying value of the reporting unit is greater than its fair value, there is an indication that impairment may exist and the second step must be performed to measure the amount of impairment loss, if any. Based upon the results of the step one impairment test for goodwill for hospitals, hospital rehabilitation services and hospice reporting units for the year ended December 31, 2013, no goodwill impairment charges were recorded in connection with the Company’s annual impairment test. Based upon the results of the step one impairment test for goodwill for the Company’s hospitals, hospital rehabilitation services, home health and hospice reporting units for the years ended December 31, 2012 and December 31, 2011, no impairment charges were recorded.

Since quoted market prices for the Company’s reporting units are not available, the Company applies judgment in determining the fair value of these reporting units for purposes of performing the goodwill impairment test. The Company relies on widely accepted valuation techniques, including discounted cash flow and market multiple analyses approaches, which capture both the future income potential of the reporting unit and the market behaviors and actions of market participants in the industry that includes the reporting unit. These types of analyses require the Company to make assumptions and estimates regarding future cash flows, industry-specific economic factors and the profitability of future business strategies. The discounted cash flow approach uses a projection of estimated operating results and cash flows that are discounted using a weighted average cost of capital. Under the discounted cash flow approach, the projection uses management’s best estimates of economic and market conditions over the projected period for each reporting unit including growth rates in the number of admissions, patient days, reimbursement rates, operating costs, rent expense and capital expenditures. Other significant estimates and assumptions include terminal value growth rates, changes in working capital requirements and weighted average cost of capital. The market multiple analysis estimates fair value by applying cash flow multiples to the reporting unit’s operating results. The multiples are derived from comparable publicly traded companies with similar operating and investment characteristics to the reporting units.

Other than the impairment of goodwill for the Company’s home health reporting unit, the Company has determined that there was no other goodwill or other intangible asset impairments as of December 31, 2013. However, adverse changes in the operating environment and related key assumptions used to determine the fair value of the Company’s reporting units and indefinite-lived intangible assets or declines in the value of the Company’s common stock may result in future impairment charges for a portion or all of these assets. Specifically, if the rate of growth of government and commercial revenues earned by the Company’s reporting units were to be less than projected or if healthcare reforms were to negatively impact the Company’s business, an impairment charge of a portion or all of these assets may be required. An impairment charge could have a material adverse effect on the Company’s business, financial position and results of operations, but would not be expected to have an impact on the Company’s cash flows or liquidity.

The Company’s indefinite-lived intangible assets consist of trade names, Medicare certifications and certificates of need. The fair values of the Company’s indefinite-lived intangible assets are derived from current market data and projections at a facility level which include management’s best estimates of economic and market conditions over the projected period including growth rates in the number of admissions, patient days, reimbursement rates, operating costs, rent expense and capital expenditures. Other significant estimates and assumptions include terminal value growth rates, changes in working capital requirements and weighted average cost of capital. Certificates of need intangible assets are estimated primarily using both a replacement cost methodology and an excess earnings method, a form of discounted cash flows, which is based upon the concept that net after-tax cash flows provide a return supporting all of the assets of a business enterprise.

KINDRED HEALTHCARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 1 – ACCOUNTING POLICIES (Continued)

Goodwill and intangible assets (Continued)

At December 31, 2011, the carrying value of the Company’s certificates of need intangible assets exceeded its fair value as a result of declining earnings and cash flows related to five hospitals and two co-located nursing centers in Massachusetts, all of which were acquired in 2006. The declining earnings and cash flows are attributable to a difficult long-term acute care operating environment in Massachusetts in which the Company was unable to achieve consistent operating results, as well as automatic future Medicare reimbursement reductions triggered in December 2011 by the Budget Control Act of 2011. In addition, the Company decided in the fourth quarter of 2011 to close one of the five hospitals. The pretax impairment charge related to the certificates of need totaled $54.4 million ($33.3 million net of income taxes), of which $37.8 million ($23.1 million net of income taxes) was reclassified to discontinued operations. The Company reviewed the other long-lived assets related to these five hospitals and two co-located nursing centers and determined there was no impairment. Based upon the results of the annual impairment test for indefinite-lived intangible assets other than certificates of need intangible assets discussed above for the years ended December 31, 2013, 2012 and 2011, no impairment charges were recorded.

Losses associated with the disposition or planned disposition of indefinite-lived intangible assets for the year ended December 31, 2013 are discussed in Note 2.

The annual impairment tests for certain of the Company’s indefinite-lived intangible assets are performed as of May 1, July 1, September 1 and October 1 while all others are performed as of December 31. No impairment charges were recorded in connection with the annual impairment tests as of October 1, 2013, September 1, 2013, July 1, 2013 or May 1, 2013.

The Company’s intangible assets include both finite and indefinite-lived intangible assets. The Company’s intangible assets with finite lives are amortized in accordance with the authoritative guidance for goodwill and other intangible assets using the straight-line method over their estimated useful lives ranging from one to 20 years.

Amortization expense computed by the straight-line method totaled $22.1 million for 2013, $22.0 million for 2012 and $13.4 million for 2011.

The estimated annual amortization expense for the next five years for intangible assets at December 31, 2013 follows (in thousands):

2014	$21,603
2015	20,274
2016	17,882
2017	15,809
2018	15,088

A summary of intangible assets at December 31 follows (in thousands):

	2013					2012
	Cost	Accumulated amortization		Carrying value	Weighted average life	Cost	Accumulated amortization		Carrying value	Weighted average life
Non-current:
Trade names (indefinite life)	$115,400	$	−	$115,400		$115,400	$	−	$115,400
Medicare certifications (indefinite life)	94,407		−	94,407		107,487		−	107,487
Certificates of need (indefinite life)	26,167		−	26,167		19,704		−	19,704
Non-compete agreements	5,496		(2,969)	2,527	3 years	6,985		(3,921)	3,064	3 years
Leasehold interests	370		(195)	175	6 years	1,100		(661)	439	4 years
Trade names	29,434		(9,384)	20,050	8 years	24,705		(6,664)	18,041	7 years
Customer relationship assets	204,240		(39,663)	164,577	14 years	199,240		(23,608)	175,632	14 years
	$475,514		$(52,211)	$423,303		$474,621		$(34,854)	$439,767

KINDRED HEALTHCARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 1 – ACCOUNTING POLICIES (Continued)

Insurance risks

Provisions for loss for professional liability risks and workers compensation risks are based upon management’s best available information including actuarially determined estimates. The provisions for loss related to professional liability risks retained by the Company’s wholly owned limited purpose insurance subsidiary are discounted based upon actuarial estimates of claim payment patterns. Provisions for loss related to workers compensation risks retained by the Company’s limited purpose insurance subsidiary are not discounted. To the extent that expected ultimate claims costs vary from historical provisions for loss, future earnings will be charged or credited. See Notes 3 and 9.

Earnings per common share

Earnings per common share are based upon the weighted average number of common shares outstanding during the respective periods. The diluted calculation of earnings per common share includes the dilutive effect of stock options and performance-based restricted shares. The Company follows the provisions of the authoritative guidance for determining whether instruments granted in share-based payment transactions are participating securities for purposes of calculating earnings per common share. See Note 6.

Derivative financial instruments

In December 2011, the Company entered into two interest rate swap agreements to hedge its floating interest rate risk. The Company accounts for derivative financial instruments in accordance with the authoritative guidance for derivatives and hedging. These derivative financial instruments are recognized as liabilities in the accompanying consolidated balance sheet and are measured at fair value. The Company’s derivatives are designated as cash flow hedges. See Note 17.

The interest rate swaps were assessed for hedge effectiveness for accounting purposes at inception and the Company determined the interest rate swaps continue to qualify for cash flow hedge accounting at December 31, 2013. However, an amendment to the Company’s senior secured term loan facility (the “Term Loan Facility”) completed in May 2013 reduced the London Interbank Offered Rate (“LIBOR”) floor from 1.5% to 1.0%, therefore some partial ineffectiveness will result through the expiration of the interest rate swap agreement. The Company records the effective portion of the gain or loss on the derivative financial instrument in accumulated other comprehensive income (loss) as a component of stockholders equity and records the ineffective portion of the gain or loss on the derivative financial instrument as interest expense. See Note 12.

Stock option accounting

The Company recognizes compensation expense in its consolidated financial statements using a Black-Scholes option valuation model for non-vested stock options. See Note 14.

Other information

The Company has performed an evaluation of subsequent events through the date on which the financial statements were issued.

KINDRED HEALTHCARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 2 – DIVESTITURES

On September 30, 2013, the Company entered into agreements to exit 60 nursing centers leased from Ventas, Inc. (“Ventas”) (the “2013 Expiring Facilities”). The current lease term for the 2013 Expiring Facilities was scheduled to expire in April 2015. See Note 11. Under the terms of the agreements, the lease term for the 2013 Expiring Facilities will now expire on September 30, 2014. For accounting purposes, the 2013 Expiring Facilities qualified as assets held for sale and the Company reflected the operating results as discontinued operations in the accompanying consolidated statement of operations for all historical periods. Under the terms of the agreements, the Company paid $20 million to Ventas in exchange for the early termination of certain leases. The early termination payment was recorded as rent expense in discontinued operations in 2013. The disposal group was measured at its fair value less cost to sell and the Company recorded an asset impairment charge of $7.9 million ($4.8 million net of income taxes) related to leasehold improvements in the 2013 Expiring Facilities.

In September 2013, the Company completed the sale of 15 non-strategic hospitals and one nursing center (the “Vibra Facilities”) for $187 million to an affiliate of Vibra Healthcare, LLC. The net proceeds of approximately $180 million from this transaction were used to reduce the Company’s borrowings under its $750 million senior secured asset-based revolving credit facility (the “ABL Facility”).

The Vibra Facilities consist of 14 TC hospitals containing 1,002 licensed beds, one IRF containing 44 licensed beds and one nursing center containing 135 licensed beds. Six of the TC hospitals and the one nursing center were owned facilities. The remaining Vibra Facilities were leased. The Vibra Facilities generated revenues of approximately $272 million and segment operating income of approximately $40 million (excluding the allocation of approximately $8 million of overhead costs) for the year ended December 31, 2012. The Vibra Facilities had aggregate rent expense of approximately $12 million for the year ended December 31, 2012.

The Company recorded a loss on divestiture of $93.9 million ($73.7 million net of income taxes) for the year ended December 31, 2013 related to the Vibra Facilities. The loss on divestiture included a $68.7 million write-off of goodwill, which was allocated based upon the relative fair value of the Vibra Facilities, and a $21.0 million write-off of intangible assets.

In July 2013, the Company completed the sale of seven non-strategic nursing centers (the “Signature Facilities”) for approximately $47 million to affiliates of Signature Healthcare, LLC. The proceeds from this transaction were used to reduce the Company’s borrowings under its ABL Facility.

The Signature Facilities contain 900 licensed beds. Five of the Signature Facilities were owned facilities and the remaining Signature Facilities were leased. The Signature Facilities generated revenues of approximately $63 million and segment operating income of approximately $11 million (excluding the allocation of approximately $2 million of overhead costs) for the year ended December 31, 2012. The Signature Facilities had aggregate rent expense of approximately $2 million for the year ended December 31, 2012.

The Company recorded a loss on divestiture of $1.7 million ($1.0 million net of income taxes) for the year ended December 31, 2013 related to the Signature Facilities.

During the fourth quarter of 2013, the Company recorded a loss on divestiture of $9.0 million ($5.5 million net of income taxes) related to the planned disposition of a TC hospital. The loss on divestiture consisted of a real estate write-down of $8.6 million and a write-off of $0.4 million of goodwill, both based upon the relative fair value of the hospital.

On April 27, 2012, the Company announced that it would not renew seven renewal bundles containing 54 nursing centers (the “2012 Expiring Facilities”) under operating leases with Ventas that expired on April 30, 2013. The 2012 Expiring Facilities contained 6,140 licensed nursing center beds and generated revenues of approximately $475 million for the year ended December 31, 2012. The annual rent for these facilities approximated $57 million. The Company transferred the operations of all of the 2012 Expiring Facilities to new operators during 2013. The Company reclassified the results of operations and losses associated with the 2012 Expiring Facilities to discontinued operations, net of income taxes, for all periods presented. The Company received cash proceeds of $13.5 million for the year ended December 31, 2013 for the sale of property and equipment and inventory related to the 2012 Expiring Facilities.

The results of operations and losses on divestiture of operations, net of income taxes, for the above dispositions or planned dispositions were reclassified to discontinued operations in 2013.

KINDRED HEALTHCARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 2 – DIVESTITURES (Continued)

During 2012, the Company sold one TC hospital and closed two additional TC hospitals, each reported as discontinued operations, resulting in loss on divestiture aggregating $7.8 million ($4.7 million net of income taxes).

During 2013, in connection with the closing of a TC hospital reported as continuing operations, the Company recorded costs of $6.0 million ($3.9 million net of income taxes) primarily consisting of a write-off of an indefinite-lived intangible asset of $3.2 million, a write-off of $1.1 million of goodwill based upon the relative fair value of the hospital and a $1.4 million fair value adjustment of real estate.

In addition, the Company also recorded a write-off of an indefinite-lived intangible asset of $0.5 million associated with closing a home health location reported as continuing operations.

NOTE 3 – DISCONTINUED OPERATIONS

In accordance with the authoritative guidance for the impairment or disposal of long-lived assets, the divestiture of certain unprofitable businesses discussed in Notes 1 and 2 have been accounted for as discontinued operations. Accordingly, the results of operations of these businesses for all periods presented and the losses or impairments related to these divestitures have been classified as discontinued operations, net of income taxes, in the accompanying consolidated statement of operations. At December 31, 2013, the Company held for sale one hospital and 60 nursing centers reported as discontinued operations.

During the first quarter of 2014, the Company allowed the lease to expire on a transitional care (“TC”) hospital resulting in a loss on divestiture primarily related to a write-off of an indefinite-lived intangible asset of $3.4 million ($2.1 million net of income taxes) for the three months ended March 31, 2014. The Company reflected the operating results of this TC hospital as discontinued operations in the unaudited condensed consolidated statement of operations for all historical periods presented in its Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on May 9, 2014.

During the second quarter of 2014, the Company reclassified as discontinued for all periods presented the operations of three TC hospitals and two nursing centers that were either closed or divested through a planned sale of such facility or the expiration of a lease. The Company recorded a loss on divestiture of $2.9 million ($1.7 million net of income taxes) for the three months ended June 30, 2014 related to these divestitures in its Form 10-Q filed with the SEC on August 11, 2014.

The results of operations and losses on divestiture of operations, net of income taxes, for the above-mentioned 2014 divestitures or planned divestitures have been reclassified to discontinued operations in 2014. All related discontinued operations disclosures have been recast in the tables below and throughout the financial statements, where appropriate.

KINDRED HEALTHCARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 3 – DISCONTINUED OPERATIONS (Continued)

Discontinued operations included an unfavorable pretax adjustment of $9.2 million ($5.6 million net of income taxes) in 2013 and favorable pretax adjustments of $1.5 million ($0.9 million net of income taxes) in 2012 and $3.2 million ($2.0 million net of income taxes) in 2011 resulting from changes in estimates for professional liability reserves related to prior years.

A summary of discontinued operations follows (in thousands):

	Year ended December 31,
	2013	2012	2011
Revenues	$968,257	$1,461,509	$1,487,226
Salaries, wages and benefits	479,125	705,211	706,559
Supplies	65,454	97,362	92,911
Rent	113,891	140,694	136,606
Other operating expenses	335,138	456,586	435,726
Other (income) expense	197	387	36
Impairment charges	10,632	1,903	55,727
Depreciation	28,183	41,418	38,689
Interest expense	52	71	78
Investment income	(42)	(71)	(44)
	1,032,630	1,443,561	1,466,288
Income (loss) from operations before income taxes	(64,373)	17,948	20,938
Provision (benefit) for income taxes	(25,331)	7,044	8,114
Income (loss) from operations	(39,042)	10,904	12,824
Loss on divestiture of operations, net of income taxes	(83,887)	(4,745)	–
Income (loss) from discontinued operations	(122,929)	6,159	12,824
Loss attributable to noncontrolling interests	233	339	157
	$(122,696)	$6,498	$12,981

The following table sets forth certain discontinued operations data by business segment (in thousands):

	Year ended December 31,
	2013	2012	2011
Revenues:
Hospital division	$246,925	$340,295	$278,523
Nursing center division	721,332	1,121,214	1,208,703
	$968,257	$1,461,509	$1,487,226
Operating income (loss):
Hospital division	$30,911	$40,508	$(4,944)
Nursing center division	46,800	159,552	201,211
	$77,711	$200,060	$196,267
Rent:
Hospital division	$11,926	$17,236	$13,314
Nursing center division	101,965	123,458	123,292
	$113,891	$140,694	$136,606
Depreciation:
Hospital division	$12,283	$15,343	$13,195
Nursing center division	15,900	26,075	25,494
	$28,183	$41,418	$38,689

KINDRED HEALTHCARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 3 – DISCONTINUED OPERATIONS (Continued)

A summary of the net assets held for sale follows (in thousands):

	December 31,
	2013	2012
Long-term assets:
Property and equipment, net	$19,504	$4,126
Other	1,474	5
	20,978	4,131
Current liabilities (included in other accrued liabilities)	(81)	–
	$20,897	$4,131

NOTE 4 – REHABCARE ACQUISITION

On June 1, 2011, the Company completed the acquisition of RehabCare Group, Inc. and its subsidiaries (“RehabCare”) (the “RehabCare Merger”). Upon consummation of the RehabCare Merger, each issued and outstanding share of RehabCare common stock was converted into the right to receive 0.471 of a share of Kindred common stock and $26 per share in cash, without interest (the “Merger Consideration”). Kindred issued approximately 12 million shares of its common stock in connection with the RehabCare Merger. The purchase price totaled $962.8 million and was comprised of $662.4 million in cash and $300.4 million of Kindred common stock at fair value. The Company also assumed $355.7 million of long-term debt in the RehabCare Merger, of which $345.4 million was refinanced on June 1, 2011. The operating results of RehabCare have been included in the accompanying consolidated financial statements of the Company since June 1, 2011.

Operating results for 2011 included transaction costs totaling $31.3 million, financing costs totaling $13.8 million, severance costs totaling $16.8 million and a lease cancellation charge totaling $1.8 million related to the RehabCare Merger. In the accompanying consolidated statement of operations, transaction costs were included in other operating expenses, financing costs were included in interest expense, severance costs were included in salaries, wages and benefits and the lease cancellation charge was included in rent expense.

The Company recorded a $107.9 million goodwill impairment charge in its skilled nursing rehabilitation services reporting unit in 2012 related to Medicare Part B regulatory changes that became effective on October 1, 2012 and the Taxpayer Relief Act that became effective on April 1, 2013. The Company also recorded a $46.0 million goodwill impairment charge in its skilled nursing rehabilitation services reporting unit in 2011 related to the 2011 CMS Rules that became effective on October 1, 2011. The total amount of goodwill in the skilled nursing rehabilitation services reporting unit prior to the impairment charges was $153.9 million, substantially all of which was recorded in connection with the RehabCare Merger. See Note 1.

In connection with the RehabCare Merger, the Company entered into the ABL Facility and the Term Loan Facility (collectively, the “Credit Facilities”). The Company also completed the private placement of $550 million of senior notes due 2019 (the “Notes”). In 2011, the Company used proceeds from the Credit Facilities and the Notes to pay the Merger Consideration, repay all amounts outstanding under the Company’s and RehabCare’s previous credit facilities and to pay transaction costs. The amounts outstanding under the Company’s and RehabCare’s former credit facilities that were repaid at the RehabCare Merger closing were $390.0 million and $345.4 million, respectively. The Credit Facilities also included an option to increase the credit capacity in an aggregate amount between the two facilities by $200 million. The Company executed this option to increase the capacity by $200 million in October 2012. In May 2013, the Company also completed an amendment and restatement of its Term Loan Facility to reduce its annual interest cost by 100 basis points. In August 2013, the Company completed amendments and restatements to the Credit Facilities to increase its borrowing capacity and to modify certain covenants to improve its financial flexibility. See Note 12.

In connection with the Credit Facilities and the Notes, the Company paid $46.2 million of lender fees related to debt issuance that were capitalized as deferred financing costs during 2011 and paid $13.1 million of other financing costs that were charged to interest expense during 2011.

KINDRED HEALTHCARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 4 – REHABCARE ACQUISITION (Continued)

Purchase price allocation

The RehabCare Merger purchase price of $962.8 million was allocated based upon the estimated fair value of the tangible and intangible assets, and goodwill.

The following is the RehabCare Merger purchase price allocation (in thousands):

Cash and cash equivalents	$19,932
Accounts receivable	241,358
Deferred income taxes and other current assets	48,472
Property and equipment	114,079
Identifiable intangible assets:
Customer relationships	188,900
Trade names (indefinite life)	115,400
Medicare certifications (indefinite life)	75,900
Trade name	16,600
Certificates of need (indefinite life)	7,900
Non-compete agreements	2,800
Total identifiable intangible assets	407,500
Other assets	11,023
Accounts payable and other current liabilities	(171,919)
Long-term debt, including amounts due within one year	(355,650)
Deferred income taxes and other liabilities	(157,016)
Noncontrolling interests – redeemable	(23,869)
Noncontrolling interests – nonredeemable	(23,990)
Total identifiable net assets	109,920
Goodwill	852,888
Net assets	$962,808

The fair value allocation was measured primarily using a discounted cash flow methodology, which is considered a Level 3 input (as described in Note 17).

The value of gross contractual accounts receivable before determining uncollectable amounts totaled $257.8 million. Accounts estimated to be uncollectable totaled $16.4 million.

The weighted average life of the definite lived intangible assets consisting primarily of customer relationships is 13 years.

The aggregate goodwill arising from the RehabCare Merger was based upon the expected future cash flows of the RehabCare operations, which reflect both growth expectations and cost savings from combining the operations of the Company and RehabCare. Goodwill is not amortized and is not deductible for income tax purposes. Goodwill, before any subsequent impairment charges, was assigned to the Company’s hospital reporting unit ($534.4 million), skilled nursing rehabilitation services reporting unit ($150.5 million) and hospital rehabilitation services reporting unit ($168.0 million).

The valuation technique used to measure the value of the noncontrolling interests was an average of the implied equity value of the noncontrolling interests based upon the Merger Consideration and market multiple methodologies. Redeemable noncontrolling interests as of December 31, 2011 represented the minority ownership interests containing put rights in connection with the RehabCare Merger. These redeemable noncontrolling interests were either purchased or reclassified to nonredeemable noncontrolling interests during 2012.

KINDRED HEALTHCARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 4 – REHABCARE ACQUISITION (Continued)

Pro forma information

The unaudited pro forma net effect of the RehabCare Merger assuming the acquisition occurred as of January 1, 2010 is as follows (in thousands, except per share amounts):

Year ended December 31, 2011
Revenues	$4,692,659
Loss from continuing operations attributable to Kindred	(13,321)
Income attributable to Kindred	7,807
Earnings per common share:
Basic:
Loss from continuing operations	$(0.26)
Net income	$0.15
Diluted:
Loss from continuing operations	$(0.26)
Net income	$0.15

The unaudited pro forma financial data have been derived by combining the historical financial results of the Company and the operations acquired in the RehabCare Merger for the periods presented. The unaudited pro forma financial data includes transaction, financing and severance costs and a lease cancellation charge totaling $86.5 million incurred by both the Company and RehabCare in connection with the RehabCare Merger. These costs have been eliminated from the results of operations for 2011 and have been reflected as expenses incurred as of January 1, 2010 for purposes of the pro forma financial presentation. Revenues and earnings before interest, income taxes, impairment charges and transaction-related costs associated with RehabCare aggregated $697.0 million and $40.7 million, respectively, from the date of the RehabCare Merger through December 31, 2011.

KINDRED HEALTHCARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 5 – OTHER ACQUISITIONS

The following is a summary of the Company’s other acquisition activities. The operating results of the acquired businesses have been included in the accompanying consolidated financial statements of the Company from the respective acquisition dates. The purchase price of acquired businesses and acquired leased facilities resulted from negotiations with each of the sellers that were based upon both the historical and expected future cash flows of the respective businesses and real estate values. Each of these acquisitions was financed through operating cash flows and borrowings under the Company’s ABL Facility. Unaudited pro forma financial data related to the acquired businesses have not been presented because the acquisitions are not material, either individually or in the aggregate, to the Company’s consolidated financial statements.

	Allocation of purchase price
Acquisitions	Accounts receivable	Property and equipment	Goodwill	Identifiable intangible assets	Other assets	Deferred income taxes and other liabilities	Total cash purchase price
Year ended December 31, 2013:
Home health and hospice acquisitions	$22,470	$2,697	$89,710	$16,775	$4,587	$26,957	$109,282
Hospital rehabilitation services acquisition	2,226	53	5,315	6,622	1,383	1,840	13,759
Hospital acquisition	−	490	2,546	1,964	−	43	4,957
Acquisition of previously leased real estate	−	91,268	−	5,053	−	−	96,321
	$24,696	$94,508	$97,571	$30,414	$5,970	$28,840	$224,319
Year ended December 31, 2012:
Home health and hospice acquisitions	$10,867	$1,420	$61,334	$18,475	$1,125	$18,412	$74,809
Acquisition of previously leased real estate	−	103,403	−	−	−	−	103,403
	$10,867	$104,823	$61,334	$18,475	$1,125	$18,412	$178,212
Year ended December 31, 2011:
Home health and hospice acquisitions	$10,249	$981	$44,688	$13,813	$1,444	$6,444	$64,731
Acquisition of previously leased real estate	−	8,027	−	−	−	−	8,027
Other	−	−	−	250	−	−	250
	$10,249	$9,008	$44,688	$14,063	$1,444	$6,444	$73,008

The fair value of each of the acquisitions noted above was measured primarily using discounted cash flow methodologies which are considered Level 3 inputs (as described in Note 17).

For the three years ended December 31, 2013, the Company incurred $2.1 million, $2.2 million and $50.7 million (including the RehabCare Merger transaction and severance costs discussed previously), respectively, in transaction costs. These costs were charged to operating expenses for the periods incurred.

KINDRED HEALTHCARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 6 – LOSS PER SHARE

Loss per common share is based upon the weighted average number of common shares outstanding during the respective periods. The Company follows the provisions of the authoritative guidance for determining whether instruments granted in share-based payment transactions are participating securities, which requires that unvested restricted stock that entitles the holder to receive nonforfeitable dividends before vesting be included as a participating security in the basic and diluted earnings per common share calculation pursuant to the two-class method. However, because the Company reported a loss from continuing operations, there was no allocation to participating unvested restricted stockholders for all periods presented.

A computation of the loss per common share follows (in thousands, except per share amounts):

	Year ended December 31,
	2013		2012		2011
	Basic	Diluted	Basic	Diluted	Basic	Diluted
Loss:
Amounts attributable to Kindred stockholders:
Loss from continuing operations:
As reported in Statement of Operations	$(45,796)	$(45,796)	$(46,865)	$(46,865)	$(66,462)	$(66,462)
Allocation to participating unvested restricted stockholders	–	–	–	–	–	–
Available to common stockholders	$(45,796)	$(45,796)	$(46,865)	$(46,865)	$(66,462)	$(66,462)
Discontinued operations, net of income taxes:
Income (loss) from operations:
As reported in Statement of Operations	$(38,809)	$(38,809)	$11,243	$11,243	$12,981	$12,981
Allocation to participating unvested restricted stockholders	–	–	–	–	–	–
Available to common stockholders	$(38,809)	$(38,809)	$11,243	$11,243	$12,981	$12,981
Loss on divestiture of operations:
As reported in Statement of Operations	$(83,887)	$(83,887)	$(4,745)	$(4,745)	$–	$–
Allocation to participating unvested restricted stockholders	–	–	–	–	–	–
Available to common stockholders	$(83,887)	$(83,887)	$(4,745)	$(4,745)	$–	$–
Income (loss) from discontinued operations:
As reported in Statement of Operations	$(122,696)	$(122,696)	$6,498	$6,498	$12,981	$12,981
Allocation to participating unvested restricted stockholders	–	–	–	–	–	–
Available to common stockholders	$(122,696)	$(122,696)	$6,498	$6,498	$12,981	$12,981
Net loss:
As reported in Statement of Operations	$(168,492)	$(168,492)	$(40,367)	$(40,367)	$(53,481)	$(53,481)
Allocation to participating unvested restricted stockholders	–	–	–	–	–	–
Available to common stockholders	$(168,492)	$(168,492)	$(40,367)	$(40,367)	$(53,481)	$(53,481)
Shares used in the computation:
Weighted average shares outstanding – basic computation	52,249	52,249	51,659	51,659	46,280	46,280
Dilutive effect of employee stock options		–		–		–
Dilutive effect of performance-based restricted shares		–		–		–
Adjusted weighted average shares outstanding – diluted computation		52,249		51,659		46,280
Loss per common share:
Loss from continuing operations	$(0.88)	$(0.88)	$(0.91)	$(0.91)	$(1.44)	$(1.44)
Discontinued operations:
Income (loss) from operations	(0.74)	(0.74)	0.22	0.22	0.28	0.28
Loss on divestiture of operations	(1.61)	(1.61)	(0.09)	(0.09)	–	–
Income (loss) from discontinued operations	(2.35)	(2.35)	0.13	0.13	0.28	0.28
Net loss	$(3.23)	$(3.23)	$(0.78)	$(0.78)	$(1.16)	$(1.16)
Number of antidilutive stock options and performance-based restricted shares excluded from shares used in the diluted loss per common share computation		1,038		1,813		2,001

KINDRED HEALTHCARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 7 – BUSINESS SEGMENT DATA

At December 31, 2013, the Company was organized into four operating divisions: the hospital division, the nursing center division, the rehabilitation division and the care management division. Based upon the authoritative guidance for business segments, the operating divisions represent five reportable operating segments, including (1) hospitals, (2) nursing centers, (3) skilled nursing rehabilitation services, (4) hospital rehabilitation services and (5) home health and hospice services (included in the care management division). These reportable operating segments are consistent with information used by the Company’s President and Chief Operating Officer to assess performance and allocate resources. The accounting policies of the operating segments are the same as those described in the summary of significant accounting policies. Prior period segment information has been restated to conform with the current period presentation.

For segment purposes, the Company defines segment operating income as earnings before interest, income taxes, depreciation, amortization and rent. Segment operating income reported for each of the Company’s operating segments excludes impairment charges, transaction costs and the allocation of corporate overhead.

On January 1, 2013, the Company transferred the operations of its hospital-based sub-acute unit business from the hospital division to the nursing center division. Historical amounts have been reclassified to conform with the current period presentation.

Segment operating income for 2013 included one-time bonus costs paid to employees who do not participate in the Company’s incentive compensation program of $19.8 million (hospital division – $7.8 million, nursing center division – $4.6 million, rehabilitation division – $6.3 million (skilled nursing rehabilitation services – $5.0 million and hospital rehabilitation services – $1.3 million), care management division – $0.8 million and corporate – $0.3 million).

Segment operating income for the hospital division for 2013 also included costs of $6.0 million in connection with the closing of a TC hospital and litigation charges of $7.7 million. Segment operating income for the hospital division for 2012 included severance ($2.5 million) and restructuring costs ($1.1 million) incurred in connection with the closing of a regional office and two TC hospitals, and $5.0 million for employment-related lawsuits. Segment operating income for the hospital division for 2011 included a loss on the divestiture of a TC hospital of $1.5 million.

Segment operating income for the nursing center division for 2012 included $0.9 million incurred in connection with the cancellation of a sub-acute unit project.

Segment operating income for the rehabilitation division for 2013 also included $23.1 million of litigation charges (skilled nursing rehabilitation services) and $1.5 million of severance and retirement costs (skilled nursing rehabilitation services – $0.1 million and hospital rehabilitation services – $1.4 million).

Segment operating income for the care management division for 2013 also included $0.7 million of severance and retirement costs and $0.5 million of costs associated with closing a home health location.

Segment operating income for corporate for 2013 also included $3.4 million of severance and retirement costs and $0.5 million of fees associated with the modification of certain of the Company’s senior debt. See Note 12.

Segment operating income for 2012 also included employee severance costs of $3.4 million (hospital division – $0.7 million, nursing center division – $1.9 million, rehabilitation division – $0.4 million (skilled nursing rehabilitation services – $0.3 million and hospital rehabilitation services – $0.1 million), care management division – $0.2 million and corporate – $0.2 million) and contract cancellation costs of $0.9 million (corporate) incurred in connection with restructuring activities.

Rent expense for the hospital division included $1.6 million for 2012 incurred in connection with the closing of a regional office and two TC hospitals.

Interest expense for corporate included $1.5 million for 2013 related to charges associated with the modification of certain of the Company’s senior debt. See Note 12.

KINDRED HEALTHCARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 7 – BUSINESS SEGMENT DATA (Continued)

The following table sets forth certain data by business segment (in thousands):

	Year ended December 31,
	2013	2012	2011
Revenues:
Hospital division	$2,465,560	$2,543,829	$2,227,048
Nursing center division	1,070,828	1,071,512	1,085,268
Rehabilitation division:
Skilled nursing rehabilitation services	997,007	1,007,335	766,973
Hospital rehabilitation services	286,613	293,580	200,824
	1,283,620	1,300,915	967,797
Care management division	224,927	143,340	60,736
	5,044,935	5,059,596	4,340,849
Eliminations:
Skilled nursing rehabilitation services	(113,625)	(106,020)	(104,984)
Hospital rehabilitation services	(91,475)	(94,056)	(74,091)
Nursing centers	(4,250)	(3,378)	(1,666)
	(209,350)	(203,454)	(180,741)
	$4,835,585	$4,856,142	$4,160,108
Loss from continuing operations:
Operating income (loss):
Hospital division	$516,130	$555,333	$452,978
Nursing center division	132,253	136,923	150,028
Rehabilitation division:
Skilled nursing rehabilitation services	41,913	72,293	54,678
Hospital rehabilitation services	73,925	69,745	43,731
	115,838	142,038	98,409
Care management division	9,963	13,708	3,103
Corporate:
Overhead	(176,495)	(179,063)	(174,800)
Insurance subsidiary	(1,914)	(2,127)	(2,306)
	(178,409)	(181,190)	(177,106)
Impairment charges	(77,193)	(108,953)	(73,554)
Transaction costs	(2,112)	(2,231)	(50,706)
Operating income	516,470	555,628	403,152
Rent	(311,526)	(303,564)	(276,540)
Depreciation and amortization	(154,206)	(160,066)	(126,905)
Interest, net	(103,963)	(106,839)	(79,854)
Loss before income taxes	(53,225)	(14,841)	(80,147)
Provision (benefit) for income taxes	(11,319)	30,642	(13,604)
	$(41,906)	$(45,483)	$(66,543)
Rent:
Hospital division	$202,187	$200,380	$175,754
Nursing center division	97,122	92,033	89,308
Rehabilitation division:
Skilled nursing rehabilitation services	4,726	5,442	6,384
Hospital rehabilitation services	106	140	228
	4,832	5,582	6,612
Care management division	5,101	3,140	1,366
Corporate	2,284	2,429	3,500
	$311,526	$303,564	$276,540
Depreciation and amortization:
Hospital division	$70,566	$76,849	$61,714
Nursing center division	27,494	27,366	24,480
Rehabilitation division:
Skilled nursing rehabilitation services	11,010	11,168	7,258
Hospital rehabilitation services	9,429	9,309	5,637
	20,439	20,477	12,895
Care management division	6,608	4,442	1,449
Corporate	29,099	30,932	26,367
	$154,206	$160,066	$126,905

KINDRED HEALTHCARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 7 – BUSINESS SEGMENT DATA (Continued)

	Year ended December 31,
	2013	2012	2011
Capital expenditures, excluding acquisitions (including discontinued operations):
Hospital division:
Routine	$28,571	$38,272	$46,393
Development	11,817	42,265	67,321
	40,388	80,537	113,714
Nursing center division:
Routine	23,023	20,764	34,304
Development	7	8,057	19,167
	23,030	28,821	53,471
Rehabilitation division:
Skilled nursing rehabilitation services:
Routine	2,608	2,274	1,700
Development	–	–	–
	2,608	2,274	1,700
Hospital rehabilitation services:
Routine	273	348	238
Development	–	–	–
	273	348	238
Care management division:
Routine	1,523	1,616	164
Development	–	–	1,167
	1,523	1,616	1,331
Corporate:
Routine:
Information systems	40,756	50,341	47,718
Other	4,154	1,560	2,386
	$112,732	$165,497	$220,558

	December 31, 2013	December 31, 2012
Assets at end of period:
Hospital division	$1,776,728	$2,129,303
Nursing center division	552,336	626,016
Rehabilitation division:
Skilled nursing rehabilitation services	339,103	336,445
Hospital rehabilitation services	348,968	340,668
	688,071	677,113
Care management division	244,123	202,156
Corporate	684,611	603,358
	$3,945,869	$4,237,946
Goodwill:
Hospital division	$679,480	$747,065
Rehabilitation division:
Skilled nursing rehabilitation services	–	–
Hospital rehabilitation services	173,334	168,019
	173,334	168,019
Care management division	139,288	126,182
	$992,102	$1,041,266

NOTE 8 – INCOME TAXES

The provision (benefit) for income taxes is based upon the Company’s annual reported income or loss for each respective accounting period. The Company recognizes an asset or liability for the deferred tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts in the financial statements. These temporary differences will result in taxable or deductible amounts in future years when the reported amounts of the assets are recovered or liabilities are settled. The Company also recognizes as deferred tax assets the future tax benefits from net operating losses (“NOLs”) and capital loss carryforwards. A valuation allowance is provided for these deferred tax assets if it is more likely than not that some portion or all of the net deferred tax assets will not be realized.

KINDRED HEALTHCARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 8 – INCOME TAXES (Continued)

Provision (benefit) for income taxes consists of the following (in thousands):

	Year ended December 31,
	2013		2012	2011
Current:
Federal	$	−	$32,353	$(18,007)
State		−	7,080	(3,150)
		−	39,433	(21,157)
Deferred		(11,319)	(8,791)	7,553
		$(11,319)	$30,642	$(13,604)

Reconciliation of federal statutory tax expense (income) to the provision (benefit) for income taxes follows (in thousands):

	Year ended December 31,
	2013	2012	2011
Income tax expense (income) at federal rate	$(18,629)	$(5,194)	$(28,052)
State income tax expense (income), net of federal income tax expense (income)	(2,316)	(631)	(3,006)
Transaction costs	(116)	284	5,894
Impairment charges	12,395	36,201	14,461
Prior year contingencies	(554)	(225)	(3,348)
Noncontrolling interests	(1,263)	(207)	92
Other items, net	(836)	414	355
	$(11,319)	$30,642	$(13,604)

A summary of net deferred income tax assets (liabilities) by source included in the accompanying consolidated balance sheet at December 31 follows (in thousands):

	2013			2012
	Assets	Liabilities		Assets		Liabilities
Property and equipment	$10,543	$	−	$	−	$2,822
Insurance	48,759		−		54,800	−
Accounts receivable allowances	−		2,165		−	15,571
Compensation	56,976		−		63,641	−
Net operating losses	82,250		−		60,542	−
Assets held for sale	−		995		9,709	−
Goodwill and intangibles	−		120,200		−	142,129
Other	29,538		−		23,706	−
	228,066		$123,360		212,398	$160,522
Reclassification of deferred tax liabilities	(123,360)				(160,522)
Net deferred tax assets	104,706				51,876
Valuation allowance	(49,743)				(48,977)
	$54,963				$2,899

Deferred income taxes totaling $37.9 million and $12.7 million at December 31, 2013 and 2012, respectively, were classified as current assets, and deferred income taxes totaling $17.1 million at December 31, 2013 were classified as noncurrent assets and $9.8 million at December 31, 2012 were classified as noncurrent liabilities.

The Company identified deferred income tax assets for state income tax NOLs of $56.7 million and $52.7 million at December 31, 2013 and 2012, respectively, and a corresponding deferred income tax valuation allowance of $49.5 million and $48.4 million at December 31, 2013 and 2012, respectively, for that portion of the net deferred income tax assets that the Company will likely not realize in the future. The Company had deferred tax assets for federal NOLs of $25.5 million and $7.9 million at December 31, 2013 and 2012, respectively, with a corresponding deferred income tax valuation allowance of $0.2 million at December 31, 2013 and no deferred income tax valuation allowance at December 31, 2012. The federal NOLs expire in various amounts through 2034.

KINDRED HEALTHCARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 8 – INCOME TAXES (Continued)

The Company follows the provisions of the authoritative guidance for accounting for uncertainty in income taxes which clarifies the accounting for uncertain income tax issues recognized in an entity’s financial statements. The guidance prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in an income tax return.

A reconciliation of unrecognized tax benefits follows (in thousands):

Balance, December 31, 2010	$3,227
Additions based upon tax positions related to the current year	100
Acquisitions	1,414
Reductions due to lapses of applicable statute of limitations and the conclusion of income tax examinations	(3,660)
Balance, December 31, 2011	1,081
Additions based upon tax positions related to the current year	100
Reductions due to lapses of applicable statute of limitations and the conclusion of income tax examinations	(275)
Balance, December 31, 2012	906
Reductions due to lapses of applicable statute of limitations and the conclusion of income tax examinations	(608)
Balance, December 31, 2013	$298

The Company records accrued interest and penalties associated with uncertain tax positions as income tax expense in the consolidated statement of operations. Accrued interest related to uncertain tax provisions totaled $0.1 million as of December 31, 2013 and 2012.

To the extent the unrecognized income tax benefits become realized or the related accrued interest is no longer necessary, the Company’s provision for income taxes would be favorably impacted by $0.3 million.

The federal statute of limitations remains open for tax years 2010 through 2012. During 2013, the Company resolved federal income tax audits for the 2010 through 2011 tax years. The Company is currently under examination by the Internal Revenue Service (the “IRS”) for the 2012 and 2013 tax years. The Company has been accepted into the IRS’s Compliance Assurance Process (“CAP”) for the 2012 through 2014 tax years. CAP is an enhanced, real-time review of a company’s tax positions and compliance. The Company expects participation in CAP to improve the timeliness of its federal tax examinations.

State jurisdictions generally have statutes of limitations for tax returns ranging from three to five years. The state impact of federal income tax changes remains subject to examination by various states for a period of up to one year after formal notification to the states. Currently, the Company has various state income tax returns under examination.

In connection with the RehabCare Merger, an accounting method change for the 2011 tax year resulted in a non-recurring reduction in income tax payments of approximately $8 million during 2012. The Company’s earnings were not impacted by this transaction.

NOTE 9 – INSURANCE RISKS

The Company insures a substantial portion of its professional liability risks and workers compensation risks through its limited purpose insurance subsidiary. Provisions for loss for these risks are based upon management’s best available information including actuarially determined estimates.

The allowance for professional liability risks includes an estimate of the expected cost to settle reported claims and an amount, based upon past experiences, for losses incurred but not reported. These liabilities are necessarily based upon estimates and, while management believes that the provision for loss is adequate, the ultimate liability may be in excess of, or less than, the amounts recorded. To the extent that expected ultimate claims costs vary from historical provisions for loss, future earnings will be charged or credited. The provision for professional liability risks for continuing operations has reflected favorable adjustments related to prior year changes in estimates in each of the last three years.

KINDRED HEALTHCARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 9 – INSURANCE RISKS (Continued)

The provision for loss for insurance risks, including the cost of coverage maintained with unaffiliated commercial reinsurance and insurance carriers, follows (in thousands):

	Year ended December 31,
	2013	2012	2011
Professional liability:
Continuing operations	$55,403	$51,200	$42,531
Discontinued operations	29,222	25,299	17,594
Workers compensation:
Continuing operations	$38,252	$40,998	$39,021
Discontinued operations	11,093	17,834	19,020

Changes in the allowance for professional liability risks and workers compensation risks for the years ended December 31 follow (including discontinued operations) (in thousands):

	2013			2012
	Professional liability	Workers compensation	Total	Professional liability	Workers compensation	Total
Allowance for insurance risks at beginning of year	$290,718	$193,361	$484,079	$263,727	$170,687	$434,414
Provision for loss for retained insurance risks:
Current year	68,631	51,136	119,767	72,111	52,871	124,982
Prior years	3,386	(7,378)	(3,992)	(7,906)	(1,956)	(9,862)
	72,017	43,758	115,775	64,205	50,915	115,120
Provision for reinsurance and insurance, administrative and overhead costs	12,608	5,587	18,195	12,294	7,917	20,211
Discount accretion	1,490	−	1,490	1,652	−	1,652
Contributions from managed facilities	250	250	500	105	405	510
Acquisitions	60	528	588	−	−	−
Payments for insurance risks:
Current year	(4,092)	(10,651)	(14,743)	(5,203)	(11,518)	(16,721)
Prior years	(77,717)	(31,441)	(109,158)	(54,691)	(29,218)	(83,909)
	(81,809)	(42,092)	(123,901)	(59,894)	(40,736)	(100,630)
Payments for reinsurance and insurance, administrative and overhead costs	(12,608)	(5,587)	(18,195)	(12,294)	(7,917)	(20,211)
Change in reinsurance and other recoverables	24,497	(8,168)	16,329	20,923	12,090	33,013
Allowance for insurance risks at end of year	$307,223	$187,637	$494,860	$290,718	$193,361	$484,079

	2011
	Professional liability	Workers compensation	Total
Allowance for insurance risks at beginning of year	$249,224	$84,180	$333,404
Provision for loss for retained insurance risks:
Current year	63,650	47,826	111,476
Prior years	(15,701)	1,678	(14,023)
	47,949	49,504	97,453
Provision for reinsurance and insurance, administrative and overhead costs	12,176	8,537	20,713
Discount accretion	1,920	−	1,920
Contributions from managed facilities	83	329	412
Acquisitions	9,569	11,312	20,881
Payments for insurance risks:
Current year	(5,513)	(12,939)	(18,452)
Prior years	(42,961)	(23,181)	(66,142)
	(48,474)	(36,120)	(84,594)
Payments for reinsurance and insurance, administrative and overhead costs	(12,176)	(8,537)	(20,713)
Change in reinsurance and other recoverables	3,456	61,482	64,938
Allowance for insurance risks at end of year	$263,727	$170,687	$434,414

KINDRED HEALTHCARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 9 – INSURANCE RISKS (Continued)

A summary of the assets and liabilities related to insurance risks included in the accompanying consolidated balance sheet at December 31 follows (in thousands):

	2013			2012
	Professional liability	Workers compensation	Total	Professional liability	Workers compensation	Total
Assets:
Current:
Insurance subsidiary investments	$60,117	$36,178	$96,295	$53,133	$33,035	$86,168
Reinsurance recoverables	7,186	−	7,186	5,382	−	5,382
Other	−	150	150	−	150	150
	67,303	36,328	103,631	58,515	33,185	91,700
Non-current:
Insurance subsidiary investments	66,648	82,446	149,094	46,546	69,878	116,424
Reinsurance and other recoverables	70,465	68,626	139,091	58,025	76,794	134,819
Deposits	4,238	1,489	5,727	3,977	1,574	5,551
Other	−	39	39	−	40	40
	141,351	152,600	293,951	108,548	148,286	256,834
	$208,654	$188,928	$397,582	$167,063	$181,471	$348,534
Liabilities:
Allowance for insurance risks:
Current	$60,993	$40,044	$101,037	$54,088	$37,096	$91,184
Non-current	246,230	147,593	393,823	236,630	156,265	392,895
	$307,223	$187,637	$494,860	$290,718	$193,361	$484,079

Provisions for loss for professional liability risks retained by the Company’s limited purpose insurance subsidiary have been discounted based upon actuarial estimates of claim payment patterns using a discount rate of 1% to 5% depending upon the policy year. The discount rate was 1% for the 2011 through 2013 policy years and 1% to 5% for all prior policy years. The discount rates are based upon the risk free interest rate for the respective year. Amounts equal to the discounted loss provision are funded annually. The Company does not fund the portion of professional liability risks related to estimated claims that have been incurred but not reported. Accordingly, these liabilities are not discounted. If the Company did not discount any of the allowances for professional liability risks, these balances would have approximated $309.9 million at December 31, 2013 and $293.3 million at December 31, 2012.

Provisions for loss for workers compensation risks retained by the Company’s limited purpose insurance subsidiary are not discounted and amounts equal to the loss provision are funded annually.

NOTE 10 – INSURANCE SUBSIDIARY INVESTMENTS

The Company maintains investments, consisting principally of cash and cash equivalents, debt securities, equities and certificates of deposit for the payment of claims and expenses related to professional liability and workers compensation risks. These investments have been categorized as available-for-sale and are reported at fair value.

KINDRED HEALTHCARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 10 – INSURANCE SUBSIDIARY INVESTMENTS (Continued)

The cost for equities, amortized cost for debt securities and estimated fair value of the Company’s insurance subsidiary investments at December 31 follows (in thousands):

	2013						2012
	Cost	Unrealized gains		Unrealized losses		Fair value	Cost	Unrealized gains		Unrealized losses		Fair value
Cash and cash equivalents (a)	$184,239	$	−	$	−	$184,239	$140,162	$	−	$	−	$140,162
Debt securities:
Corporate bonds	20,573		50		(8)	20,615	21,352		118		(16)	21,454
Debt securities issued by U.S. government agencies	19,498		37		(8)	19,527	16,624		89		−	16,713
U.S. Treasury notes	7,636		4		(2)	7,638	6,131		3		−	6,134
Debt securities issued by foreign governments	−		−		−	−	−		−		−	−
Commercial mortgage-backed securities	−		−		−	−	−		−		−	−
	47,707		91		(18)	47,780	44,107		210		(16)	44,301
Equities by industry:
Consumer	1,534		303		(21)	1,816	2,171		599		(15)	2,755
Financial services	1,445		302		(2)	1,745	1,419		284		(86)	1,617
Industrials	1,140		326		−	1,466	2,039		331		(53)	2,317
Technology	1,214		213		−	1,427	1,482		268		(70)	1,680
Healthcare	787		186		(3)	970	1,474		179		(14)	1,639
Other	1,650		381		(35)	1,996	2,554		706		(243)	3,017
	7,770		1,711		(61)	9,420	11,139		2,367		(481)	13,025
Certificates of deposit	3,950		2		(2)	3,950	5,101		3		−	5,104
	$243,666		$1,804		$(81)	$245,389	$200,509		$2,580		$(497)	$202,592

(a)	Includes $8.5 million and $3.7 million of money market funds at December 31, 2013 and 2012, respectively.

The fair value by maturity periods at December 31, 2013 of available-for-sale investments of the Company’s insurance subsidiary follows. Equities generally do not have maturity dates.

(In thousands)	Contractual maturities
Within one year	$198,441
One year to five years	37,528
After five years	−
Equities	9,420
$245,389

Since the Company’s insurance subsidiary investments are restricted for a limited purpose, they are classified in the accompanying consolidated balance sheet based upon the expected current and long-term cash requirements of the limited purpose insurance subsidiary.

Net investment income earned by the Company’s insurance subsidiary investments follows (in thousands):

	Year ended December 31,
	2013	2012	2011
Interest income	$1,011	$1,290	$1,399
Net amortization of premium and accretion of discount	(330)	(406)	(322)
Gains on sale of investments	3,404	123	265
Losses on sale of investments	(24)	(28)	(73)
Other-than-temporary impairments	(143)	−	(232)
Investment expenses	(118)	(115)	(119)
	$3,800	$864	$918

KINDRED HEALTHCARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 10 – INSURANCE SUBSIDIARY INVESTMENTS (Continued)

The available-for-sale investments of the Company’s insurance subsidiary which have unrealized losses at December 31, 2013 and 2012 are shown below. The investments are categorized by the length of time that individual securities have been in a continuous unrealized loss position at December 31, 2013 and 2012.

December 31, 2013	Less than one year		One year or greater			Total
(In thousands)	Fair value	Unrealized losses	Fair value	Unrealized losses		Fair value	Unrealized losses
Debt securities:
Corporate bonds	$4,699	$8	$53	$	−	$4,752	$8
Debt securities issued by U.S. government agencies	4,916	8	−		−	4,916	8
U.S. Treasury notes	1,618	2	−		−	1,618	2
	11,233	18	53		−	11,286	18
Equities by industry:
Consumer	717	21	−		−	717	21
Healthcare	161	3	−		−	161	3
Financial services	194	2	−		−	194	2
Other	612	35	−		−	612	35
	1,684	61	−		−	1,684	61
Certificates of deposit	747	2	−		−	747	2
	$13,664	$81	$53	$	−	$13,717	$81

December 31, 2012	Less than one year		One year or greater		Total
(In thousands)	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
Debt securities:
Corporate bonds	$4,115	$7	$257	$9	$4,372	$16
Equities by industry:
Consumer	−	−	234	15	234	15
Industrials	−	−	367	53	367	53
Technology	−	−	482	70	482	70
Healthcare	78	9	188	5	266	14
Financial services	48	1	339	85	387	86
Other	343	45	416	198	759	243
	469	55	2,026	426	2,495	481
	$4,584	$62	$2,283	$435	$6,867	$497

The unrealized losses on equities totaling $0.1 million at December 31, 2013 and $0.5 million at December 31, 2012 were due generally to market fluctuations. Accordingly, the Company believes these unrealized losses are temporary in nature.

The Company’s investment policy governing insurance subsidiary investments precludes the investment portfolio managers from selling any security at a loss without prior authorization from the Company. The investment managers also limit the exposure to any one issue, issuer or type of investment. The Company intends, and has the ability, to hold insurance subsidiary investments for a long duration without the necessity of selling securities to fund the underwriting needs of its insurance subsidiary. This ability to hold securities allows sufficient time for recovery of temporary declines in the market value of equity securities and the par value of debt securities as of their stated maturity date.

The Company considered the severity and duration of its unrealized losses at December 31, 2013 and recognized a $0.1 million pretax other-than-temporary impairment during 2013 for various investments held in its insurance subsidiary investment portfolio. The Company recognized $0.2 million pretax other-than-temporary impairments in 2011 for various investments held in its insurance subsidiary investment portfolio. These investments were determined to be impaired after considering the duration of the declines in value and the likelihood of near term price recovery of each investment. Because the Company considered the remaining unrealized losses at December 31, 2013 and 2012 to be temporary, the Company did not record any additional impairment losses related to these investments.

KINDRED HEALTHCARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 10 – INSURANCE SUBSIDIARY INVESTMENTS (Continued)

As a result of deterioration in professional liability and workers compensation underwriting results of the Company’s limited purpose insurance subsidiary in 2012 and 2011, the Company made capital contributions of $14.2 million and $8.6 million in 2013 and 2012, respectively, to its limited purpose insurance subsidiary. Conversely, as a result of improved professional liability underwriting results of the Company’s limited purpose insurance subsidiary in 2010, the Company received a distribution of $3.5 million in 2011 from its limited purpose insurance subsidiary. These transactions were completed in accordance with applicable regulations. Neither the capital contributions nor the distribution had any impact on earnings.

NOTE 11 – LEASES

The Company leases real estate and equipment under cancelable and non-cancelable arrangements. The following table sets forth rent expense by business segment (in thousands):

	Year ended December 31,
	2013	2012	2011
Hospital division:
Buildings:
Ventas	$107,431	$101,831	$94,320
Other landlords	62,265	66,430	52,717
Equipment	32,491	32,119	28,717
	202,187	200,380	175,754
Nursing center division:
Buildings:
Ventas	49,414	47,668	45,819
Other landlords	38,666	36,368	36,030
Equipment	9,042	7,997	7,459
	97,122	92,033	89,308
Rehabilitation division:
Skilled nursing rehabilitation services:
Buildings	1,311	1,289	817
Equipment	3,415	4,153	5,567
	4,726	5,442	6,384
Hospital rehabilitation services:
Buildings	37	52	120
Equipment	69	88	108
	106	140	228
Care management division:
Buildings	4,513	2,754	1,199
Equipment	588	386	167
	5,101	3,140	1,366
Corporate:
Buildings	2,120	2,242	3,356
Equipment	164	187	144
	2,284	2,429	3,500
	$311,526	$303,564	$276,540

Various facility leases include contingent annual rent escalators based upon a change in the Consumer Price Index or other agreed upon terms such as a patient revenue test. These contingent rents are included in rent expense in the year incurred. The Company recorded contingent rent of $2.5 million, $1.3 million and $1.1 million for the years ended December 31, 2013, 2012 and 2011, respectively, including both continuing operations and discontinued operations.

KINDRED HEALTHCARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 11 – LEASES (Continued)

Future minimum payments under non-cancelable operating leases are as follows (in thousands):

	Minimum payments
	Ventas	Other	Total
2014	$206,864	$100,063	$306,927
2015	174,415	88,643	263,058
2016	176,315	81,604	257,919
2017	178,262	65,290	243,552
2018	143,957	54,322	198,279
Thereafter	607,446	263,550	870,996

Ventas master lease agreements

At December 31, 2013, the Company leased from Ventas and its affiliates 38 TC hospitals and 105 nursing centers under five master lease agreements (as amended, the “Master Lease Agreements”).  Included in the 105 nursing centers leased at December 31, 2013 are the 2013 Expiring Facilities, all of which have lease terms expiring on September 30, 2014. For accounting purposes, the 2013 Expiring Facilities qualify as assets held for sale and the Company has reflected the operating results as discontinued operations in the accompanying consolidated statement of operations for all historical periods.

There are several bundles of leased properties under each Master Lease Agreement, with each bundle containing approximately seven to 19 leased nursing centers and/or TC hospitals.

2012 lease renewals and expirations

Under the Master Lease Agreements, the Company had 73 nursing centers and 16 TC hospitals eligible for renewal prior to an April 30, 2013 lease expiration date. In April 2012, the Company renewed the leases for 19 nursing centers and six TC hospitals for an additional five years. In May 2012, the Company entered into a fifth Master Lease Agreement with Ventas to extend the lease term for ten years for ten TC hospitals that were otherwise scheduled to expire on April 30, 2013 (“Master Lease No. 5”).  These 19 nursing centers and 16 TC hospitals contain 2,178 licensed nursing center beds and 1,682 licensed hospital beds.

In addition, the Company did not renew 54 nursing centers that comprised the 2012 Expiring Facilities. The 2012 Expiring Facilities contained 6,140 licensed nursing center beds and generated revenues of approximately $475 million for the year ended December 31, 2012. The annual rent for these facilities approximated $57 million. The Company transferred the operations of all of the 2012 Expiring Facilities to new operators during 2013 and has accordingly reclassified the results of operations and losses associated with the 2012 Expiring Facilities to discontinued operations, net of income taxes, for all periods presented.

2013 lease renewals and expirations

Under the Master Lease Agreements, the Company had 86 nursing centers and 22 TC hospitals eligible for renewal prior to an April 30, 2015 lease expiration date. On September 30, 2013, the Company entered into an agreement with Ventas to renew the leases for 26 nursing centers and 22 TC hospitals (the “2013 Renewal Facilities”) as follows:

•

the leases for 15 nursing centers and three TC hospitals were renewed for an additional five year term effective May 1, 2015, with annual rents increasing by $4.0 million on October 1, 2014 and otherwise subject to rent escalators found in the original Master Lease Agreements; and

•

the leases for 11 nursing centers and 19 TC hospitals will be moved to an amended and restated Master Lease No. 5 (“Amended Master Lease No. 5”) and renewed for a 10 year, seven month term effective October 1, 2014, with annual rents under Amended Master Lease No. 5 increasing by $11.0 million on October 1, 2014 and otherwise subject to annual increases (up to a 4% cap) based on changes in the Consumer Price Index.

For accounting purposes, the Company began recording the additional rents for the 2013 Renewal Facilities over the new lease term on a straight-line basis beginning on October 1, 2013, the effective date of the agreements.

The 2013 Renewal Facilities contain 3,134 licensed nursing center beds and 1,753 licensed hospital beds and generated revenues of approximately $811 million for the year ended December 31, 2013.  The current aggregate annual rent, before the rent increases noted above, for the 2013 Renewal Facilities approximates $79 million.

KINDRED HEALTHCARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 11 – LEASES (Continued)

2013 lease renewals and expirations (Continued)

On September 30, 2013, the Company also entered into agreements for the 2013 Expiring Facilities. The current lease term for the Renewal Facilities and the 2013 Expiring Facilities was scheduled to expire in April 2015. Under the terms of the agreements, the lease term for the 2013 Expiring Facilities will now expire on September 30, 2014. The September agreement with Ventas also provided for (1) more flexibility to Ventas to accelerate the transfer of the 2013 Expiring Facilities, (2) a $20 million payment by us to Ventas as part of this transaction that is recorded as an early lease termination charge (rent expense) in discontinued operations in 2013, and (3) the settlement of other matters between the parties.

The 2013 Expiring Facilities contain 7,070 licensed beds and generated revenues of approximately $514 million for the year ended December 31, 2013.  The current aggregate annual rent for the 2013 Expiring Facilities approximates $60 million.

Except as noted below, the terms of Amended Master Lease No. 5 are substantially similar to the terms of the other Master Lease Agreements.

Renewals

Following the exit of the 2013 Expiring Facilities, the Company will lease 45 nursing centers and 38 TC hospitals from Ventas within eight separate renewal bundles.  Except as noted below, each bundle may be renewed for at least one five-year renewal term, provided notice of renewal is provided between 12 and 18 months prior to the expiration of the lease term.  The following chart sets forth the current lease renewals under the existing Master Lease Agreements:

				Facility renewals
Renewal group	Master lease	Expiration date	Renewal date	Nursing centers	TC hospitals	Renewal bundles
Group 1	1, 2, 4	April 30, 2018	October 31, 2016 – April 29, 2017	19	6	3
Group 2	1, 2	April 30, 2020	October 31, 2018 – April 29, 2019	15	3	2
Group 3	5	April 30, 2023	October 31, 2021 – April 29, 2022	−	10	1
Group 4	5	April 30, 2025	October 31, 2023 – April 29, 2024	11	19	2

Conditions to effectiveness of renewals

The Company may not extend the Master Lease Agreements beyond any previously exercised renewal term if, at the time the Company seeks such extension and at the time such extension takes effect: (1) an event of default has occurred and is continuing or (2) a Medicare/Medicaid event of default and/or a licensed bed event of default has occurred and is continuing with respect to one, two or three leased properties, depending on the number of leased properties under a particular Master Lease Agreement. The renewal term of each Master Lease Agreement is subject to termination upon default by the Company and certain other conditions described in the Master Lease Agreements.

Under each Master Lease Agreement, an event of default will be deemed to occur if, among other things, an event of default arises from the Company’s failure to pay principal or interest on any indebtedness exceeding $50 million or the maturity of any indebtedness exceeding $50 million is accelerated.

Rent appraisal process and the Company’s right to revoke such renewals

Under the Master Lease Agreements, if the Company provides Ventas with notice that the Company intends to renew one or more renewal bundles, Ventas may then initiate an appraisal process to establish a new fair market rental (as defined in the Master Lease Agreements) (“FMR”) for any or all of these bundles.

Under the appraisal process, an independent appraiser determines the FMR for each renewal bundle and each property within such renewal bundle. Once FMR is determined, the appraiser sends to both parties simultaneously the aggregate FMR for such renewal bundle and the FMR for each property within the bundle. Ventas, in its sole discretion, then determines whether: (1) to accept the appraised FMR for the renewal bundle in the aggregate or (2) make no changes to the current base rent and contingent annual rent escalator for the renewal bundle. If Ventas selects the new FMR for a renewal bundle, then the new FMR would become effective at the start of the renewal term unless the Company elects to revoke its renewal by the applicable deadline set forth in the Master Lease Agreements.

KINDRED HEALTHCARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 11 – LEASES (Continued)

Rent appraisal process and the Company’s right to revoke such renewals (Continued)

The determination of FMR requires certain levels of subjectivity and judgment related to the many variables that may be considered under the circumstances. As a result, it is important for investors to consider the possibility of a wide range of outcomes with respect to the appraisal process.

NOTE 12 – LONG-TERM DEBT

Capitalization

A summary of long-term debt at December 31 follows (in thousands):

	2013	2012
Term Loan Facility, net of unamortized original issue discount of $6.4 million at December 31, 2013 and $7.8 million at December 31, 2012	$777,197	$781,694
Notes	550,000	550,000
ABL Facility	256,100	320,700
Capital lease obligations	5	609
Other	4,311	4,645
Total debt, average life of 5 years (weighted average rate 5.4% for 2013 and 5.9% for 2012)	1,587,613	1,657,648
Amounts due within one year	(8,222)	(8,942)
Long-term debt	$1,579,391	$1,648,706

The following table summarizes scheduled maturities of long-term debt for the years 2014 through 2018 (in thousands):

	Term Loan Facility	Notes		ABL Facility		Capital leases	Other	Total
2014	$7,875	$	−	$	−	$5	$342	$8,222
2015	7,875		−		−	−	3,836	11,711
2016	7,875		−		−	−	123	7,998
2017	7,875		−		−	−	10	7,885
2018	752,062		−		256,100	−	−	1,008,162

The estimated fair value of the Company’s long-term debt approximated $1.6 billion at both December 31, 2013 and  December 31, 2012. See Note 17.

Credit facilities and notes

In connection with the RehabCare Merger, the Company entered into the Credit Facilities and issued the Notes. In 2011, the Company used proceeds from the Credit Facilities and the Notes to pay the Merger Consideration, repay all amounts outstanding under the Company’s and RehabCare’s previous credit facilities and to pay transaction costs. The amounts outstanding under the Company’s and RehabCare’s former credit facilities that were repaid at the RehabCare Merger closing were $390.0 million and $345.4 million, respectively.

The agreements governing the Credit Facilities and the indenture governing the Notes include a number of restrictive covenants that, among other things and subject to certain exceptions and baskets, impose operating and financial restrictions on the Company and certain of its subsidiaries. The Company’s ability to pay dividends is limited to certain restricted payment baskets, which may expand based upon accumulated earnings. In addition, the Company is required to comply with a minimum fixed charge coverage ratio and a maximum total leverage ratio under the Credit Facilities. The financing agreements governing the Credit Facilities and the indenture governing the Notes also contain customary affirmative covenants and events of default. The Company was in compliance with the terms of the Credit Facilities and the indenture governing the Notes at December 31, 2013.

All obligations under the Credit Facilities are fully and unconditionally guaranteed, subject to certain customary release provisions, by substantially all of the Company’s existing and future direct and indirect domestic 100% owned subsidiaries, as well as certain non-100% owned domestic subsidiaries as the Company may determine from time to time in its sole discretion. The Notes are fully and unconditionally guaranteed, subject to certain customary release provisions, by substantially all of the Company’s domestic 100% owned subsidiaries. In addition, the Credit Facilities are collateralized by substantially all of the Company’s assets, including certain owned real property.

KINDRED HEALTHCARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 12 – LONG-TERM DEBT (Continued)

Credit facilities and notes (Continued)

In August 2013, the Company completed amendments and restatements to the Credit Facilities to increase its borrowing capacity and to modify certain covenants to improve its financial flexibility. The amendments include, among other things, the following changes: (a) refreshing the option to increase the credit capacity in the aggregate between the Credit Facilities by $250 million; (b) establishing the option to further increase the credit capacity between the Credit Facilities upon satisfaction of a secured leverage ratio; (c) extending the maturity of the ABL Facility by two years to June 2018; (d) eliminating the annual and cumulative limitations on acquisitions; (e) raising to $150 million the Company’s basket for paying cash dividends, buying back stock and making other restricted payments; and (f) easing the restrictions on the Company’s ability to make investments and enter into other joint venture arrangements. The interest rate pricing levels were not changed in connection with the amendments.

In May 2013, the Company completed an amendment and restatement of its Term Loan Facility to reduce its annual interest cost by 100 basis points. The applicable interest rate on the Term Loan Facility was reduced by 50 basis points to LIBOR plus 325 basis points (previously LIBOR plus 375 basis points). In addition, the LIBOR floor was reduced to 1.00% from 1.50%.

The Company recorded fees associated with the amendments of $0.5 million during 2013, which are included in other operating expenses in the accompanying consolidated statement of operations. The Company also recorded charges associated with the amendments and restatements of $1.5 million during 2013, which are included in interest expense in the accompanying consolidated statement of operations.

The Credit Facilities also included an option to increase the credit capacity in an aggregate amount between the two facilities by $200 million. In October 2012, the Company exercised this option to increase the credit capacity by completing modifications to increase by $100 million its Term Loan Facility and expand by $100 million the borrowing capacity under its ABL Facility. The additional Term Loan Facility borrowings were issued at 97.5% and the net proceeds were used to pay down a portion of the outstanding balance under the ABL Facility. In connection with the $100 million expansion of the borrowing capacity under its ABL Facility, the Company also modified the accounts receivable borrowing base which will allow the Company to more easily access the full amount of the available credit. The other terms of the Term Loan Facility and the ABL Facility were unchanged.

Interest rate swaps

In December 2011, the Company entered into two interest rate swap agreements to hedge its floating interest rate on an aggregate of $225 million of debt outstanding under its Term Loan Facility. The interest rate swaps have an effective date of January 9, 2012, and expire on January 11, 2016. The Company is required to make payments based upon a fixed interest rate of 1.8925% calculated on the notional amount of $225 million. In exchange, the Company will receive interest on $225 million at a variable interest rate that is based upon the three-month LIBOR, subject to a minimum rate of 1.5%. The Company determined the interest rate swaps continue to qualify for cash flow hedge accounting treatment at December 31, 2013. However, the Term Loan Facility amendment completed in May 2013 reduced the LIBOR floor from 1.5% to 1.0%, therefore some partial ineffectiveness will result through the expiration of the interest rate swap agreement. For the year ended December 31, 2013, there was $0.4 million of ineffectiveness recognized related to the interest rate swaps recorded in interest expense. The fair value of the interest rate swaps recorded in other accrued liabilities was $1.4 million and $2.6 million at December 31, 2013 and December 31, 2012, respectively.

NOTE 13 – CONTINGENCIES

Management continually evaluates contingencies based upon the best available information. In addition, allowances for losses are provided currently for disputed items that have continuing significance, such as certain third party reimbursements and deductions that continue to be claimed in current cost reports and tax returns.

Management believes that allowances for losses have been provided to the extent necessary and that its assessment of contingencies is reasonable.

Principal contingencies are described below:

Revenues – Certain third party payments are subject to examination by agencies administering the various reimbursement programs. The Company is contesting certain issues raised in audits of prior year cost reports.

KINDRED HEALTHCARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 13 – CONTINGENCIES (Continued)

Professional liability risks – The Company has provided for losses for professional liability risks based upon management’s best available information including actuarially determined estimates. Ultimate claims costs may differ from the provisions for loss. See Notes 3 and 9.

Income taxes – The Company is subject to various federal and state income tax audits in the ordinary course of business. Such audits could result in increased tax payments, interest and penalties.

Litigation – The Company is a party to various legal actions and regulatory and other governmental and internal audits and investigations in the ordinary course of business (including investigations resulting from the Company’s obligation to self-report suspected violations of law by the Company). The Company cannot predict the ultimate outcome of pending litigation and regulatory and other governmental and internal audits and investigations. These matters could potentially subject the Company to sanctions, damages, recoupments, fines and other penalties, some of which may not be covered by insurance. The U.S. Department of Justice (the “DOJ”), CMS or other federal and state enforcement and regulatory agencies may conduct additional investigations related to the Company’s businesses in the future which may, either individually or in the aggregate, have a material adverse effect on the Company’s business, financial position, results of operations and liquidity. See Note 20.

Other indemnifications – In the ordinary course of business, the Company enters into contracts containing standard indemnification provisions and indemnifications specific to a transaction, such as a disposal of an operating facility. These indemnifications may cover claims related to employment-related matters, governmental regulations, environmental issues and tax matters, as well as patient, third party payor, supplier and contractual relationships. Obligations under these indemnities generally are initiated by a breach of the terms of a contract or by a third party claim or event.

NOTE 14 – CAPITAL STOCK

Dividends

In August 2013, the Company’s Board of Directors approved the initiation of a quarterly cash dividend to its shareholders of $0.12 per common share that was paid on September 9, 2013 to shareholders of record as of the close of business on August 19, 2013. A subsequent quarterly cash dividend of $0.12 per common share was paid on December 9, 2013 to shareholders of record as of the close of business on November 18, 2013. In February 2014, the Company’s Board of Directors approved a quarterly cash dividend to its shareholders of $0.12 per common share to be paid on March 27, 2014 to shareholders of record as of the close of business on March 6, 2014. Future declarations of quarterly dividends will be subject to the approval of the Company’s Board of Directors.

Equity compensation plans

In May 2011, the shareholders of the Company approved an additional three million shares of common stock that could be issued under the Company’s incentive compensation plans to Company employees. In May 2012, the shareholders of the Company approved an additional 200,000 shares of common stock that could be issued under the Company’s equity compensation plan to the Company’s non-employee directors.

Plan descriptions

The Company maintains plans under which approximately four million service-based restricted shares, performance-based restricted shares and options to purchase common stock may be granted to directors, officers and other key employees. Exercise provisions vary, but most stock options are exercisable in whole or in part beginning one to four years after grant and ending seven to ten years after grant. Shares of common stock available for future grants were 1,033,186, 2,301,320 and 3,513,109 at December 31, 2013, 2012 and 2011, respectively.

Stock options

There were no stock option grants during the three years ended December 31, 2013.

Compensation expense related to stock was immaterial for the year ended December 31, 2013, $0.1 million ($0.1 million net of income taxes) for the year ended December 31, 2012 and $0.3 million ($0.2 million net of income taxes) for the year ended December 31, 2011.

KINDRED HEALTHCARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 14 – CAPITAL STOCK (Continued)

Stock options (Continued)

Activity in the various plans is summarized below:

	Shares under option	Option price per share	Weighted average exercise price
Balances, December 31, 2012	1,763,497	$6.10 to $25.83	$18.16
Exercised	(102,226)	6.49 to 15.06	9.82
Canceled	(638,670)	6.10 to 25.83	16.91
Balances, December 31, 2013	1,022,601	$11.53 to $25.83	$19.77

The intrinsic value of the stock options exercised during 2013, 2012 and 2011 approximated $0.4 million, $0.2 million and $2.8 million, respectively. Cash received from stock option exercises in 2013, 2012 and 2011 totaled $0.5 million, $0.1 million and $3.0 million, respectively.

A summary of stock options outstanding at December 31, 2013 follows:

	Options outstanding			Options exercisable
Range of exercise prices	Number outstanding at December 31, 2013	Weighted average remaining contractual life	Weighted average exercise price	Number exercisable at December 31, 2013	Weighted average exercise price
$11.53 to $15.06	267,832	3 years	$14.47	267,832	$14.47
$18.26 to $22.72	480,027	1 year	19.40	480,027	19.40
$23.25 to $25.83	274,742	1 year	25.58	274,742	25.58
	1,022,601	1 year	$19.77	1,022,601	$19.77

The intrinsic value of the stock options outstanding and stock options that are exercisable as of December 31, 2013 each approximated $1.8 million.

Service-based restricted shares

At December 31, 2013, unearned compensation costs related to non-vested service-based restricted shares aggregated $9.0 million. These costs will be expensed over the remaining weighted average vesting period of approximately two years. Compensation expense related to these awards approximated $9.6 million ($5.8 million net of income taxes) for the year ended December 31, 2013, $7.6 million ($4.6 million net of income taxes) for the year ended December 31, 2012 and $7.1 million ($4.4 million net of income taxes) for the year ended December 31, 2011.

A summary of non-vested service-based restricted shares follows:

	Non-vested service-based restricted shares	Weighted average fair value at date of grant
Balances, December 31, 2012	1,566,969	$13.17
Granted	822,633	11.44
Vested	(541,100)	13.64
Canceled	(67,148)	13.12
Balances, December 31, 2013	1,781,354	$12.23

The fair value of restricted shares vested during 2013, 2012 and 2011 was $6.6 million, $3.2 million and $7.0 million, respectively.

KINDRED HEALTHCARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 14 – CAPITAL STOCK (Continued)

Performance-based restricted shares

Performance-based restricted share awards vest over a three-year period based upon the attainment of various performance measures in each performance period. Compensation expense related to these awards approximated $1.6 million ($1.0 million net of income taxes) for the year ended December 31, 2013, $3.2 million ($2.0 million net of income taxes) for the year ended December 31, 2012 and $5.4 million ($3.3 million net of income taxes) for the year ended December 31, 2011.

A summary of non-vested performance-based restricted shares follows:

	Non-vested performance-based restricted shares	Weighted average fair value at date of grant
Balances, December 31, 2012	836,749
Granted	542,500	$10.81
Vested	(344,429)	9.39
Canceled	(66,761)	$10.23
Balances, December 31, 2013	968,059

The performance measures and fair value for each vesting period of a performance-based restricted share award are established annually. The performance measures and fair value for the non-vested performance-based restricted shares have not been established for vesting periods with performance measures determined after December 31, 2013.

NOTE 15 – EMPLOYEE BENEFIT PLANS

The Company maintains defined contribution retirement plans covering employees who meet certain minimum eligibility requirements. Benefits are determined as a percentage of a participant’s contributions and generally are vested based upon length of service. Retirement plan expense was $1.1 million for 2013, $4.0 million for 2012 and $5.4 million for 2011. Amounts equal to retirement plan expense are funded annually.

NOTE 16 – ACCRUED LIABILITIES

A summary of other accrued liabilities at December 31 follows (in thousands):

	2013	2012
Accrued litigation	$40,629	$9,309
Patient accounts	38,386	43,124
Taxes other than income	37,408	46,114
Accrued interest	11,957	14,096
Other	18,115	24,561
	$146,495	$137,204

KINDRED HEALTHCARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 17 – FINANCIAL INSTRUMENTS AND FAIR VALUE MEASUREMENTS

The Company follows the provisions of the authoritative guidance for fair value measurements, which addresses how companies should measure fair value when they are required to use a fair value measure for recognition or disclosure purposes under generally accepted accounting principles.

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The guidance related to fair value measures establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The guidance describes three levels of inputs that may be used to measure fair value:

Level 1

Quoted prices in active markets for identical assets or liabilities. Level 1 assets and liabilities include debt and equity securities and derivative contracts that are traded in an active exchange market, as well as certain U.S. Treasury, other U.S. Government and agency asset backed debt securities that are highly liquid and are actively traded in over-the-counter markets.

Level 2

Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, and other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3

Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation.

KINDRED HEALTHCARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 17 – FINANCIAL INSTRUMENTS AND FAIR VALUE MEASUREMENTS (Continued)

The Company’s assets and liabilities measured at fair value on a recurring and non-recurring basis and any associated losses for the years ended December 31, 2013 and 2012 are summarized below (in thousands):

	Fair value measurements						Assets/ liabilities at fair value		Total losses
	Level 1		Level 2		Level 3
December 31, 2013:
Recurring:
Assets:
Available-for-sale debt securities:
Corporate bonds	$	−		$20,615	$	−		$20,615	$	−
Debt securities issued by U.S. government agencies		−		19,527		−		19,527		−
U.S. Treasury notes		7,638		−		−		7,638		−
		7,638		40,142		−		47,780		−
Available-for-sale equity securities		9,420		−		−		9,420		−
Money market funds		12,080		−		−		12,080		−
Certificates of deposit		−		3,950		−		3,950		−
Total available-for-sale investments		29,138		44,092		−		73,230		−
Deposits held in money market funds		643		4,238		−		4,881		−
		$29,781		$48,330	$	−		$78,111	$	−
Liabilities:
Interest rate swaps	$	−		$(1,437)	$	−		$(1,437)	$	−
Non-recurring:
Assets:
Hospitals available for sale	$	−	$	−		$3,358		$3,358		$(9,964)
Property and equipment		−		−		2,888		2,888		(11,743)
Goodwill – home health		−		−		112,378		112,378		(76,082)
	$	−	$	−		$118,624		$118,624		$(97,789)
Liabilities	$	−	$	−	$	−	$	−	$	−
December 31, 2012:
Recurring:
Assets:
Available-for-sale debt securities:
Corporate bonds	$	−		$21,454	$	−		$21,454	$	−
Debt securities issued by U.S. government agencies		−		16,713		−		16,713		−
U.S. Treasury notes		6,134		−		−		6,134		−
		6,134		38,167		−		44,301		−
Available-for-sale equity securities		13,025		−		−		13,025		−
Money market funds		7,438		−		−		7,438		−
Certificates of deposit		−		5,104		−		5,104		−
Total available-for-sale investments		26,597		43,271		−		69,868		−
Deposits held in money market funds		347		3,978		−		4,325		−
		$26,944		$47,249	$	−		$74,193	$	−
Liabilities:
Interest rate swaps	$	−		$(2,649)	$	−		$(2,649)	$	−
Non-recurring:
Assets:
Hospital available for sale	$	−	$	−		$105		$105		$(569)
Property and equipment		−		−		286		286		(3,630)
Goodwill – skilled nursing rehabilitation services		−		−		−		−		(107,899)
Intangible assets – Medicare license		−		−		−		−		(2,530)
	$	−	$	−		$391		$391		$(114,628)
Liabilities	$	−	$	−	$	−	$	−	$	−

KINDRED HEALTHCARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 17 – FINANCIAL INSTRUMENTS AND FAIR VALUE MEASUREMENTS (Continued)

Recurring measurements

The Company’s available-for-sale investments held by its limited purpose insurance subsidiary consist of debt securities, equities, money market funds and certificates of deposit. These available-for-sale investments and the insurance subsidiary’s cash and cash equivalents of $175.7 million as of December 31, 2013 and $136.5 million as of December 31, 2012, classified as insurance subsidiary investments, are maintained for the payment of claims and expenses related to professional liability and workers compensation risks.

The Company also has available-for-sale investments totaling $3.6 million as of December 31, 2013 and $3.7 million as of December 31, 2012 related to a deferred compensation plan that is maintained for certain of the Company’s current and former employees.

The fair value of actively traded debt and equity securities and money market funds are based upon quoted market prices and are generally classified as Level 1. The fair value of inactively traded debt securities and certificates of deposit are based upon either quoted market prices of similar securities or observable inputs such as interest rates using either a market or income valuation approach and are generally classified as Level 2. The Company’s investment advisors obtain and review pricing for each security. The Company is responsible for the determination of fair value and as such the Company reviews the pricing information from its advisors in determining reasonable estimates of fair value. Based upon the Company’s internal review procedures, there were no adjustments to the prices during 2013 or 2012.

The Company’s deposits held in money market funds consist primarily of cash and cash equivalents for the Company’s insurance programs and for general corporate purposes.

The fair value of the derivative liability associated with the interest rate swaps is estimated using industry-standard valuation models, which are Level 2 measurements. Such models project future cash flows and discount the future amounts to a present value using market-based observable inputs, including interest rate curves. See Note 12.

The following table presents the carrying amounts and estimated fair values of the Company’s financial instruments. The carrying value is equal to fair value for financial instruments that are based upon quoted market prices or current market rates. The Company’s long-term debt is based upon Level 2 inputs.

	2013		2012
(In thousands)	Carrying value	Fair value	Carrying value	Fair value
Cash and cash equivalents	$35,972	$35,972	$50,007	$50,007
Cash–restricted	3,713	3,713	5,197	5,197
Insurance subsidiary investments	245,389	245,389	202,592	202,592
Tax refund escrow investments	205	205	207	207
Long-term debt, including amounts due within one year (excluding capital lease obligations totaling $0.6 million at December 31, 2012)	1,587,608	1,630,192	1,657,039	1,630,649

Non-recurring measurements

In connection with the preparation of the Company’s operating results for the fourth quarter of 2013, the Company determined that the impact of regulatory changes announced on November 22, 2013 related to the Company’s home health reporting unit was an impairment triggering event. The regulatory changes resulted from action by CMS to, among other changes, rebase home health payment rates by reducing the national standardized 60 day episode payment rate by 2.8% in each of the next four years beginning January 1, 2014. The Company tested the recoverability of the home health reporting unit goodwill, other intangible assets and long-lived assets. The Company recorded a pretax impairment charge aggregating $76.1 million in the fourth quarter of 2013 to reflect the amount by which the carrying value of its home health reporting unit exceeded the estimated fair value. The Company determined that other intangible assets and long-lived assets in the home health reporting unit were not impaired.

KINDRED HEALTHCARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 17 – FINANCIAL INSTRUMENTS AND FAIR VALUE MEASUREMENTS (Continued)

Non-recurring measurements (Continued)

In the fourth quarter of 2013, the Company reviewed the long-lived assets related to the planned divestiture and pending offer for a TC hospital held for sale and determined its property and equipment was impaired. As a result, the Company recorded a pretax loss on divestiture of $8.6 million in discontinued operations. The fair value of the assets were measured using a Level 3 input of the pending offer.

During the year ended December 31, 2013, the Company recorded an asset impairment charge of $7.9 million related to leasehold improvements of the 2013 Expiring Facilities. These charges reflect the amount by which the carrying value exceeded its estimated fair value. The fair value of property and equipment was measured using Level 3 inputs such as replacement costs adjusted for depreciation, economic obsolescence and inflation.

During the year ended December 31, 2013, the Company reduced the fair value of a hospital held for sale based upon a pending offer, which resulted in a pretax loss of $1.4 million in other operating expenses in continuing operations. The fair value of the assets were measured using a Level 3 input of the pending offer.

In July 2011, CMS issued the 2011 CMS Rules. The Company recorded pretax impairment charges aggregating $3.8 million (including $1.1 million in continuing operations) and $3.0 million (including $1.0 million in continuing operations) for the years ended December 31, 2013 and December 31, 2012, respectively, for property and equipment expenditures in the nursing center asset groups that were determined to be impaired by the 2011 CMS Rules. These charges reflected the amount by which the carrying value of certain assets exceeded their estimated fair value. The fair value of property and equipment was measured using Level 3 inputs such as replacement costs factoring in depreciation, economic obsolesce and inflation trends.

At September 30, 2012, the Company reviewed the indefinite-lived and long-lived assets related to the divestiture of a TC hospital and determined its indefinite-lived Medicare license and property and equipment were impaired. As a result, the Company recorded a pretax loss on divestiture of $3.2 million in discontinued operations. The fair value of the assets were measured using a Level 3 input of the offer.

In September 2012, the Company reduced the fair value of a hospital held for sale based upon a pending offer, which resulted in a pretax loss of $0.5 million recorded in discontinued operations. The primary reason for the reduction was the general deterioration in the real estate market where the hospital is located. The fair value of the asset was measured using a Level 3 input of the pending offer.

In connection with the preparation of the Company’s operating results for the fourth quarter of 2012, the Company determined that the impact of regulatory changes related to the Company’s skilled nursing rehabilitation services reporting unit was a triggering event in the fourth quarter of 2012, simultaneously with the Company’s annual impairment test. The regulatory changes included a new pre-payment manual medical review process for certain Medicare Part B services exceeding $3,700 which became effective October 1, 2012 and new rules which became effective April 1, 2013 under the Taxpayer Relief Act that reduced Medicare Part B payments by an additional 25% for subsequent procedures when multiple therapy services are provided on the same day. The Company tested the recoverability of its skilled nursing rehabilitation services reporting unit goodwill, other intangible assets and long-lived assets. The Company recorded a pretax impairment charge aggregating $107.9 million (which represented the entire skilled nursing rehabilitation services reporting unit goodwill) in the fourth quarter of 2012 to reflect the amount by which the carrying value of goodwill exceeded the estimated fair value. The impairment charge did not impact the Company’s cash flows or liquidity. The fair value of goodwill was measured using both Level 2 and Level 3 inputs such as discounted cash flows, market multiple analysis, replacement costs and sales comparison methodologies.

KINDRED HEALTHCARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 18 – NONCONTROLLING INTERESTS

As of December 31, 2013, the Company had ownership ranging from 51% to 99% in various joint ventures.

During 2013, the Company did not complete any buyouts of noncontrolling interests. During 2012, the Company completed various partial buyouts of noncontrolling interests. During 2011, the Company completed two joint venture buyouts, one a full buyout and the other a partial buyout, of noncontrolling interests. In accordance with the authoritative guidance of noncontrolling interests, these payments have been accounted for as equity transactions.

The following table reflects the effects on the Company’s equity for the years ended December 31, 2012 and 2011 related to these buyouts in the Company’s ownership interest in consolidated subsidiaries (amounts in thousands):

December 31, 2012:
Decrease in carrying value of noncontrolling interests for purchase of noncontrolling interests in subsidiaries	$2,053
Increase in Company’s capital in excess of par value for purchase of noncontrolling interests in subsidiaries	(1,334)
Total cash consideration paid in exchange for purchase of noncontrolling interests	$719

December 31, 2011:
Decrease in carrying value of noncontrolling interests for purchase of noncontrolling interests in subsidiaries	$6,297
Decrease in Company’s capital in excess of par value for purchase of noncontrolling interests in subsidiaries	995
Total cash consideration paid in exchange for purchase of noncontrolling interests	$7,292

KINDRED HEALTHCARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 19 – CONDENSED CONSOLIDATING FINANCIAL INFORMATION

The accompanying condensed consolidating financial information has been prepared and presented pursuant to SEC Regulation S-X, Rule 3-10, “Financial Statements of Guarantors and Issuers of Guaranteed Securities Registered or Being Registered.” The Company’s Notes issued on June 1, 2011, are fully and unconditionally guaranteed, subject to certain customary release provisions, by substantially all of the Company’s domestic 100% owned subsidiaries. The equity method has been used with respect to the parent company’s investment in subsidiaries.

The following condensed consolidating financial data present the financial position of the parent company/issuer, the guarantor subsidiaries and the non-guarantor subsidiaries as of December 31, 2013 and December 31, 2012, and the respective results of operations and cash flows for the three years ended December 31, 2013.

Condensed Consolidating Statement of Operations

	Year ended December 31, 2013
(In thousands)	Parent company/ issuer	Guarantor subsidiaries	Non-guarantor subsidiaries	Consolidating and eliminating adjustments	Consolidated
Revenues	$–	$4,452,356	$499,315	$(116,086)	$4,835,585
Salaries, wages and benefits	–	2,780,183	174,480	–	2,954,663
Supplies	–	308,479	14,462	–	322,941
Rent	–	276,935	34,591	–	311,526
Other operating expenses	–	843,288	238,558	(116,086)	965,760
Other (income) expense	–	29	(1,471)	–	(1,442)
Impairment charges	–	77,193	–	–	77,193
Depreciation and amortization	–	145,323	8,883	–	154,206
Management fees	–	(12,908)	12,908	–	–
Intercompany interest (income) expense from affiliates	(106,068)	70,995	35,073	–	–
Interest expense	107,785	12	212	–	108,009
Investment income	–	(233)	(3,813)	–	(4,046)
Equity in net loss of consolidating affiliates	167,455	–	–	(167,455)	–
	169,172	4,489,296	513,883	(283,541)	4,888,810
Loss from continuing operations before income taxes	(169,172)	(36,940)	(14,568)	167,455	(53,225)
Provision (benefit) for income taxes	(680)	(12,174)	1,535	–	(11,319)
Loss from continuing operations	(168,492)	(24,766)	(16,103)	167,455	(41,906)
Discontinued operations, net of income taxes:
Loss from operations	–	(37,520)	(1,522)	–	(39,042)
Loss on divestiture of operations	–	(83,887)	–	–	(83,887)
Loss from discontinued operations	–	(121,407)	(1,522)	–	(122,929)
Net loss	(168,492)	(146,173)	(17,625)	167,455	(164,835)
(Earnings) loss attributable to noncontrolling interests:
Continuing operations	−	−	(3,890)	−	(3,890)
Discontinued operations	−	−	233	−	233
	–	–	(3,657)	–	(3,657)
Loss attributable to Kindred	$(168,492)	$(146,173)	$(21,282)	$167,455	$(168,492)
Comprehensive loss	$(166,862)	$(146,173)	$(17,859)	$167,689	$(163,205)
Comprehensive loss attributable to Kindred	$(166,862)	$(146,173)	$(21,516)	$167,689	$(166,862)

KINDRED HEALTHCARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 19 – CONDENSED CONSOLIDATING FINANCIAL INFORMATION (Continued)

Condensed Consolidating Statement of Operations (Continued)

	Year ended December 31, 2012
(In thousands)	Parent company/ issuer	Guarantor subsidiaries	Non-guarantor subsidiaries	Consolidating and eliminating adjustments	Consolidated
Revenues	$–	$4,512,413	$444,176	$(100,447)	$4,856,142
Salaries, wages and benefits	–	2,817,933	156,409	–	2,974,342
Supplies	–	303,772	32,133	–	335,905
Rent	–	276,306	27,258	–	303,564
Other operating expenses	–	793,690	200,731	(100,447)	893,974
Other income	–	(12,660)	–	–	(12,660)
Impairment charges	–	108,953	–	–	108,953
Depreciation and amortization	–	149,653	10,413	–	160,066
Management fees	(218)	(12,483)	12,701	–	–
Intercompany interest (income) expense from affiliates	(113,745)	80,456	33,289	–	–
Interest expense (income)	107,243	(48)	630	–	107,825
Investment income	–	(114)	(872)	–	(986)
Equity in net loss of consolidating affiliates	44,651	–	–	(44,651)	–
	37,931	4,505,458	472,692	(145,098)	4,870,983
Income (loss) from continuing operations before income taxes	(37,931)	6,955	(28,516)	44,651	(14,841)
Provision (benefit) for income taxes	2,436	33,830	(5,624)	–	30,642
Loss from continuing operations	(40,367)	(26,875)	(22,892)	44,651	(45,483)
Discontinued operations, net of income taxes:
Income (loss) from operations	–	13,476	(2,572)	–	10,904
Loss on divestiture of operations	–	(4,745)	–	–	(4,745)
Income (loss) from discontinued operations	–	8,731	(2,572)	–	6,159
Net loss	(40,367)	(18,144)	(25,464)	44,651	(39,324)
(Earnings) loss attributable to noncontrolling interests:
Continuing operations	−	−	(1,382)	−	(1,382)
Discontinued operations	−	−	339	−	339
	–	–	(1,043)	–	(1,043)
Loss attributable to Kindred	$(40,367)	$(18,144)	$(26,507)	$44,651	$(40,367)
Comprehensive loss	$(40,780)	$(18,490)	$(24,627)	$44,160	$(39,737)
Comprehensive loss attributable to Kindred	$(40,780)	$(18,490)	$(25,670)	$44,160	$(40,780)

KINDRED HEALTHCARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 19 – CONDENSED CONSOLIDATING FINANCIAL INFORMATION (Continued)

Condensed Consolidating Statement of Operations (Continued)

	Year ended December 31, 2011
(In thousands)	Parent company/ issuer	Guarantor subsidiaries	Non-guarantor subsidiaries	Consolidating and eliminating adjustments	Consolidated
Revenues	$–	$3,967,943	$279,390	$(87,225)	$4,160,108
Salaries, wages and benefits	–	2,463,916	84,916	–	2,548,832
Supplies	–	290,470	18,633	–	309,103
Rent	–	260,800	15,740	–	276,540
Other operating expenses	–	779,712	146,160	(87,225)	838,647
Other income	–	(13,180)	–	–	(13,180)
Impairment charges	–	73,554	–	–	73,554
Depreciation and amortization	–	120,057	6,848	–	126,905
Management fees	(555)	(8,014)	8,569	–	–
Intercompany interest (income) expense from affiliates	(88,234)	68,650	19,584	–	–
Interest expense	80,181	238	422	–	80,841
Investment income	–	(69)	(918)	–	(987)
Equity in net loss of consolidating affiliates	59,083	–	–	(59,083)	–
	50,475	4,036,134	299,954	(146,308)	4,240,255
Loss from continuing operations before income taxes	(50,475)	(68,191)	(20,564)	59,083	(80,147)
Provision (benefit) for income taxes	3,006	(11,253)	(5,357)	–	(13,604)
Loss from continuing operations	(53,481)	(56,938)	(15,207)	59,083	(66,543)
Income (loss) from discontinued operations, net of income taxes	–	13,225	(401)	–	12,824
Net loss	(53,481)	(43,713)	(15,608)	59,083	(53,719)
Loss attributable to noncontrolling interests:
Continuing operations	−	−	81	−	81
Discontinued operations	−	−	157	−	157
	–	–	238	–	238
Loss attributable to Kindred	$(53,481)	$(43,713)	$(15,370)	$59,083	$(53,481)
Comprehensive loss	$(55,085)	$(45,006)	$(15,919)	$60,687	$(55,323)
Comprehensive loss attributable to Kindred	$(55,085)	$(45,006)	$(15,681)	$60,687	$(55,085)

KINDRED HEALTHCARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 19 – CONDENSED CONSOLIDATING FINANCIAL INFORMATION (Continued)

Condensed Consolidating Balance Sheet

	As of December 31, 2013
(In thousands)	Parent company/ issuer	Guarantor subsidiaries	Non-guarantor subsidiaries	Consolidating and eliminating adjustments	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$–	$23,535	$12,437	$–	$35,972
Cash – restricted	–	3,713	–	–	3,713
Insurance subsidiary investments	–	–	96,295	–	96,295
Accounts receivable, net	–	819,103	97,426	–	916,529
Inventories	–	22,870	2,910	–	25,780
Deferred tax assets	–	37,920	–	–	37,920
Income taxes	–	36,083	763	–	36,846
Other	–	40,679	2,994	–	43,673
	–	983,903	212,825	–	1,196,728
Property and equipment, net	–	878,284	48,291	–	926,575
Goodwill	–	700,278	291,824	–	992,102
Intangible assets, net	–	400,313	22,990	–	423,303
Assets held for sale	–	20,978	–	–	20,978
Insurance subsidiary investments	–	–	149,094	–	149,094
Investment in subsidiaries	55,609	–	–	(55,609)	–
Intercompany	2,580,391	–	–	(2,580,391)	–
Deferred tax assets	–	6,193	10,850	–	17,043
Other	43,332	104,113	72,601	–	220,046
	$2,679,332	$3,094,062	$808,475	$(2,636,000)	$3,945,869
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$–	$158,497	$23,275	$–	$181,772
Salaries, wages and other compensation	–	314,413	46,779	–	361,192
Due to third party payors	–	33,747	–	–	33,747
Professional liability risks	–	3,339	57,654	–	60,993
Other accrued liabilities	13,378	122,381	10,736	–	146,495
Long-term debt due within one year	7,875	109	238	–	8,222
	21,253	632,486	138,682	–	792,421
Long-term debt	1,575,422	249	3,720	–	1,579,391
Intercompany	–	2,226,940	353,451	(2,580,391)	–
Professional liability risks	–	62,115	184,115	–	246,230
Deferred credits and other liabilities	–	129,260	77,351	–	206,611
Commitments and contingencies
Equity:
Stockholders’ equity	1,082,657	43,012	12,597	(55,609)	1,082,657
Noncontrolling interests	–	–	38,559	–	38,559
	1,082,657	43,012	51,156	(55,609)	1,121,216
	$2,679,332	$3,094,062	$808,475	$(2,636,000)	$3,945,869

KINDRED HEALTHCARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 19 – CONDENSED CONSOLIDATING FINANCIAL INFORMATION (Continued)

Condensed Consolidating Balance Sheet (Continued)

	As of December 31, 2012
(In thousands)	Parent company/ issuer	Guarantor subsidiaries	Non-guarantor subsidiaries	Consolidating and eliminating adjustments	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$–	$37,370	$12,637	$–	$50,007
Cash – restricted	–	5,197	–	–	5,197
Insurance subsidiary investments	–	–	86,168	–	86,168
Accounts receivable, net	–	940,524	98,081	–	1,038,605
Inventories	–	29,023	2,998	–	32,021
Deferred tax assets	–	12,663	–	–	12,663
Income taxes	–	13,187	386	–	13,573
Other	–	15,118	20,414	–	35,532
	–	1,053,082	220,684	–	1,273,766
Property and equipment, net	–	1,090,523	52,603	–	1,143,126
Goodwill	–	771,533	269,733	–	1,041,266
Intangible assets, net	–	417,092	22,675	–	439,767
Assets held for sale	–	4,131	–	–	4,131
Insurance subsidiary investments	–	–	116,424	–	116,424
Investment in subsidiaries	221,581	–	–	(221,581)	–
Intercompany	2,655,460	–	–	(2,655,460)	–
Deferred tax assets	1,040	–	13,932	(14,972)	–
Other	47,364	108,143	63,959	–	219,466
	$2,925,445	$3,444,504	$760,010	$(2,892,013)	$4,237,946
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$168	$195,268	$15,232	$–	$210,668
Salaries, wages and other compensation	–	345,223	43,786	–	389,009
Due to third party payors	–	35,420	–	–	35,420
Professional liability risks	–	3,623	50,465	–	54,088
Other accrued liabilities	16,724	111,113	9,367	–	137,204
Long-term debt due within one year	8,000	102	840	–	8,942
	24,892	690,749	119,690	–	835,331
Long-term debt	1,644,394	358	3,954	–	1,648,706
Intercompany	–	2,328,929	326,531	(2,655,460)	–
Professional liability risks	–	68,116	168,514	–	236,630
Deferred tax liabilities	–	24,736	–	(14,972)	9,764
Deferred credits and other liabilities	–	143,722	70,949	–	214,671
Commitments and contingencies
Equity:
Stockholders’ equity	1,256,159	187,894	33,687	(221,581)	1,256,159
Noncontrolling interests	–	–	36,685	–	36,685
	1,256,159	187,894	70,372	(221,581)	1,292,844
	$2,925,445	$3,444,504	$760,010	$(2,892,013)	$4,237,946

KINDRED HEALTHCARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 19 – CONDENSED CONSOLIDATING FINANCIAL INFORMATION (Continued)

Condensed Consolidating Statement of Cash Flows

	Year ended December 31, 2013
(In thousands)	Parent company/ issuer	Guarantor subsidiaries	Non-guarantor subsidiaries	Consolidating and eliminating adjustments	Consolidated
Net cash provided by (used in) operating activities	$(1,290)	$171,717	$28,985	$–	$199,412
Cash flows from investing activities:
Routine capital expenditures	–	(96,051)	(4,857)	–	(100,908)
Development capital expenditures	–	(11,206)	(618)	–	(11,824)
Acquisitions, net of cash acquired	–	(223,917)	(402)	–	(224,319)
Sale of assets	–	250,606	–	–	250,606
Purchase of insurance subsidiary investments	–	–	(46,127)	–	(46,127)
Sale of insurance subsidiary investments	–	–	49,954	–	49,954
Net change in insurance subsidiary cash and cash equivalents	–	–	(44,077)	–	(44,077)
Change in other investments	–	122	–	–	122
Capital contribution to insurance subsidiary	–	(14,220)	–	14,220	–
Other	–	376	–	–	376
Net cash used in investing activities	–	(94,290)	(46,127)	14,220	(126,197)
Cash flows from financing activities:
Proceeds from borrowings under revolving credit	1,675,800	–	–	–	1,675,800
Repayment of borrowings under revolving credit	(1,740,400)	–	–	–	(1,740,400)
Repayment of other long-term debt	(5,938)	(102)	(836)	–	(6,876)
Payment of deferred financing costs	(1,666)	–	–	–	(1,666)
Distribution made to noncontrolling interests	–	–	(2,051)	–	(2,051)
Issuance of common stock	461	–	–	–	461
Dividends paid	(13,001)	–	–	–	(13,001)
Change in intercompany accounts	86,034	(91,643)	5,609	–	–
Capital contribution to insurance subsidiary	–	–	14,220	(14,220)	–
Other	–	483	–	–	483
Net cash provided by (used in) financing activities	1,290	(91,262)	16,942	(14,220)	(87,250)
Change in cash and cash equivalents	–	(13,835)	(200)	–	(14,035)
Cash and cash equivalents at beginning of period	–	37,370	12,637	–	50,007
Cash and cash equivalents at end of period	$–	$23,535	$12,437	$–	$35,972

KINDRED HEALTHCARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 19 – CONDENSED CONSOLIDATING FINANCIAL INFORMATION (Continued)

Condensed Consolidating Statement of Cash Flows (Continued)

	Year ended December 31, 2012
(In thousands)	Parent company/ issuer	Guarantor subsidiaries	Non-guarantor subsidiaries	Consolidating and eliminating adjustments	Consolidated
Net cash provided by operating activities	$23,683	$210,573	$28,306	$–	$262,562
Cash flows from investing activities:
Routine capital expenditures	–	(106,075)	(9,100)	–	(115,175)
Development capital expenditures	–	(44,860)	(5,462)	–	(50,322)
Acquisitions, net of cash acquired	–	(178,212)	–	–	(178,212)
Sale of assets	–	1,260	–	–	1,260
Purchase of insurance subsidiary investments	–	–	(38,041)	–	(38,041)
Sale of insurance subsidiary investments	–	–	38,363	–	38,363
Net change in insurance subsidiary cash and cash equivalents	–	–	(21,285)	–	(21,285)
Change in other investments	–	1,465	–	–	1,465
Capital contribution to insurance subsidiary	–	(8,600)	–	8,600	–
Other	–	(539)	–	–	(539)
Net cash used in investing activities	–	(335,561)	(35,525)	8,600	(362,486)
Cash flows from financing activities:
Proceeds from borrowings under revolving credit	1,784,300	–	–	–	1,784,300
Repayment of borrowings under revolving credit	(1,757,100)	–	–	–	(1,757,100)
Proceeds from issuance of term loan, net of discount	97,500	–	–	–	97,500
Repayment of other long-term debt	(7,000)	(95)	(3,569)	–	(10,664)
Payment of deferred financing costs	(1,465)	–	–	–	(1,465)
Contribution made by noncontrolling interests	–	–	200	–	200
Distribution made to noncontrolling interests	–	–	(3,829)	–	(3,829)
Purchase of noncontrolling interests	–	–	(719)	–	(719)
Issuance of common stock	147	–	–	–	147
Capital contribution to insurance subsidiary	–	–	8,600	(8,600)	–
Change in intercompany accounts	(140,065)	140,628	(563)	–	–
Net cash provided by (used in) financing activities	(23,683)	140,533	120	(8,600)	108,370
Change in cash and cash equivalents	–	15,545	(7,099)	–	8,446
Cash and cash equivalents at beginning of period	–	21,825	19,736	–	41,561
Cash and cash equivalents at end of period	$–	$37,370	$12,637	$–	$50,007

KINDRED HEALTHCARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 19 – CONDENSED CONSOLIDATING FINANCIAL INFORMATION (Continued)

Condensed Consolidating Statement of Cash Flows (Continued)

	Year ended December 31, 2011
(In thousands)	Parent company/ issuer	Guarantor subsidiaries	Non-guarantor subsidiaries	Consolidating and eliminating adjustments	Consolidated
Net cash provided by (used in) operating activities	$(34,018)	$175,419	$15,805	$(3,500)	$153,706
Cash flows from investing activities:
Routine capital expenditures	–	(128,976)	(3,927)	–	(132,903)
Development capital expenditures	–	(87,655)	–	–	(87,655)
Acquisitions, net of cash acquired	–	(745,630)	30,172	–	(715,458)
Sale of assets	–	1,714	–	–	1,714
Purchase of insurance subsidiary investments	–	–	(35,623)	–	(35,623)
Sale of insurance subsidiary investments	–	–	46,307	–	46,307
Net change in insurance subsidiary cash and cash equivalents	–	–	(14,213)	–	(14,213)
Change in other investments	–	1,003	–	–	1,003
Other	–	(512)	–	–	(512)
Net cash provided by (used in) investing activities	–	(960,056)	22,716	–	(937,340)
Cash flows from financing activities:
Proceeds from borrowings under revolving credit	2,126,800	–	–	–	2,126,800
Repayment of borrowings under revolving credit	(2,198,300)	–	–	–	(2,198,300)
Proceeds from issuance of senior unsecured notes	550,000	–	–	–	550,000
Proceeds from issuance of term loan, net of discount	693,000	–	–	–	693,000
Repayment of other long-term debt	(3,500)	(345,469)	(1,909)	–	(350,878)
Payment of deferred financing costs	(9,098)	–	–	–	(9,098)
Purchase of noncontrolling interests	–	–	(7,292)	–	(7,292)
Issuance of common stock	3,019	–	–	–	3,019
Change in intercompany accounts	(1,128,679)	1,134,763	(6,084)	–	–
Insurance subsidiary distribution	–	–	(3,500)	3,500	–
Other	776	–	–	–	776
Net cash provided by (used in) financing activities	34,018	789,294	(18,785)	3,500	808,027
Change in cash and cash equivalents	–	4,657	19,736	–	24,393
Cash and cash equivalents at beginning of period	–	17,168	–	–	17,168
Cash and cash equivalents at end of period	$–	$21,825	$19,736	$–	$41,561

KINDRED HEALTHCARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 20 – LEGAL AND REGULATORY PROCEEDINGS

The Company provides services in a highly regulated industry and is subject to various legal actions and regulatory and other governmental and internal audits and investigations from time to time. These matters could (1) require the Company to pay substantial damages, fines, penalties or amounts in judgments or settlements, which individually or in the aggregate could exceed amounts, if any, that may be recovered under the Company’s insurance policies where coverage applies and is available; (2) cause the Company to incur substantial expenses; (3) require significant time and attention from the Company’s management; (4) subject the Company to sanctions including possible exclusions from the Medicare and Medicaid programs; and (5) cause the Company to close or sell one or more facilities or otherwise modify the way the Company conducts business. The ultimate resolution of these matters, whether as a result of litigation or settlement, could have a material adverse effect on the Company’s business, financial position, results of operations and liquidity.

In accordance with authoritative accounting guidance related to loss contingencies, the Company records an accrued liability for litigation and regulatory matters that are both probable and reasonably estimable. Additional losses in excess of amounts accrued may be reasonably possible. The Company reviews loss contingencies that are reasonably possible and determines whether an estimate of the possible loss or range of loss, individually or in aggregate, can be disclosed in the Company’s consolidated financial statements. These estimates are based upon currently available information for those legal and regulatory proceedings in which the Company is involved, taking into account the Company’s best estimate of losses for those matters for which such estimate can be made. The Company’s estimates involve significant judgment, given that (1) these legal and regulatory proceedings are in early stages; (2) discovery may not be completed; (3) damages sought in these legal and regulatory proceedings can be unsubstantiated or indeterminate; (4) the matters involve legal uncertainties or evolving areas of law; (5) there are often significant facts in dispute; and/or (6) there is a wide range of possible outcomes. Accordingly, the Company’s estimated loss or range of loss may change from time to time, and actual losses may be more or less than the current estimate. At this time, except as otherwise specifically noted, no estimate of the possible loss or range of loss, individually or in the aggregate, in excess of the amounts accrued, if any, can be made regarding the matters described below.

Set forth below are descriptions of the Company’s significant legal proceedings.

Medicare and Medicaid payment reviews, audits and investigations—as a result of the Company’s participation in the Medicare and Medicaid programs, the Company faces and is currently subject to various governmental and internal reviews, audits and investigations to verify the Company’s compliance with these programs and applicable laws and regulations. The Company is routinely subject to audits under various government programs, such as the CMS Recovery Audit Contractor program, in which third party firms engaged by CMS conduct extensive reviews of claims data and medical and other records to identify potential improper payments to healthcare providers under the Medicare program. In addition, the Company, like other hospital and nursing center operators and rehabilitation therapy service providers, is subject to ongoing investigations by the U.S. Department of Health and Human Services Office of Inspector General (the “OIG”), the DOJ and state attorneys general into the billing of rehabilitation and other services provided to Medicare and Medicaid patients, including whether rehabilitation therapy services were properly documented and billed, whether services provided were medically necessary and general compliance with conditions of participation in the Medicare and Medicaid programs. Private pay sources such as third party insurance and managed care entities also often reserve the right to conduct audits. The Company’s costs to respond to and defend any such reviews, audits and investigations are significant and are likely to increase in the current enforcement environment. These audits and investigations may require the Company to refund or retroactively adjust amounts that have been paid under the relevant government program or by other payors. Further, an adverse review, audit or investigation also could result in other adverse consequences, particularly if the underlying conduct is found to be pervasive or systemic. These consequences include (1) state or federal agencies imposing fines, penalties and other sanctions on the Company, (2) loss of the Company’s right to participate in the Medicare or Medicaid programs or one or more third party payor networks, (3) indemnity claims asserted by customers and others for which the Company provides services, and (4) damage to the Company’s reputation in various markets, which could adversely affect the Company’s ability to attract patients, residents and employees.

Whistleblower lawsuits—the Company is also subject to qui tam or “whistleblower” lawsuits under the False Claims Act and comparable state laws for allegedly submitting fraudulent bills for services to the Medicare and Medicaid programs. These lawsuits can result in monetary damages, fines, attorneys’ fees and the award of bounties to private qui tam plaintiffs who successfully bring these lawsuits and to the respective government programs. The Company also could be subject to civil penalties (including the loss of the Company’s licenses to operate one or more facilities or healthcare activities), criminal penalties (for violations of certain laws and regulations), and exclusion of one or more facilities or healthcare activities from participation in the Medicare, Medicaid and other federal and state healthcare programs. The lawsuits are in various stages of adjudication or investigation and involve a wide variety of claims and potential outcomes.

KINDRED HEALTHCARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 20 – LEGAL AND REGULATORY PROCEEDINGS (Continued)

A whistleblower lawsuit previously pending against RehabCare, a therapy services company acquired by the Company on June 1, 2011, and two unrelated defendant companies in federal district court for the Eastern District of Missouri was settled in January 2014. The lawsuit pertained to a subcontractor arrangement entered in 2006 by RehabCare and another unrelated therapy services provider, and fees paid under and in connection with the transaction. The complaint alleged civil violations of the federal False Claims Act based upon an underlying claim that the transaction violated the federal Anti-Kickback Statute. Based upon the results of certain pre-trial motions, new facts associated with the case and settlement discussions occurring in September 2013, the Company recorded an additional $23 million loss provision in the third quarter of 2013 (for a total loss reserve of $25 million) related to this matter. In January 2014, the lawsuit was settled with the Company’s payment of $25 million to the United States and $150,000 to the whistleblower’s attorneys and was dismissed by the court with prejudice.

Employment-related lawsuits—the Company’s operations are subject to a variety of federal and state employment-related laws and regulations, including but not limited to the U.S. Fair Labor Standards Act, Equal Employment Opportunity laws and enforcement policies of the Equal Employment Opportunity Commission, the Office of Civil Rights and state attorneys general, federal and state wage and hour laws and a variety of laws enacted by the federal and state governments that govern these and other employment-related matters. Accordingly, the Company is currently subject to employee-related claims, class action and other lawsuits and proceedings in connection with the Company’s operations, including but not limited to those related to alleged wrongful discharge, illegal discrimination and violations of equal employment and federal and state wage and hour laws. Because labor represents such a large portion of the Company’s operating costs, non-compliance with these evolving federal and state laws and regulations could subject the Company to significant back pay awards, fines and additional lawsuits and proceedings. These claims, lawsuits and proceedings are in various stages of adjudication or investigation and involve a wide variety of claims and potential outcomes.

Four wage and hour class action lawsuits are currently pending against the Company in federal district court for the Central District of California, and are being addressed together by the court. Each case pertains to alleged errors made by the Company with respect to regular pay and overtime pay calculations, waiting times, meal period waivers and wage statements under California law. On March 13, 2013, the court conditionally certified five classes of the seven total classes sought for certification for discovery purposes and declined to certify two others. Notice of class action certification and class members’ right to opt out of the lawsuit was mailed to all of the Company’s current and former California hospital employees. The Company intends to vigorously defend these claims.

A wage and hour class action lawsuit against the Company alleging violations of federal and state wage and hour laws is pending in federal district court for the Northern District of Illinois. This lawsuit pertains to the Company’s previous automatic meal break deduction practice for non-exempt employees in the Company’s hospitals located outside California. The court granted conditional class certification in part on June 11, 2013. This lawsuit has been settled in principle by the Company’s agreement to pay $0.7 million to claimants from the Company’s five Illinois hospitals, plaintiffs’ attorney’s fees and certain administrative costs, subject to reaching a written settlement agreement and obtaining court approval.

Based upon available information, the Company recorded an additional $7.0 million loss provision in the fourth quarter of 2013 (for a total loss reserve of $12.7 million) related to these wage and hour lawsuits. The Company continues to evaluate the loss provision in light of potentially relevant factual and legal developments, including information learned through rulings on dispositive motions, settlement discussions and other rulings. The expected loss reserve is based upon currently available information and is subject to significant judgment and a variety of assumptions, and known and unknown uncertainties. Given the uncertainty of litigation, the actual loss may vary significantly from the current reserve, which does not represent the Company’s maximum loss exposure. At this time, no estimate of the possible loss or range of loss, in excess of the amount accrued, can be made regarding these lawsuits.

Minimum staffing lawsuits—various states in which the Company operates hospitals and nursing centers have established minimum staffing requirements or may establish minimum staffing requirements in the future. While the Company seeks to comply with all applicable staffing requirements, the regulations in this area are complex and the Company may experience compliance issues from time to time. Failure to comply with such minimum staffing requirements may result in one or more facilities failing to meet the conditions of participation under relevant federal and state healthcare programs and the imposition of significant fines, damages or other sanctions.

KINDRED HEALTHCARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 20 – LEGAL AND REGULATORY PROCEEDINGS (Continued)

Ordinary course matters—in addition to the matters described above, the Company is subject to investigations, claims and lawsuits in the ordinary course of business, including professional liability claims and investigations resulting from the Company’s obligation to self-report suspected violations of law by the Company, particularly in the Company’s hospital and nursing center operations. In many of these claims, plaintiffs’ attorneys are seeking significant fines and compensatory and punitive damages, along with attorneys’ fees. The Company maintains professional and general liability insurance in amounts and coverage that management believes are sufficient for the Company’s operations. However, the Company’s insurance may not cover all claims against the Company or the full extent of the Company’s liability.

On January 6, 2014, a purported class action complaint was filed in the United States federal district court for the Southern District of Florida, Miami Division, against the Company and one of its subsidiaries.  The lawsuit, styled Pines Nursing Home, et al., v. Polaris and RehabCare Group, Inc., et al., alleges that one of the Company’s subsidiaries sent “junk” faxes in violation of the Telephone Consumer Protection Act of 1991 and the Junk Fax Prevention Act of 2005. The complaint seeks damages, statutory fines and penalties, attorneys’ fees and an injunction prohibiting such conduct in the future. The Company disputes the allegations in the complaint and will defend this lawsuit vigorously.

KINDRED HEALTHCARE, INC.

QUARTERLY CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)

(In thousands, except per share amounts)

The following tables represent summary quarterly consolidated financial information (unaudited) for the years ended December 31, 2013 and 2012:

	2013 (a)
	First	Second	Third	Fourth
Revenues	$1,259,434	$1,191,030	$1,175,445	$1,209,676
Net income (loss):
Income (loss) from continuing operations	10,874	13,729	(15,762)	(50,747)
Discontinued operations, net of income taxes:
Loss from operations	(5,376)	(1,050)	(25,466)	(7,150)
Loss on divestiture of operations	(2,025)	(10,852)	(65,016)	(5,994)
Loss from discontinued operations	(7,401)	(11,902)	(90,482)	(13,144)
Net income (loss)	3,473	1,827	(106,244)	(63,891)
(Earnings) loss attributable to noncontrolling interests:
Continuing operations	(467)	(116)	(841)	(2,466)
Discontinued operations	51	34	87	61
	(416)	(82)	(754)	(2,405)
Income (loss) attributable to Kindred	3,057	1,745	(106,998)	(66,296)
Earnings (loss) per common share:
Basic:
Income (loss) from continuing operations	0.20	0.25	(0.31)	(1.02)
Discontinued operations:
Loss from operations	(0.10)	(0.02)	(0.49)	(0.14)
Loss on divestiture of operations	(0.04)	(0.20)	(1.24)	(0.11)
Loss from discontinued operations	(0.14)	(0.22)	(1.73)	(0.25)
Net income (loss)	0.06	0.03	(2.04)	(1.27)
Diluted:
Income (loss) from continuing operations	0.20	0.25	(0.31)	(1.02)
Discontinued operations:
Loss from operations	(0.10)	(0.02)	(0.49)	(0.14)
Loss on divestiture of operations	(0.04)	(0.20)	(1.24)	(0.11)
Loss from discontinued operations	(0.14)	(0.22)	(1.73)	(0.25)
Net income (loss)	0.06	0.03	(2.04)	(1.27)
Shares used in computing earnings (loss) per common share:
Basic	52,062	52,265	52,323	52,344
Diluted	52,083	52,284	52,323	52,344
Market prices:
High	11.74	14.49	16.63	20.51
Low	10.21	9.75	12.50	13.13

(a)	See accompanying discussion of certain quarterly items.

KINDRED HEALTHCARE, INC.

QUARTERLY CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED) (Continued)

(In thousands, except per share amounts)

	2012 (a)
	First	Second	Third	Fourth
Revenues	$1,237,475	$1,200,632	$1,198,023	$1,220,012
Net income (loss):
Income (loss) from continuing operations	17,128	11,006	8,836	(82,453)
Discontinued operations, net of income taxes:
Income from operations	2,684	4,613	1,051	2,556
Loss on divestiture of operations	(1,170)	(356)	(2,280)	(939)
Income (loss) from discontinued operations	1,514	4,257	(1,229)	1,617
Net income (loss)	18,642	15,263	7,607	(80,836)
(Earnings) loss attributable to noncontrolling interests:
Continuing operations	(509)	171	(121)	(923)
Discontinued operations	58	68	80	133
	(451)	239	(41)	(790)
Income (loss) attributable to Kindred	18,191	15,502	7,566	(81,626)
Earnings (loss) per common share:
Basic:
Income (loss) from continuing operations	0.32	0.21	0.16	(1.61)
Discontinued operations:
Income from operations	0.05	0.09	0.02	0.05
Loss on divestiture of operations	(0.02)	(0.01)	(0.04)	(0.02)
Income (loss) from discontinued operations	0.03	0.08	(0.02)	0.03
Net income (loss)	0.35	0.29	0.14	(1.58)
Diluted:
Income (loss) from continuing operations	0.32	0.21	0.16	(1.61)
Discontinued operations:
Income from operations	0.05	0.09	0.02	0.05
Loss on divestiture of operations	(0.02)	(0.01)	(0.04)	(0.02)
Income (loss) from discontinued operations	0.03	0.08	(0.02)	0.03
Net income (loss)	0.35	0.29	0.14	(1.58)
Shares used in computing earnings (loss) per common share:
Basic	51,603	51,664	51,676	51,692
Diluted	51,638	51,675	51,709	51,692
Market prices:
High	13.62	10.87	12.76	12.13
Low	8.63	7.60	8.80	9.68

(a)	See accompanying discussion of certain quarterly items.

KINDRED HEALTHCARE, INC.

QUARTERLY CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED) (Continued)

SIGNIFICANT QUARTERLY ADJUSTMENTS

The following is a description of significant quarterly adjustments recorded during 2013 and 2012:

Fourth quarter 2013

Operating results for the fourth quarter of 2013 included pretax charges related to costs incurred in connection with the closing of a TC hospital of $0.5 million, a litigation charge of $7.0 million, severance and retirement costs of $3.7 million, transaction-related costs of $0.4 million and an impairment charge of $76.1 million.

Third quarter 2013

Operating results for the third quarter of 2013 included pretax charges related to costs incurred in connection with the closing of a TC hospital of $5.5 million, litigation charges of $23.8 million, severance and retirement costs of $1.9 million, $0.5 million of costs associated with closing a home health location, $0.6 million of fees and charges associated with the modification of certain of the Company’s senior debt and transaction-related costs of $0.6 million.

Second quarter 2013

Operating results for the second quarter of 2013 included pretax charges related to charges associated with the modification of certain of the Company’s senior debt of $1.4 million and transaction-related costs of $0.1 million.

First quarter 2013

Operating results for the first quarter of 2013 included pretax charges related to one-time bonus costs paid to employees who do not participate in the Company’s incentive compensation program of $19.8 million and transaction-related costs of $1.0 million.

Fourth quarter 2012

Operating results for the fourth quarter of 2012 included pretax charges related to employee severance costs of $3.4 million and contract cancellation costs of $0.9 million incurred in connection with restructuring activities, transaction-related costs of $0.6 million, a lease cancellation charge of $0.1 million and impairment charges of $107.9 million.

Third quarter 2012

Operating results for the third quarter of 2012 included pretax charges related to transaction-related costs of $0.5 million and a lease cancellation charge of $0.6 million.

Second quarter 2012

Operating results for the second quarter of 2012 included pretax charges related to employment-related lawsuits of $5.0 million, costs incurred in connection with the closing of two TC hospitals of $1.4 million, the cancellation of a sub-acute unit project of $0.9 million, transaction-related costs of $0.6 million and a lease cancellation charge of $0.9 million.

First quarter 2012

Operating results for the first quarter of 2012 included pretax charges related to costs incurred in connection with the closing of a regional office of $2.2 million and transaction-related costs of $0.5 million.

KINDRED HEALTHCARE, INC.

SCHEDULE II — VALUATION AND QUALIFYING ACCOUNTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

(In thousands)

		Additions
	Balance at beginning of period	Charged to costs and expenses	Other		Acquisitions	Deductions or payments	Balance at end of period
Allowance for loss on accounts receivable:
Year ended December 31, 2011	$13,584	$35,133	$–		$–	$(18,971)	$29,746
Year ended December 31, 2012	29,746	23,692	–		–	(29,479)	23,959
Year ended December 31, 2013	23,959	44,640	–		–	(27,574)	41,025
Allowance for deferred taxes:
Year ended December 31, 2011	$38,431	$–	$163	(a)	$112	$(75)	$38,631
Year ended December 31, 2012	38,631	–	7,352	(a)	3,031	(37)	48,977
Year ended December 31, 2013	48,977	–	379	(a)	872	(485)	49,743

(a)

The Company identified deferred income tax assets for state income tax NOLs of $56.7 million, $52.7 million and $42.1 million at December 31, 2013, December 31, 2012 and December 31, 2011, respectively, and a corresponding deferred income tax valuation allowance of $49.5 million, $48.4 million and $38.0 million at December 31, 2013, December 31, 2012 and December 31, 2011, respectively, after determining that a portion of these state net deferred income tax assets were not realizable. The Company identified deferred income tax assets for federal income tax NOLs of $25.5 million at December 31, 2013 and a corresponding deferred income tax valuation allowance of $0.2 million at December 31, 2013 after determining that a portion of these federal net deferred income tax assets were not realizable.